UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM SB-2

Registration Statement under the Securities Act of 1933

BULLION RIVER GOLD CORP.
(Name of small business issuer in its charter)
Nevada	1041	98-0377992
(State or jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)
3500 Lakeside Court, Suite 200, Reno, Nevada, 89509 (775) 324-4881
(Address and telephone number of principal executive offices)
3500 Lakeside Court, Suite 200, Reno, Nevada, 89509 (775) 324-4881
(Name, address and telephone number of agent for service)

Approximate date of proposed sale to the public: As soon as practicable after the effective date of this Registration Statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of1933 check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [  ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. [  ]

Securities To Be Registered (1)	Amount To Be Registered	Offering Price Per Share (2)	Aggregate Offering Price	Registration Fee
Common shares issued in New Private Offering to be offered by selling stockholders	18,207,000	$0.50	$9,103,500	$974.07
Common shares issued in New Private Offering to be offered by selling stockholders	2,689,005	$0.75	$2,016,754	$215.79
Common shares issuable upon the exercise of the Warrants granted in New Private Offering (3)	19,403,303	$0.75	$14,552,477	$1,557.12
Common shares issuable upon the exercise of the Warrants granted in New Private Offering (4)	2,775,005	$1.00	$2,775,005	$296.93
Common shares issued pursuant to terms of Prior Private Offering to be offered by selling stockholders
Common "Ratchet" shares issuable pursuant to terms of Prior Private Offering (Reg D) to be offered by selling stockholders	1,717,293	$0.50	$858,647	$91.87
Common "Ratchet" shares issuable pursuant to terms of Prior Private Offering (Reg S) to be offered by selling stockholders	207,334	$0.50	$103,667	$11.09
Common shares issued in consideration for services rendered by certain service providers	467,386	$0.50	$233,693	$25.00
Common shares issued in consideration for services rendered by certain service providers	100,000	$0.75	$75,000	$8.03
Common shares issuable upon the exercise of Class B2 Ratchet Warrants granted pursuant to terms of Prior Private Offering per Reg D	3,603,356	$0.50	$1,801,678	$192.78
Common shares issuable upon exercise of the Class B2 Ratchet Warrants granted pursuant to terms of oral agreements	138,222	$0.75	$103,667	$11.09
TOTAL	49,307,904			$3,383.77

(1)  In addition to the shares set forth in the table above, this Registration Statement also covers such indeterminate number of additional shares as may be held or acquired upon exercise of the Warrants or Class B Ratchet Warrants as a result of any future stock splits, stock dividends, anti-dilution adjustments, or similar transactions covered by Rue 416, promulgated under the Securities Act of 1933.

(2) Estimated solely for purposes of calculating the registration fee under Rule 457(c) of the Securities Act of 1933.

(3) Includes 1,086,303 Warrants granted as compensation to finders in the New Private Offering.

(4) Includes 86,000 Warrants granted as compensation to finders in the New Private Offering.

The Registrant amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant will file a further amendment that specifically states that this Registration Statement will thereafter become effective in accordance with Section 8(a) of the Securities Act or until this Registration Statement will become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

PROSPECTUS - SUBJECT TO COMPLETION

The information in this prospectus is not complete and may be amended or supplemented from time to time to update the disclosures set forth in this prospectus. The selling security holders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities in any state where the offer or sale is not permitted.

Bullion River Gold Corp.
49,307,904 common shares

Bullion River’s common shares are traded on the OTC Bulletin Board under the symbol “BLRV”. On July 27, 2006, the closing price of Bullion River’s common shares was $0.84.

In this offering (the “Offering”), Bullion River is registering for resale by the selling stockholders listed in this prospectus 49,307,904 shares of its Common Stock, including:

(1)  20,896,005 shares of its Common Stock issued in the New Private Offering,

(2)  22,178,308 issuable upon exercise of its outstanding Warrants granted in the New Private Offering (including 1,172,303 Warrants granted as compensation to finders and 110,000 granted for services rendered in the New Private Offering),

(3)  1,924,627 shares of its Common Stock issued pursuant to the terms of the Prior Private Offering (1,717,293 shares related to Reg D filings and 207,334 shares related to Reg S filing),

(4)  567,386 shares of its Common Stock issued in consideration for services rendered by certain service providers,

(5)  3,603,356 shares of its Common Stock issuable upon exercise of outstanding Class B2 Ratchet Warrants granted pursuant to the terms of the Prior Private Offering,

(6)  138,222 shares of its Common Stock issuable upon exercise of outstanding Class B2 Ratchet Warrants granted pursuant to oral agreements.

Bullion River will not receive any proceeds from the resale of the common shares by the selling stockholders. However, Bullion River will pay for the expenses of the registration of the warrants and the selling stockholders’ offering.

A purchase of Bullion River’s common stock is highly speculative and investors should not purchase common shares of Bullion River’s common stock unless they can afford to lose their entire investment. Investing in Bullion River’s common stock involves risks. See “Risk Factors” starting on page 5 for factors to be considered before investing in Bullion River’s common shares of capital stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. It is illegal to tell you otherwise.

The date of this prospectus is July 28, 2006.

SUMMARY OF OFFERING

Please read this prospectus carefully. It generally describes our business, financial condition and results of operations and the securities that are being offered by the selling security holders named in this prospectus. We have prepared this prospectus so that you will have the information necessary to make an informed investment decision.

You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with information different from that contained in this prospectus. You must not rely on any unauthorized information or representation. The selling security holders are offering to sell shares of our common stock and seeking offers to buy shares of our common stock only under circumstances and in jurisdictions where offers and sales are permitted. The information contained in this prospectus is accurate only as of the date on the front of the document, regardless of the time the prospectus is delivered or any common stock is sold.

This summary highlights some information from this prospectus, and it may not contain all of the information that is important to you. You should read the following summary together with the more detailed information regarding our company and the common stock being sold in this offering, including “Risk Factors” and our financial statements and related notes, included elsewhere in this prospectus. Unless the context otherwise requires, the terms “Bullion River”, "Company," "we," "us" and “our” refer to the registrant, Bullion River Gold Corp. and our wholly-owned subsidiaries.

Bullion River’s business

Bullion River is a mineral exploration company that conducts gold and silver mineral exploration on its properties in the western United States. Bullion River is a Nevada company that operates through its wholly-owned subsidiaries, Antone Canyon Mining Corp., Cimarron Mining Corp., Corcoran Canyon Mining Corp., North Fork Mining Corp., French Gulch (Nevada) Mining Corp., and Wenban Spring Mining Corp. (the “Subsidiaries”).

Bullion River operates from its principal executive office at 3500 Lakeside Court, Suite 200, Reno, Nevada 89509. Bullion River’s telephone number is 775-324-4881. Bullion River’s registered statutory office is located at 50 West Liberty Street, Suite 880, Reno, Nevada 89501. Bullion River’s fiscal year end is December 31.

The Offering

Between October 2005 and July 2006, Bullion River sold to the selling stockholders an aggregate of 20,896,005 common shares and granted warrants (“Warrants”) to purchase 22,178,308 common shares in a private offering (“New Private Offering”) exempt from the registration requirements of the Securities Act of 1933 pursuant Regulations D and S thereunder. The Warrants total includes 1,172,303 Warrants granted as compensation to finders in the New Private Offering and 110,000 Warrants granted for services provided.

Between March 2004 and May 2005, Bullion River also engaged in a private offering (“Prior Private Offering”) pursuant, which it agreed to issue to each purchaser in the Prior Private Offering additional shares of its Common Stock if in connection with a future financing the company issued any shares of its Common Stock at a lower purchase price than that used in the Prior Private Offering. As a result of such contractual obligation, Bullion River issued to the selling stockholders an aggregate of 1,924,627 additional shares of its Common Stock.

In January and May 2006, Bullion River entered into several service agreements pursuant to which it agreed to issue an aggregate of 567,386 common shares as partial consideration for services rendered.

Pursuant to the terms of the warrants (“Class B2 Warrants”) granted to purchasers in the Prior Private Offering, Bullion River agreed to grant to such purchasers additional warrants and lower the warrant exercise price if in connection with a future financing the company issued any shares of its Common Stock at a purchase price lower than the exercise price for the Class B2 Warrants. In light of the purchase price used in the New Private Offering, the company granted to the subject purchasers warrants to acquire 3,603,356 additional shares of its common stock.

Pursuant to the terms of an oral agreement between the company and certain purchasers in the Prior Private Offering, Bullion River agreed to grant such purchasers additional warrants and lower the warrant exercise price if in connection with a future financing the company granted any warrants with an exercise price lower than the exercise price for the Class B2 Warrants. In light of the exercise price for the Warrants in the New Private Offering, the company granted to the subject purchasers warrants to acquire 138,222 additional shares of its common stock. The additional warrants granted to purchasers in the Prior Private Offering as described in this and the immediately preceding paragraph are collectively referred to herein as “Class B2 Ratchet Warrants”.

In connection with these issuances of common shares and warrants described above, Bullion River agreed to register for resale by the selling stockholders in this Offering 49,307,904 shares of its Common Stock, including:

•	20,896,005 shares of its Common Stock issued in the New Private Offering,

•
22,178,308 issuable upon exercise of its outstanding Warrants granted in the New Private Offering (including 1,172,303 Warrants granted as compensation to finders in the New Private Offering amd 110,000 Warrants granted as compensation for services provided),

•	1,924,627 shares of its Common Stock issued pursuant to the terms of the Prior Private Offering (1,717,293 shares related to Reg D filings and 207,334 shares related to Reg S filing),

•	567,386 shares of its Common Stock issued in consideration for services rendered by certain service providers,

•	3,603,356 shares of its Common Stock issuable upon exercise of outstanding Class B2 Ratchet Warrants granted pursuant to the terms of the Prior Private Offering,

•	138,222 shares of its Common Stock issuable upon exercise of outstanding Class B2 Ratchet Warrants granted pursuant to oral agreements.

This prospectus relates to the Offering by the selling stockholders of those shares. The following is a summary of this Offering:

Securities being offered by the selling stockholders
20,896,005 shares of its Common Stock issued in the New Private Offering.

22,178,308 issuable upon exercise of its outstanding Warrants granted in the New Private Offering (including 1,172,303 Warrants granted as compensation to finders in the New Private Offering and 110,000 Warrants granted as compensation for services rendered).

1,924,627 shares of its Common Stock issued pursuant to the terms of the Prior Private Offering.

567,386 shares of its Common Stock issued in consideration for services rendered by certain service providers.

3,603,356 shares of its Common Stock issuable upon exercise of outstanding Class B2 Ratchet Warrants granted pursuant to the terms of the Prior Private Offering.

138,222 shares of its Common Stock issuable upon exercise of outstanding Class B2 Ratchet Warrants granted pursuant to oral agreements.

Number of shares outstanding before the Offering	57,753,549 common shares.
Number of shares outstanding after the Offering	90,600,411common shares assuming all outstanding Warrants and Class B2 Ratchet Warrants are exercised.
Net Proceeds to Bullion River	None

Selected Financial Data

The following financial information summarizes the more complete historical financial information provided in this registration statement.

	March 31, 2006	December 31, 2005
Balance Sheet	Unaudited	Audited

Total Assets	$2,808,500	$1,509,913
Total Liabilities	$937,912	$788,389
Stockholders' Equity/ (Deficit)	$1,870,588	$721,524

Income Statement

Revenue	$-	$-
Total Operating Expense	$2,224,940	$5,357,283
Net Loss	$(2,226,244)	$(5,420,051)

Where You Can Find More Information

For more information on the Company or any information contained in this prospectus, please contact:

Chief Financial Officer
Bullion River Gold Corp.
1325 Airmotive Way, Suite 325
Reno, Nevada 89502
(775) 324-4881

This prospectus is part of a registration statement on Form SB-2, as amended, we filed with the Securities and Exchange Commission. You should rely only on the information provided in this prospectus and the registration statement. You should not assume that the information in this prospectus is accurate as of any date other than the date on the front of this document.

RISK FACTORS

Any investment in our common stock involves a high degree of risk. You should carefully consider the risks described below and all of the information contained in this prospectus before deciding whether to purchase our common stock. Our business, financial condition or results of operations could be materially adversely affected by these risks if any of them actually occur. The trading price of our common stock could decline due to any of these risks, and you may lose all or part of your investment. Some of these factors have affected our financial condition and operating results in the past or are currently affecting us. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and elsewhere in this prospectus. With respect to this discussion, the terms “Bullion River,”  “Company”, "we," "us," and "our" refer to the registrant, Bullion River Gold Corp., and our wholly-owned subsidiaries.

Please consider the following risk factors before deciding to invest in Bullion River’s common shares.

Risks associated with Bullion River’s business and properties:

1.	Bullion River lacks an operating history and has losses that it expects will continue into the future. If the losses continue Bullion River will have to suspend operations or cease operations.

Bullion River has no operating history upon which an evaluation of its future success or failure can be made. Bullion River has incurred significant operating losses since inception and has limited financial resources to support it until such time that it is able to generate positive cash flow from operations. Bullion River has no revenue. The net loss since inception through December 31, 2005, increased by $8,530,799. For the 3 month period ended March 31, 2006, total expenses increased by $2,226,244. See “Management Discussion and Analysis” below for more details.

Bullion River’s ability to achieve and maintain profitability and positive cash flow is dependent upon its ability to (1) locate a profitable mineral property, (2) generate revenues from its planned business operations, and (3) reduce exploration costs. Based upon current plans, Bullion River expects to incur operating losses in future periods. This will happen because there are expenses associated with the research and exploration of its mineral properties. Bullion River cannot guarantee that it will be successful in generating revenues in the future. Failure to generate revenues may cause Bullion River to suspend or cease operations.

2.
Bullion River auditors have issued a going concern opinion and if its officers and directors will not loan any money to Bullion River, it may not be able to achieve its objectives and may have to suspend or cease operation.

Bullion River’s auditors have issued a going concern opinion. This means that the auditor believes there is uncertainty that Bullion River can continue as an ongoing business for the next 12 months. If Bullion River’s officers and directors are unwilling to loan or advance any additional capital, or the company is unable to obtain additional debt or equity funding, Bullion River may have to suspend or cease operations.

3.
Bullion River has no known ore reserves and cannot guarantee that it will find any ore reserves, or if Bullion River finds any ore reserves, that production would be profitable. If no ore reserves are found, Bullion River may have to cease operations.

All of Bullion River’s mineral claims are in the exploration stage and none of the mineral claims have any known ore reserves or generate any cash flow. Bullion River cannot guarantee it will ever find any ore reserves, cannot guarantee that it will be able to recover any gold or silver for an ore reserve, or generate any cash flow from that ore reserve. Even if Bullion River recovers gold or silver, it cannot guaranty that it will make a profit. If Bullion River cannot find gold or silver, or it is not economical to recover the gold or silver, Bullion River will have to cease operations.

We have drilled and identified mineralized material at the French Gulch property and will test this material with mining methods and decide if and when we will go into production.

4.	Bullion River does not have sufficient funds to complete each of the Subsidiary’s proposed mineral exploration programs and as a result may have to suspend operations.

Bullion River’s mineral exploration programs are limited and restricted by the amount of working capital that Bullion River has and is able to raise from financings. Bullion River does not have sufficient funds to complete each of the Subsidiary’s proposed mineral exploration programs. As a result, the particular Subsidiary may have to suspend or cease its operations on those particular mineral claims. Bullion River’s current operating funds are less than necessary to complete proposed mineral exploration programs of each of the Subsidiaries, and therefore Bullion River will need to obtain additional financing in order to complete each of the proposed mineral exploration programs. As of March 31, 2006, Bullion River had cash in the amount of $701,091. Bullion River currently has no income producing operations. Bullion River’s exploration programs call for significant expenses in connection with the exploration of the respective mineral claims. Bullion River is planning on using approximately $2.0 million in cash from April through June 2006, to proceed with the bulk sample and test mining at French Gulch, decline rehabilitation efforts at North Fork, maintenance of the Nevada properties, and ongoing administrative expenses.

Bullion River will also require additional financing if the costs of the proposed exploration programs are greater than anticipated. Bullion River will require additional financing to sustain its business operations if Bullion River is not successful in earning revenues after test mining in June through August of 2006, once exploration is complete. Bullion River can provide no assurance to investors that Bullion River will be able to find additional financing if required. Obtaining additional financing would be subject to a number of factors, including the market prices for gold and silver, investor acceptance of Bullion River’s mineral claims, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to Bullion River. The most likely source of future funds presently available to Bullion River is through the sale of equity capital. Any sale of share capital will result in dilution to existing shareholders. The only other anticipated alternatives for the financing of further exploration would be the offering by Bullion River of an interest in the mineral claims to be earned by another party or parties carrying out further exploration thereof, which is not presently contemplated, private loans, or bonds.

5.
If Bullion River and its Subsidiaries do not complete the required exploration expenditures and make the required option payments mandated in the various option agreements, Bullion River will lose its interest in the mineral claims and Bullion River’s business may fail.

Bullion River and it Subsidiaries are obligated to incur a minimum amount of exploration expenditures on certain mineral claims in accordance with the various option agreements that the Subsidiaries are party to in order to maintain the option agreements in good standing and to be able to exercise the option and obtain a 100% interest in the mineral claims. Bullion River’s existing cash reserves are insufficient to enable it to incur the minimum amount of exploration expenditures required. Bullion River will require substantial working capital to fund the continued exploration of the mineral claims and to exercise the various options. If Bullion River does not incur the exploration expenditures required by the option agreements, Bullion River will forfeit its interest in those respective mineral claims. Bullion River has not raised the required additional financing and cannot provide any assurance to investors that the additional financing will be available to it on acceptable terms, or at all, to incur exploration expenditures, to make option payments, to continue operations, to fund new business opportunities or to execute its business plan. If Bullion River loses its interest in the optioned mineral claims, then there is a substantial risk that its business will fail.

6.
Rain and snow may make access to certain mineral claims impossible during the year. This will delay Bullion River’s proposed mineral exploration programs, which could prevent Bullion River from generating revenues.

Bullion River’s proposed exploration programs on certain mineral claims can only be performed approximately seven to nine months out of the year. This is because rain and snow cause roads leading to these mineral claims to be impassable during three to five months of the year. When roads are impassible, Bullion River is unable to continue with its mineral exploration programs on these mineral claims and, as a consequence, unable to generate revenues.

7.	Bullion River may not have access to all of the supplies and materials it needs for exploration, which could cause Bullion River to delay or suspend its operations.

Competitive demand for contractor services and unforeseen shortages of supplies and / or equipment could result in disruption of planned exploration activities.  Current demand for exploration drilling services is robust and may result in suitable equipment and trained manpower being unavailable at scheduled times in Bullion River Gold's exploration schedule.  Bullion River will attempt to locate products, equipment and materials after sufficient funds have been raised. If Bullion River cannot find the products and equipment it needs for the various mineral exploration programs, Bullion River will have to suspend its mineral exploration programs until Bullion River can find the products and equipment it needs.

Risks associated with Bullion River’s industry.

8.	Because of the speculative nature of exploration of mineral properties, there is a substantial risk that Bullion River’s business will fail.

The search for valuable minerals as a business is an extremely high risk enterprise. Bullion River cannot provide investors with any assurance that the mineral claims that it has optioned contain commercially exploitable reserves of gold or silver. Exploration for minerals is a speculative venture necessarily involving substantial risk. The expenditures to be made by Bullion River in the exploration of the optioned mineral claims may not result in the discovery of commercial quantities of minerals. Problems such as unusual or unexpected formations and other conditions are involved in mineral exploration and often result in unsuccessful exploration efforts. In such a case, Bullion River would be unable to complete its business plan.

9.
The gold and silver markets are volatile markets that have a direct impact on Bullion River’s revenues and profits and the market conditions will effect whether Bullion River will be able to continue its operations.

The current price of an ounce of gold is approximately $641 and the current price of an ounce of silver is approximately $11.48. In order to maintain operations, Bullion River will have to sell its gold and silver for more than it costs to mine it. The lower the price the more difficult it is to do this. While the current prices are favorable, if Bullion River cannot make a profit it will have to cease operations until the price of gold increases or cease operations all together. Because the cost to mine the gold is fixed, the lower the market price of gold, the greater the chance that Bullion River’s operation will not be profitable and that Bullion River will have to cease operations.

In recent decades, there have been periods of both worldwide overproduction and underproduction of certain mineral resources. Such conditions have resulted in periods of excess supply of, and reduced demand for these minerals on a worldwide basis and on a domestic basis. These periods have been followed by periods of short supply of, and increased demand for these mineral products. The excess or short supply of mineral products has placed pressures on prices and has resulted in dramatic price fluctuations even during relatively short periods of seasonal market demand.

The mining exploration and development industry may be sensitive to any general downturn in the overall economy or currencies of the countries to which the product is produced or marketed. Substantial adverse or ongoing economic, currency, government or political conditions in various world markets may have a negative impact on Bullion River’s ability to operate profitably.

10.	Because of the inherent dangers involved in mineral exploration, there is a risk that Bullion River may incur liability or damages as Bullion River conducts its business.

The search for valuable minerals involves numerous hazards. As a result, Bullion River may become subject to liability for such hazards, including pollution, cave-ins and other hazards against which Bullion River cannot insure or against which Bullion River may elect not to insure. The payment of such liabilities may have a material adverse effect on Bullion River’s financial position.

11.	Bullion River faces significant competition in the mineral exploration industry.

Bullion River competes with other mining and exploration companies possessing greater financial resources and technical facilities than Bullion River in connection with the acquisition of mineral exploration claims and leases on gold and other precious metals prospects and in connection with the recruitment and retention of qualified personnel. There is significant competition for the limited number of gold or silver acquisition opportunities and, as a result, Bullion River may be unable to acquire an interest in attractive gold and silver mineral exploration properties on terms it considers acceptable on a continuing basis.

12.	Government regulation or any change in such regulation may adversely affect Bullion River’s business.

There are several governmental regulations that materially restrict the use of minerals. Under the applicable legislation and regulations, to engage in certain types of exploration will require work permits, the posting of bonds, and the performance of remediation work for any physical disturbance to the mineral claims. Also, to operate a working mine, the regulatory bodies that govern may require an environmental review process.

In addition, the legal and regulatory environment that pertains to the exploration of minerals is uncertain and may change. Uncertainty and new regulations could increase Bullion River’s costs of doing business and prevent Bullion River from exploring for mineral deposits. The growth of demand for minerals may also be significantly slowed. This could delay growth in potential demand for and limit Bullion River’s ability to generate revenues. In addition to new laws and regulations being adopted, existing laws may be applied to mining or mineral exploration that have not yet been applied. These new laws may increase Bullion River’s cost of doing business with the result that its financial condition and operating results may be harmed.

13.	Bullion River’s business and operating results will be harmed if it is unable to manage growth in its business.

Bullion River’s business may experience periods of rapid growth that will place significant demands on Bullion River’s managerial, operational and financial resources. In order to manage this possible growth, Bullion River must continue to improve and expand its management, operational and financial systems and controls, including quality control and delivery capabilities. Bullion River will also need to continue to expand, train and manage its employee base. Bullion River must carefully manage mineral exploration capabilities and production and inventory levels to meet product demand. Bullion River cannot assure that it will be able to timely and effectively meet that demand and maintain the quality standards required by its existing and potential clients.

In addition, inaccuracies in Bullion River’s demand forecasts, or failure of the systems used to develop the forecasts, could quickly result in both insufficient or excessive inventories and disproportionate overhead expenses. If Bullion River ineffectively manages its growth or is unsuccessful in recruiting and retaining personnel, its business and operating results will be harmed.

Risks associated with Bullion River and its Subsidiaries.

14.	Bullion River’s stock price is volatile.

The stock markets in general and the stock prices of mineral exploration companies in particular, have experienced extreme volatility that often has been unrelated to the operating performance of any specific public company. The market price of Bullion River’s common shares has fluctuated in the past and is likely to fluctuate in the future as well, especially if Bullion River’s common shares continue to be thinly traded. Factors that may have a significant impact on the market price of Bullion River’s common shares include:

a. actual or anticipated variations in Bullion River’s results of operations;
b. Bullion River’s ability or inability to generate new revenues;
c. increased competition;
d. government regulations, including mineral exploration and environmental regulations;
e. conditions and trends in the mineral exploration industry;
f. proprietary rights;
g. rumors or allegations regarding Bullion River’s financial disclosures or practices; or
h. the volatility of the gold and silver markets.

Bullion River’s stock price may be impacted by factors that are unrelated or disproportionate to its operating performance. These market fluctuations, as well as general economic, political and market conditions, such as recessions, interest rates or international currency fluctuations may adversely affect the market price of Bullion River’s common stock.

15.
A small number of Bullion River’s stockholders own a substantial amount of Bullion River’s common shares, and if such stockholders were to sell those shares in the public market within a short period of time, the price of Bullion River’s common shares could drop significantly.

Because a small number of Bullion River’s stockholders own a substantial amount of Bullion River’s common shares, those shareholders will be able to significantly decide who will be directors and any other stockholders may not be able to elect any directors. Also, sales of a large number of shares of Bullion River’s common shares or even the availability of a substantial number of common shares for sale could have the effect of reducing the price per share of Bullion River’s common shares, especially if the common shares continue to be thinly traded.

16.	Bullion River may not be able to attract and retain qualified personnel necessary for the implementation of its business strategy and mineral exploration programs.

Bullion River’s future success depends largely upon the continued service of its board members, executive officers and other key personnel. Bullion River’s success also depends on its ability to continue to attract, retain and motivate qualified personnel. Key personnel represent a significant asset, and the competition for these personnel is intense in the mineral exploration industry.

Bullion River may have particular difficulty attracting and retaining key personnel in initial phases of its mineral exploration programs. Bullion River does not maintain key person life insurance on any of its personnel. The loss of one or more of its key employees or its inability to attract, retain and motivate qualified personnel could negatively impact Bullion River’s ability to complete its mineral exploration programs.

17.
Bullion River’s officers and directors may have conflicts of interest in that they are officers and directors of other mining companies that will prevent them from devoting full-time to our operations, which may affect Bullion River’s operations.

Peter M. Kuhn may have a conflict of interest in that he is an officer and director of other mining companies; however, at this time they are inactive with no operations.

18.	Bullion River does not expect to pay dividends in the foreseeable future.

Bullion River has never paid cash dividends on its common shares and has no plans to do so in the foreseeable future. Bullion River intends to retain earnings, if any, to develop and expand its business.

19.	“Penny Stock” rules may make buying or selling Bullion River’s common shares difficult, and severely limit their market and liquidity.

Trading in Bullion River’s common shares is subject to certain regulations adopted by the SEC commonly known as the “penny stock” rules. Bullion River’s common shares qualify as penny stocks and are covered by Section 15(g) of the Securities Exchange Act of 1934, which imposes additional sales practice requirements on broker/dealers who sell the common shares in the aftermarket. The “penny stock” rules govern how broker-dealers can deal with their clients and “penny stocks”. For sales of Bullion River’s common shares, the broker/dealer must make a special suitability determination and receive from you a written agreement prior to making a sale to you. The additional burdens imposed upon broker-dealers by the “penny stock” rules may discourage broker-dealers from effecting transactions in Bullion River’s common shares, which could severely limit their market price and liquidity of its common shares. This could prevent you from reselling your shares and may cause the price of the shares to decline. See “Penny Stock rules” on page 11 for more details.

USE OF PROCEEDS

Bullion River will not receive any proceeds from this offering. All proceeds will be received by selling stockholders. However, if all of the Warrants for which we are registering the underlying Shares are exercised, we will receive gross proceeds of $ 19,232,827.

DETERMINATION OF OFFERING PRICE

The selling stockholders are offering their securities for sale in this offering. No shares or warrants are being offered by Bullion River.

Bullion River’s common shares are quoted on the NASD OTC Bulletin Board under the symbol “BLRV” and has been quoted on the NASD OTC Bulletin Board since October 1, 2003 under its initial symbol “DYSI”. However, the first trade occurred in November 2003. The table below gives the high and low bid information for each fiscal quarter since Bullion River’s common shares have been quoted. The bid information was obtained from OTC Bulletin Board and reflects inter-dealer prices, without retail mark-up, mark-down or commission, and may not represent actual transactions.

High & Low Bids
Period ended	High	Low	Source
June 30, 2006	$1.04	$0.49	Yahoo Finance
March 31, 2006	$0.70	$0.44	Yahoo Finance
December 31, 2005	$0.67	$0.41	Yahoo Finance
September 30, 2005	$0.86	$0.42	Yahoo Finance
June 30, 2005	$1.26	$0.75	Yahoo Finance
March 31, 2005	$1.42	$0.75	Yahoo Finance
December 31, 2004	$0.93	$0.89	OTC Bulletin Board
September 30, 2004	$0.84	$0.77	OTC Bulletin Board
June 30, 2004	$0.66	$0.60	OTC Bulletin Board
March 31, 2004	$1.73	$0.90	OTC Bulletin Board
December 31, 2003	$0.00	$0.00	Yahoo Finance

Bullion River will not participate in the resale of shares by selling stockholders.

Holders

As of July 25, 2006, Bullion River had 57,753,549 common shares issued and outstanding. Based on research into the indirect holdings registered in the names of depositories and financial institutions, Bullion River estimates that there are approximately 2,500 beneficial shareholders.

Dividends

Bullion River has never paid cash dividends on its capital stock. Bullion River currently intends to retain any profits it earns to finance the growth and development of its business. Bullion River does not anticipate paying any cash dividends in the foreseeable future

Selling Stockholders

The selling stockholders are offering 49,307,904 common shares of Bullion River for sale in this offering and Bullion River is registering those common shares in this registration for resale on behalf of the stockholders. The common shares offered for resale may be sold in a secondary offering by the selling stockholders by means of this registration statement.

Penny Stock Rules

Trading in Bullion River’s common shares is subject to the “penny stock” rules. The SEC has adopted regulations that generally define a penny stock to be any equity security that has a market price of less than $5.00 per share, subject to certain exceptions. These rules require that any broker-dealer who recommends Bullion River’s common shares to persons other than prior customers and accredited investors, must, prior to the sale, make a special written suitability determination for the purchaser and receive the purchaser’s written agreement to execute the transaction. Unless an exception is available, the regulations require the delivery, prior to any transaction involving a penny stock, of a disclosure schedule explaining the penny stock market and the risks associated with trading in the penny stock market. In addition, broker-dealers must disclose commissions payable to both the broker-dealer and the registered representative and current quotations for the securities they offer. The additional burdens imposed upon broker-dealers by such requirements may discourage broker-dealers from effecting transactions in Bullion River’s common shares, which could severely limit their market price and liquidity of Bullion River’s common shares.

The “penny stock” rules also impose additional sales practice requirements on broker/dealers who sell penny stock. These rules require a one page summary of certain essential items. The items include the risk of investing in penny stocks in both public offerings and secondary marketing; terms important to in understanding of the function of the penny stock market, such as “bid” and “offer” quotes, a dealers “spread” and broker/dealer compensation; the broker/dealer compensation, the broker/dealers duties to its customers, including the disclosures required by any other penny stock disclosure rules; the customers rights and remedies in causes of fraud in penny stock transactions; and, the NASD’s toll free telephone number and the central number of the North American Administrators Association, for information on the disciplinary history of broker/dealers and their associated persons.

PLAN OF DISTRIBUTION

The selling stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of the common shares registered pursuant to this registration statement on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These sales may be at fixed or negotiated prices. The selling stockholders may use any one or more of the following methods when selling shares:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales entered into after the date of this prospectus;

•	broker-dealers may agree with the selling stockholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell shares under Rule 144 under the Securities Act of 1933, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of shares, from the purchaser) in amounts to be negotiated. Each selling stockholder does not expect these commissions and discounts relating to its sales of shares to exceed what are customary in the types of transactions involved.

In connection with the sale of the Common Stock or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling stockholders may also sell shares of Common Stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed Bullion River that it does not have any agreement or understanding, directly or indirectly, with any person to distribute the Common Stock.

Selling stockholders, William Newbauer, Scott Hunter, Paul Haber, Edwin Barreto and Michael Coughlan are affiliates of registered broker dealers. Messrs. Newbauer, Hunter, Haber, Barreto and Coughlan have represented to Bullion River that they purchased the shares being registered in the ordinary course of business and that at the time of purchase they had no agreements or understandings, directly or indirectly, with any party to distribute the shares.

Bullion River is required to pay certain fees and expenses incurred by Bullion River incident to the registration of the shares. Bullion River has agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because selling stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. Each selling stockholder has advised us that they have not entered into any agreements, understandings or arrangements with any underwriter or broker-dealer regarding the sale of the resale shares. There is no underwriter or coordinating broker acting in connection with the proposed sale of the resale shares by the selling stockholders.

Bullion River agreed to keep this prospectus effective until the earlier of (i) the date on which the shares may be resold by the selling stockholders without registration and without regard to any volume limitations by reason of Rule 144(k) under the Securities Act or any other rule of similar effect or (ii) all of the shares have been sold pursuant to the prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale shares may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale shares may not simultaneously engage in market making activities with respect to our common stock for a period of two business days prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of shares of our common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale.

Section 15(g) of the Exchange Act

Bullion River’s common shares are covered by Section 15(g) of the Securities Exchange Act of 1934, and Rules 15g-1 through 15g-6 promulgated thereunder. These rules impose additional sales practice requirements on broker/dealers who sell Bullion River’s securities to persons other than established customers and accredited investors (generally institutions with assets in excess of $5,000,000 or individuals with net worth in excess of $1,000,000 or annual income exceeding $200,000 or $300,000 jointly with their spouses). While Section 15(g) and Rules 15g-1 through 15g-6 apply to broker/dealers, they do not apply to Bullion River.

Rule 15g-1 exempts a number of specific transactions from the scope of the penny stock rules.

Rule 15g-2 declares unlawful broker/dealer transactions in penny stocks unless the broker/dealer has first provided to the customer a standardized disclosure document.

Rule 15g-3 provides that it is unlawful for a broker/dealer to engage in a penny stock transaction unless the broker/dealer first discloses and subsequently confirms to the customer current quotation prices or similar market information concerning the penny stock in question.

Rule 15g-4 prohibits broker/dealers from completing penny stock transactions for a customer unless the broker/dealer first discloses to the customer the amount of compensation or other remuneration received as a result of the penny stock transaction.

Rule 15g-5 requires that a broker dealer executing a penny stock transaction, other than one exempt under Rule 15g-1, disclose to its customer, at the time of or prior to the transaction, information about the sales persons compensation.

Rule 15g-6 requires broker/dealers selling penny stocks to provide their customers with monthly account statements.

Again, the foregoing rules apply to broker/dealers. The rules do not apply to Bullion River in any manner whatsoever. The application of the penny stock rules may affect your ability to resell your shares.

Selling Stockholders holding Warrants

The following table sets forth the name of each selling stockholder holding Warrants, the number of Warrants owned by each warrant holder, and the expiry date of the Warrants. The selling stockholders may sell the common shares issuable upon exercise of the warrants pursuant to this prospectus.

Name of warrant holder	Number of Warrants owned	Expiry date
4P Management Partners (10)	50,000	3-Feb-08
Abundance Partners (8)	50,000	3-Feb-08
Abundance Partners LP (8)	110,000	3-Feb-08
AES Capital Partners (3)	150,000	3-Feb-08
Alan Grayson	400,000	3-Feb-08
Alfred Haber	180,000	3-Feb-08
Andreas Pliakas	100,000	3-Feb-08
Antonia Hochwimmer	27,000	3-Feb-08
Aroma Patent & Licensing (15)	410,000	3-Feb-08
Arvid Hinnen	50,000	3-Feb-08
AU Capital LP (5)	200,000	3-Feb-08
Beskivest Chart Ltd. (7)	200,000	3-Feb-08
Elton Participation Corp. (6)	5,600,000	3-Feb-08
Ernst Baer	80,000	3-Feb-08
Gabriele Stengel	50,000	3-Feb-08
General Research (12)	150,000	3-Feb-08
Global Business Partners (14)	200,000	3-Feb-08
Glynn Fisher	100,000	3-Feb-08
Hannah Hochwimmer	27,000	3-Feb-08
Scott Hunter	50,000	3-Feb-08
Heinz Hoefliger	27,000	3-Feb-08
Herbert Wyss	20,000	3-Feb-08
Joachim Lehnert	20,000	3-Feb-08
John Bradley Olding	100,000	3-Feb-08
Kerstin Schuerch-Rupp	55,000	3-Feb-08
Manfred Mauch	20,000	3-Feb-08
Marcus Bernold	115,000	3-Feb-08
Marjorie Gorelik	60,000	3-Feb-08
Martin Hitz	50,000	3-Feb-08
Oliver Bierhoff	100,000	3-Feb-08
Peter Bernold	10,000	3-Feb-08
Peter-Paul Stengel	350,000	3-Feb-08
PSH Management (9)	250,000	3-Feb-08
Roger Mulhaupt	764,000	3-Feb-08
Sandra Proshan	100,000	3-Feb-08
Silver Road Company (4)	300,000	3-Feb-08
Susanne Schoen	50,000	3-Feb-08
Swiss First (11)	300,000	3-Feb-08
Tomasz Wagner	20,000	3-Feb-08
Ulex Holdings S.A. (2)	480,000	3-Feb-08
Ursula Ulrich	50,000	3-Feb-08
Van Goethem & Partner AG (13)	500,000	3-Feb-08
Willy Huber	27,000	3-Feb-08
Wolfgang Dueselhenke	20,000	3-Feb-08

Alfred Haber	180,000	13-Mar-08
Paul Haber	1,000,000	13-Mar-08
Alfred Haber	90,000	20-Apr-08
Darryl Chen	100,000	20-Apr-08
Heinz Hoefliger	100,000	20-Apr-08
Elton Participation Corp. (6)	2,000,000	28-Apr-08
Jasmin Kolar-Hoefliger	15,000	1-May-08
Willy Huber	40,000	4-May-08
Susanne Schoen	100,000	5-May-08
Swiss First (11)	200,000	8-May-08
Arnd Kaltofen-Ehmann	15,000	10-May-08
Laguana Partners Ltd. (16)	20,000	10-May-08
Barbara Thurner	15,000	11-May-08
Gerd Weger	200,000	12-May-08
Angela Hochwimmer	50,000	19-May-08
4P Management Partners (10)	60,000	30-May-08
Karsten Behrens	25,000	30-May-08
Christopher Paterson	100,000	5-Jun-08
Engelbert Hormannsdorfer	40,000	5-Jun-08
Ingo Brehme	40,000	5-Jun-08
Rashid Ahmed	16,500	5-Jun-08
Shane Mortimer	8,500	5-Jun-08
Heinz Hoefliger	100,000	6-Jun-08
Lars Lindquist	20,000	9-Jun-08
Abundance Partners LP (8)	133,334	27-Jun-08
Andrew Williams	40,000	27-Jun-08
AU Capital LP (5)	100,000	27-Jun-08
David Geller	100,000	27-Jun-08
Dennis Shaya	133,334	27-Jun-08
DKR Soundshore Oasis Holding Fund Ltd. (17)	333,334	27-Jun-08
Goldberg Partners, LP (18)	133,334	27-Jun-08
Gordon Seto	33,334	27-Jun-08
Majorie L Gorelik	26,667	27-Jun-08
Washington Niagra Mining Partnership (20)	234,000	27-Jun-08
Robert Shaya	80,000	10-Jul-08
Roger Muelhaupt	140,000	10-Jul-08
Simon Vogel	40,000	10-Jul-08
David Bloom	53,333	10-Jul-08
Saul Kessler	66,667	10-Jul-08
Mordechai Vogel	40,000	10-Jul-08
Basu Biosciences, LP (19)	133,333	10-Jul-08
Rodney Towers	25,000	10-Jul-08
Alan Grayson	500,000	10-Jul-08
AS Capital (20)	26,667	10-Jul-08
Abundance Partners LP (8)	66,667	10-Jul-08
Aroma Patent & Licensing (15)	200,000	18-Jul-08
AMG Trust (21)	50,000	18-Jul-08
AES Capital Partners, LP (3)	66,667	19-Jul-08
4P Management Partners (10)	110,000	24-Jul-08
Randy Saluck	133,334	24-Jul-08
Alexander Dawson Foundation (1)	183,600	18-Oct-08
Conrad Hilton Foundation (1)	447,300	18-Oct-08
Dekko Foundation (1)	147,000	18-Oct-08
Hyde Park Foundry & Machine Pension (1)	22,200	18-Oct-08
Schlumberger Master Pension (1)	605,100	18-Oct-08
Southside Hospital (1)	94,800	18-Oct-08

TOTAL:	21,006,005

(1)	Walter Prendergast exercises voting and/or dispositive powers with respect to this selling stockholder.

(2)	Jaime Paz Rodriguez exercises voting and/or dispositive powers with respect to this selling stockholder.

(3)	Anthony Santelli exercises voting and/or dispositive powers with respect to this selling stockholder.

(4)	Vernon Salazar exercises voting and/or dispositive powers with respect to this selling stockholder.

(5)	Hans Kahn exercises voting and/or dispositive powers with respect to this selling stockholder.

(6)	Peter-Paul Stengel exercises voting and/or dispositive powers with respect to this selling stockholder.

(7)	S. McKenzie exercises voting and/or dispositive powers with respect to this selling stockholder.

(8)	Vladimir Efros exercises voting and/or dispositive powers with respect to this selling stockholder.

(9)	Paul Haber exercises voting and/or dispositive powers with respect to this selling stockholder.

(10)	Konrad Meyer exercises voting and/or dispositive powers with respect to this selling stockholder.

(11)	D. Donnelly, G. Fuhrmann and C. Balmelli exercise voting and/or dispositive powers with respect to this selling stockholder.

(12)	George Hochwimmer exercises voting and/or dispositive powers with respect to this selling stockholder.

(13)	Nicolas Rosmann and Danieal Carreiras exercises voting and/or dispositive powers with respect to this selling stockholder.

(14)	Heinz Hoefliger exercises voting and/or dispositive powers with respect to this selling stockholder.

(15)	Gerhard Ammann exercises voting and/or dispositive powers with respect to this selling stockholder.

(16)	Karsten Behrens exercises voting and/or dispositive powers with respect to this selling stockholder.

(17)	Seth Fisher exercises voting and/or dispositive powers with respect to this selling stockholder.

(18)	John Goldberg exercises voting and/or dispositive powers with respect to this selling stockholder.

(19)	Shekhar K. Basu exercises voting and/or dispositive powers with respect to this selling stockholder.

(20)	Thomas LaBarge exercises voting and/or dispositive powers with respect to this selling stockholder.

(21)	Alan Grayson exercises voting and/or dispositive powers with respect to this selling stockholder.

Selling Stockholders holding Warrants Granted as Finder’s Fee.

The following table sets forth the name of each selling stockholder holding Warrants, the number of Warrants owned by each warrant holder, and the expiry date of the Warrants. These Warrants were granted to each selling stockholder as a finder’s fee in connection with the New Private Offering. The selling stockholders may sell the common shares issuable upon exercise of the warrants pursuant to this prospectus.

Name of Warrant Holder	Number of Warrants owned	Expiry date
Axino AG (1)	131,400	January 23, 2008
Paul Haber	276,000	January 23, 2008
Think Capital LLC (2)	36,900	January 23, 2008
Aroma Patent & Licensing (3)	406,669	January 23, 2008
Tell Capital AG (4)	102,000	January 23, 2008
Aroma Patent & Licensing (3)	133,334	April 28, 2008
M&S Equities (5)	20,000	July 10, 2008
AMG Trust (6)	50,000	July 10, 2008
Brighton Capital LTD (7)	2,000	July 10, 2008
Axino AG (1)	7,000	July 10, 2008
Rene Schnell	7,000	July 10, 2008

Total	1,172,303

(1)	Wolfgang Seybold exercises voting and/or dispositive powers with respect to this selling stockholder.

(2)	Vladimir Efros exercises voting and/or dispositive powers with respect to this selling stockholder.

(3)	Gerhard Ammann exercises voting and/or dispositive powers with respect to this selling stockholder.

(4)	Ulrich (Ueli) Schuerch exercises voting and/or dispositive powers with respect to this selling stockholder.

(5)	Simon Vogel exercises voting and/or dispositive powers with respect to this selling stockholder.

(6)	Alan Grayson exercises voting and/or dispositive powers with respect to this selling stockholder.

(7)	Jeffrey Wolin exercises voting and/or dispositive powers with respect to this selling stockholder.

Selling Stockholders holding Class B2 Ratchet Warrants

The following table sets forth the name of each selling stockholder holding Class B2 Ratchet Warrants, the number of Class B2 Ratchet Warrants owned by each warrant holder, and the expiry date of the Class B2 Ratchet Warrants. The selling stockholders may sell the common shares issuable upon exercise of the Class B2 Ratchet Warrants pursuant to this prospectus.

	Number of Class B2 Ratchet
Name of warrant holder	Warrants owned	Expiry date
Heinz Hoefliger	9,000	16-Nov-07
vFinance Inc. (1)	30,487	16-Dec-07
vFinance Inc. (1)	12,005	16-Dec-07
vFinance Inc. (1)	10,250	16-Dec-07
vFinance Inc. (1)	6,885	16-Dec-07
vFinance Inc. (1)	3,045	16-Dec-07
vFinance Inc. (1)	795	16-Dec-07
Double U Master Fund L.P . (2)	133,333	30-Dec-07
Sibex Capital Fund Inc. (3)	140,000	30-Dec-07
Sibex Capital Fund Inc. (3)	228,000	30-Dec-07
Abundance Partners LP (4)	50,000	23-Jan-08
Derma Plus, Inc. (5)	21,780	14-Apr-08
Dunwoody Asset Mgmt. (6)	22,000	14-Apr-08
Derma Plus, Inc. . (5)	80,000	14-Apr-08
Derma Plus, Inc. . (5)	31,500	14-Apr-08
Kenneth Richer	66,600	2-May-08
Montaheno Investment LLC (7)	133,334	2-May-08
TCMP3 Partners (8)	133,334	29-Apr-08
Lyn Segal	20,000	29-Apr-08
AS Capital Partners (9)	66,667	29-Apr-08
Magnus Capital (10)	66,667	2-May-08
Crescent International (11)	300,000	2-May-08
Edwin Barretto	133,334	2-May-08
Caroline Gang Troob	20,000	29-Apr-08
Truk International Fund (12)	20,000	29-Apr-08
Larry Dipriest	50,000	29-Apr-08
Mordechai Vogel	66,667	29-Apr-08
Simon Vogel	66,667	29-Apr-08
Tower Paper Company (13)	66,667	29-Apr-08
Truk Opportunity Fund (12)	313,334	29-Apr-08
Alpha Capital AG (14)	333,334	2-May-08
Basso Private Opportunity Holding Fund (15)	61,334	29-Apr-08
Basso Multi-Strategy Holding Fund (15)	205,334	29-Apr-08
First Mirage, Inc. (16)	133,334	29-Apr-08
Puritan LLC (17)	133,334	29-Apr-08
Notzer Chesed	133,334	29-Apr-08
Arther Ackermann	66,667	2-May-08
Blumfield Investment (18)	133,334	5-May-08
Dupont Investment (19)	10,000	29-Apr-08
Wendy Ramsey	100,000	29-Apr-08
Antonia Hochwimmer	2,333	16-Nov-07
Hannah Hochwimmer	2,333	16-Nov-07
Susanne Schoen	8,333	16-Nov-07
Peter-Paul Stengel	11,167	16-Nov-07
Luitpold von Finck	11,167	16-Nov-07
4P Management Partners (20)	8,333	16-Nov-07
Ursula Ulrich	16,667	16-Nov-07
Antonia Hochwimmer	6,667	29-Apr-08
Hannah Hochwimmer	6,667	29-Apr-08
Scott Hunter	11,111	2-May-08
Beskivest Chart Ltd. (21)	44,444	2-May-08

TOTAL:	3,741,578

(1)	Vince Calicchia, Thomas Suppanz, Larry Gang, Jonathan Rich and Carmelo Troccoli exercise voting and/or dispositive powers with respect to this selling stockholder.

(2)	Isaac Winehouse and Aaron Bokchin exercise voting and/or dispositive powers with respect to this selling stockholder.

(3)	Alexey Mantsev exercises voting and/or dispositive powers with respect to this selling stockholder.

(4)	Valdimir Efros exercises voting and/or dispositive powers with respect to this selling stockholder.

(5)	Mike Draper exercises voting and/or dispositive powers with respect to this selling stockholder.

(6)	David Jenkins exercises voting and/or dispositve powers with respect to this selling stockholder.

(7)	Chip Bowlby exercises voting and/or dispositive powers with respect to this selling stockholder.

(8)	Steve Slawson exercises voting and/or dispositive powers with respect to this selling stockholder.

(9)	Michael Coughlan exercises voting and/or dispositive powers with respect to this selling stockholder.

(10)	Xinang Chen exercises voting and/or dispositive powers with respect to this selling stockholder.

(11)	Mel Craw exercises voting and/or dispositive powers with respect to this selling stockholder.

(12)	Stephen Salzstein exercises voting and/or dispositive powers with respect to this selling stockholder.

(13)	Simon Vogel exercises voting and/or dispositive powers with respect to this selling stockholder.

(14)	Konrad Ackerman exercises voting and/or dispositive powers with respect to this selling stockholder.

(15)	March Seidenberg exercises voting and/or dispositive powers with respect to this selling stockholder.

(16)	David A. Rapaport exercises voting and/or dispositive powers with respect to this selling stockholder.

(17)	Sol Groaa exercises voting and/or dispositive powers with respect to this selling stockholder.

(18)	Mosi Kraus exercises voting and/or dispositive powers with respect to this selling stockholder.

(19)	Wiliam Newbauer exercises voting and/or dispositive powers with respect to this selling stockholder.

(20)	Konrad Meyer exercises voting and/or dispositive powers with respect to this selling stockholder.

(21)	Shira MacKenzie exercises voting and/or dispositive powers with respect to this selling stockholder.

Selling Stockholders

The following table sets forth the name of each selling stockholder, the total number of common shares owned prior to the Offering, the percentage of common shares owned prior to the Offering, the number of common shares offered, and the percentage of common shares owned after the Offering, assuming the selling shareholders sells all of their common shares and none of the warrant holders exercise their warrants

	Total number of common shares owned prior to offering	Percentage of common shares owned prior to offering	Number of common shares being offered	Percentage of common shares after the offering (1)
Name of Selling Stockholder
4P Management Partners (12)	282,500	0.49%	232,500	0.40%
Abundance Partners LP (10)	510,001	0.88%	410,001	0.71%
Arthur dewitt Ackerman	100,001	0.17%	33,334	0.06%
AES Capital Partners (5)	216,667	0.38%	216,667	0.38%
Rashid Ahmed	16,500	0.03%	16,500	0.03%
Alexander Dawson Foundation (3)	183,600	0.32%	183,600	0.32%
Alpha Capital (27)	166,666	0.29%	166,666	0.29%
AMG Trust (38)	50,000	0.09%	50,000	0.09%
Aroma Patent & Licensing (17)	610,000	1.06%	610,000	1.06%
AS Capital Partners (22)	60,000	0.10%	60,000	0.10%
AU Capital LP (7)	300,000	0.52%	300,000	0.52%
Ernst Baer	80,000	0.14%	80,000	0.14%
Edwin Barretto	66,666	0.12%	66,666	0.12%
Basso Private Opportunity Fund (28)	30,666	0.05%	30,666	0.05%
Basso Multi-Strategy Holding Fund (28)	102,666	0.18%	102,666	0.18%
Basu Biosciences, LP (36)	133,333	0.23%	133,333	0.23%
Beskivest Chart Ltd. (9)	359,167	0.62%	266,667	0.46%
Marcus Bernold	115,000	0.20%	115,000	0.20%
Karsten Behrens	25,000	0.04%	25,000	0.04%
Peter Bernold	10,000	0.02%	10,000	0.02%
Oliver Bierhoff	100,000	0.17%	100,000	0.17%
Blumfield Investments (31)	66,666	0.12%	66,666	0.12%
David Bloom	53,333	0.09%	53,333	0.09%
Ingo Brehme	40,000	0.07%	40,000	0.07%
Notzer Chesed	66,666	0.12%	66,666	0.12%
Darryl Chen	100,000	0.17%	100,000	0.17%
Conrad Hilton Foundation (3)	447,300	0.77%	447,300	0.77%
Crescent International (24)	150,000	0.26%	150,000	0.26%
Dekko Foundation (3)	147,000	0.25%	147,000	0.25%
Larry Depriest	75,000	0.13%	25,000	0.04%
DKR Soundshore Oasis Holding Fund Ltd. (34)	333,334	0.58%	333,334	0.58%
Double U Master Fund, L.P.(18)	66,667	0.12%	66,667	0.12%
Wolfgang Duewelhenke	20,000	0.03%	20,000	0.03%
Dupont Investments (32)	15,000	0.03%	5,000	0.01%
Elton Participation Group (8)	7,600,000	13.16%	7,600,000	13.16%
Glynn Fisher	100,000	0.17%	100,000	0.17%
First Mirage (29)	66,666	0.12%	66,666	0.12%
General Research (14)	150,000	0.26%	150,000	0.26%
David Geller	100,000	0.17%	100,000	0.17%
Global Business Partners (16)	200,000	0.35%	200,000	0.35%
Marjorie L Gorelik	86,667	0.15%	86,667	0.15%
Goldberg Partners, LP (40)	133,334	0.23%	133,334	0.23%
Alan Grayson	900,000	1.56%	900,000	1.56%
Dan Graves	32,386	0.06%	32,386	0.06%
Alfred Haber	450,000	0.78%	450,000	0.78%
Hanneman Services (39)	75,000	0.13%	75,000	0.13%

Arvid Hinnen	50,000	0.09%	50,000	0.09%
Martin Hitz	50,000	0.09%	50,000	0.09%
Engelbert Hormannsdorfer	40,000	0.07%	40,000	0.07%
Angela Hochwimmer	50,000	0.09%	50,000	0.09%
Antonia Hochwimmer	67,500	0.12%	40,500	0.07%
Heinz Hoefliger	267,500	0.46%	240,500	0.42%
Jasmin Kolar-Hoefliger	15,000	0.03%	15,000	0.03%
Hannah Hochwimmer	67,500	0.12%	40,500	0.07%
Scott Hunter	66,667	0.12%	66,667	0.12%
Willy Huber	94,000	0.16%	67,000	0.12%
Hyde Park Foundry & Machine Pension (3)	22,200	0.04%	22,200	0.04%
Saul Kessler	66,667	0.12%	66,667	0.12%
Arnd Kaltofen-Ehmann	15,000	0.03%	15,000	0.03%
Laguana Partners Ltd. (33)	20,000	0.03%	20,000	0.03%
Joachim Lehnert	20,000	0.03%	20,000	0.03%
Lars Lindquist	20,000	0.03%	20,000	0.03%
Manfred Mauch	20,000	0.03%	20,000	0.03%
Magnus Capital (23)	100,000	0.17%	33,333	0.06%
Montaheno Investment LLC (20)	200,000	0.35%	66,666	0.12%
Shane Mortimer	8,500	0.01%	8,500	0.01%
Roger Mulhaupt	904,000	1.57%	904,000	1.57%
John Bradley Olding	100,000	0.17%	100,000	0.17%
Christopher Paterson	100,000	0.17%	100,000	0.17%
Andreas Pliakas	100,000	0.17%	100,000	0.17%
Sandra Proshan	100,000	0.17%	100,000	0.17%
PSH Management (11)	1,250,000	2.16%	1,250,000	2.16%
Puritan (30)	66,666	0.12%	66,666	0.12%
Wendy Ramsey	150,000	0.26%	50,000	0.09%
Kenneth Richer	99,900	0.17%	33,300	0.06%
Roland Kesselring	115,000	0.20%	115,000	0.20%
Randy Saluck	133,334	0.23%	133,334	0.23%
Schlumberger Master Pension (3)	605,100	1.05%	605,100	1.05%
Susanne Schoen	187,500	0.32%	162,500	0.28%
Kerstin Schuerch-Rupp	55,000	0.10%	55,000	0.10%
Lyn Segal	30,000	0.05%	10,000	0.02%
Gordon Seto	66,667	0.12%	33,334	0.06%
Dennis Shaya	133,334	0.23%	133,334	0.23%
Robert Shaya	80,000	0.14%	80,000	0.14%
Silver Road Company (6)	300,000	0.52%	300,000	0.52%
Sibex Capital Fund Inc. (19)	499,500	0.86%	184,000	0.32%
Southside Hospital (3)	94,800	0.16%	94,800	0.16%
Peter-Paul Stengel	400,250	0.69%	366,750	0.64%
Gabriele Stengel	50,000	0.09%	50,000	0.09%
Swiss First (13)	500,000	0.87%	500,000	0.87%
TCMP3 Partners (21)	66,666	0.12%	66,666	0.12%
Tell Capital (15)	135,000	0.23%	135,000	0.23%
Barbara Thurner	15,000	0.03%	15,000	0.03%
Think Capital LLC (37)	100,000	0.17%	100,000	0.17%
Tower Paper Company (26)	33,333	0.06%	33,333	0.06%
Rodney Towers	25,000	0.04%	25,000	0.04%
Caroline Gang Troob	10,000	0.02%	10,000	0.02%
Truk International Fund, LP (25)	10,000	0.02%	10,000	0.02%
Truk Opportunity Fund, LP (25)	156,667	0.27%	156,667	0.27%

Ursula Ulrich	75,000	0.13%	75,000	0.13%
Ulex Holdings S.A. (4)	480,000	0.83%	480,000	0.83%
Van Goethem & Partner AG (15)	500,000	0.87%	500,000	0.87%
Mordechai Vogel	140,000	0.24%	73,333	0.13%
Simon Vogel	140,000	0.24%	73,333	0.13%
Luitpold von Finck	50,250	0.09%	16,750	0.03%
Tomasz Wagner	20,000	0.03%	20,000	0.03%
Washington Niagra Mining Partnership (35)	234,000	0.41%	234,000	0.41%
Gerd Weger	200,000	0.35%	200,000	0.35%
Andrew Williams	40,000	0.07%	40,000	0.07%
Herbert Wyss	20,000	0.03%	20,000	0.03%

TOTAL	24,825,953		23,388,018

(1)	This percentage is based on the assumption that all shares of the stockholder are sold in the offering and no warrants are exercised by the stockholder.

(2)	Shares of Common Stock issued in consideration for services rendered by certain service providers.

(3)	Walther Prendergast exercises voting and/or dispositive powers with respect to this selling stockholder.

(4)	Jaime Paz Rodriguez exercises voting and/or dispositive powers with respect to this selling stockholder.

(5)	Anthony Santelli exercises voting and/or dispositive powers with respect to this selling stockholder.

(6)	Vernon Salazar exercises voting and/or dispositive powers with respect to this selling stockholder.

(7)	Hans Kahn exercies voting and/or dispositive powers with respect to this selling stockholder.

(8)	Peter-Paul Stengel exercises voting and/or dispositive powers with respect to this selling stockholder.

(9)	S. MacKenzie exercises voting and/or dispositive powers with respect to this selling stockholder.

(10)	Vladimier Efros exercises voting and/or dispositive powers with respect to this selling stockholder.

(11)	Paul Haber exercises voting and/or dispositive powers with respect to this selling stockholder.

(12)	Konrad Meyer exercises voting and/or dispositive powers with respect to this selling stockholder.

(13)	D. Donnelly, G. Fuhrmann and C Ballmelli exercise voting and/or dispositive powers with respect to this selling stockholder.

(14)	George Hochwimmer exercises voting and/or dispositive powers with respect to this selling stockholder.

(15)	Nicolas Rosmann and Daniel Carreiras exercises voting and/or dispositive powers with respect to this selling stockholder.

(16)	Heinz Hoefliger exercises voting and/or dispositive powers with respect to this selling stockholder.

(17)	Gerhard Ammann exercises voting and/or dispositive powers with respect to this selling stockholder.

(18)	Isaac Winehouse and Aaron Bokchin exercise voting and/or dispositive powers with respect to this selling stockholder.

(19)	Alexey Mantsev exercises voting and/or dispositive powers with respect to this selling stockholder.

(20)	Chip Bowlby exercises voting and/or dispositve powers with respect to this selling stockholder.

(21)	Steve Slawson exercises voting and/or dispositive powers with respect to this selling stockholder.

(22)	Michael Coughlan exercises voting and/or dispositive powers with respect to this selling stockholder.

(23)	Xinang Chen exercises voting and/or dispositive powers with respect to this selling stockholder.

(24)	Mel Craw exercises voting and/or dispositive powers with respect to this selling stockholder.

(25)	Stephen Salzstein exercises voting and/or dispositive powers with respect to this selling stockholder.

(26)	Simon Vogel exercises voting and/or dispositive powers with respect to this selling stockholder.

(27)	Konrad Ackerman exercises voting and/or dispositive powers with respect to this selling stockholder.

(28)	B Marc Seidenberg exercises voting and/or dispositive powers with respect to this selling stockholder.

(29)	David A. Rapaport exercises voting and/or dispositive powers with respect to this selling stockholder.

(30)	Sol Groaa exercises voting and/or dispositive powers with respect to this selling stockholder.

(31)	Mosi Kraus exercises voting and/or dispositive powers with respect to this selling stockholder.

(32)	William Newbauer exercises voting and/or dispositive powers with respec to this selling stockholder.

(33)	Karsten Behrens exercises voting and/or dispositive powers with respec to this selling stockholder.

(34)	Seth Fisher exercises voting and/or dispositive powers with respec to this selling stockholder.

(35)	Thomas LaBarge exercises voting and/or dispositive powers with respec to this selling stockholder.

(36)	Shekhar K. Basu exercises voting and/or dispositive powers with respec to this selling stockholder.

(37)	Vladimir Efros exercises voting and/or dispositive powers with respec to this selling stockholder.

(38)	Alan Grayson exercises voting and/or dispositive powers with respec to this selling stockholder.

(39)	Chris Hanneman exercises voting and/or dispositive powers with respec to this selling stockholder.

(40)	John Goldberg exercises voting and/or dispositive powers with respect to this selling stockholder.

Future Sales of Shares

A total of 57,753,549 common shares are issued and outstanding. Of the 57,753,549 common shares outstanding, 22,336,945 are freely tradable and 35,416,604 are restricted securities as defined in Rule 144 of the Securities Act of 1933. Under Rule 144, the restricted shares can be publicly sold, subject to volume restrictions and restrictions on the manner of sale, commencing one year after their acquisition. Of 35,416,604 restricted shares, 23,388,018 are being offered for sale by the selling stockholders in this offering.

DESCRIPTION OF BUSINESS

General

Bullion River was incorporated under the laws of the State of Nevada on June 29, 2001 under the original name “Dynasty International Corporation”. The company was a specialty retailer of home water quality testing kits and water purification devices until December 9, 2003 when it changed its business direction to the exploration of gold and silver in the western United States.

The Company has six wholly owned subsidiaries, all incorporated in the State of Nevada.

•
On December 9, 2003, five of the six current subsidiaries were incorporated and sold to Bullion River. These subsidiaries are Antone Canyon Mining Corp., Cimarron Mining Corp., Corcoran Canyon Mining Corp., North Fork Mining Corp., and Thomas Creek Mining Corp. The Company changed the name of Thomas Creek Mining Corp. to Wenban Spring Mining Corp. on September 28, 2004. In 2004, the Company acquired seven separate option agreements and staked and registered its 100% interest in 41 unpatented mineral claims in the Painted Hills district in Humboldt County, Nevada.

•	On September 30, 2004, the Company acquired all of the issued and outstanding shares of French Gulch (Nevada) Mining Corporation, which was incorporated on September 30, 2004.

See “Management’s Discussion and Analysis” and “Plan of Operations” below for more information.

On January 20, 2004, the company changed its name to “Bullion River Gold Corp.”

Bullion River intends to carry out exploration activities primarily in regions containing gold or silver deposits, such as the Great Basin in the western United States and the Mother Lode Belt in California. Bullion River is seeking projects that contain or have the potential to contain high grades and large tonnage of gold and/or silver as well as projects that contain the potential for mineralization concealed under post-mineral cover. There is no assurance that Bullion River will locate any high grade and large tonnage or locate projects that contain the potential for mineralization concealed under post-mineral cover.

Neither Bullion River nor any of the Subsidiaries have been involved in any bankruptcy, receivership or similar proceedings. There have been no material reclassifications, mergers, consolidations or purchases or sales of a significant amount of assets not in the ordinary course of Bullion River’s business.

Business of Bullion River

Bullion River is a mineral exploration company. Bullion River, through the Subsidiaries, conducts gold and silver mineral exploration on properties in the western United States. See “Item 13. Exhibits and Reports on Form 8-K” and the exhibits attached to the Form 8-K’s filed by Bullion River regarding the acquisition of the option agreements for more information.

There is no assurance that a commercially viable ore body, a reserve, exists in any of the mineral claims until sufficient exploration work is done and an evaluation of that work concludes economic and legal feasibility. Bullion River’s current plans are strictly limited to research and exploration.

Bullion River intends to try to remove any mineralized material, if economically viable. If mineralized material is found on any of Bullion River’s mineral exploration projects and removal is warranted, and Bullion River does not have the adequate working capital to do so, Bullion River will have to sell additional common shares or borrow money to finance the cost of removing the mineralized material. There is no assurance that Bullion River will have the working capital to remove the mineralized material from its mineral exploration projects, if warranted, and there is no assurance Bullion River will be able to raise additional working capital through equity or debt financing.

French Gulch (Nevada) Mining Corp. (“French Gulch”)

On June 23, 2004, the Company entered into a letter agreement whereby they proposed to acquire a 100% interest in the Washington Niagara Mining Partnership (the "WN Partnership") by acquiring all of the outstanding partnership units for an aggregate purchase price of $1,500,000. The property is located in Shasta County in California and consists of 28 patented and 27 unpatented lode mining claims ("Washington Niagara Property").

During 2004, the Company paid a non-refundable deposit of $10,000, which allowed them to perform due diligence and a comprehensive feasibility audit on the property until September 30, 2004.

On October 6, 2004 the Company entered into a formal exploration agreement, with option to purchase, whereby their exclusive right to explore the Washington Niagara Property was extended to September 30, 2005. Under the terms of this agreement, the Company is required to pay $15,000 in outstanding county taxes, option payments of $50,000 on each of June 1 and August 1, 2005, to pay all State and Federal claim and maintenance fees and to carry liability insurance of $1 million. The option to purchase can be exercised at any time up to October 1, 2005. If French Gulch exercises its option, it is required to make bimonthly option payments of $50,000 until production commences. Once production commences French Gulch will be required to make bimonthly payments of $175,000. Ownership of the Property will transfer to French Gulch once the aggregate amount of option payments totals $1,500,000.

French Gulch has rights to explore in accordance with practices customary in the industry, but not to mine the Property until the option is exercised. Upon exercise of the option French Gulch will have all rights incident to ownership of real property allowed by law, including the right to develop and mine the property.

The Company has staked an additional 66 (sixty-six) unpatented claims in the French Gulch district to properly secure and encompass areas of known gold mineralization. We have named these newly staked claims, along with the Washington -Niagara property, the “French Gulch" properties. The 66 claims staked by French Gulch are 100%-owned by French Gulch and are not subject to the agreement with the WN Partnership.

On May 19, 2005, the Company exercised it option with the Washington Niagara Mining Partnership to purchase the patented and unpatented mining claims, the mill, and other personal property. At that time, the first bi-monthly payment of $50,000 was made less credits of $36,438.07 for a total of $13,561.93.

As of June 30, 2006 the Company had made all payments and complied with all of the terms of the option related to the Washington Niagara agreement. The Company has made purchase payments to date totaling $400,000. The Company and Washington Niagra also added an amendment to the agreement lowering the option price by $175,500 in exchange for 234,000 units in the company’s private placement in June of 2006.

On August 31, 2005, the Company entered an agreement with the Stump Family Trust (“Stump”) giving French Gulch the exclusive right to explore, develop, and mine the property. The property is located in Shasta County, California, adjacent to the French Gulch property, and consists of 1 patented lode mining claim ("Colorado Quartz Mine”). The option agreement is for an initial term of ten years and expires on July 21, 2015.

In order to maintain the Stump option in good standing, French Gulch is required to pay the owner annual payments starting July 21, 2006 in the following amounts: $2,500 per year until July 21, 2008, $3,500 per year until July 21, 2011, $4,500 per year until July 21, 2015. French Gulch is also required to make all maintenance and lease fees as required to keep the property in good standing, and must have a comprehensive general commercial liability insurance policy in place having limits of not less than $1 million per personal injury occurrence and $100,000 for property damage protecting owner against any claims for injury to persons or damage to property resulting from French Gulch’s operations.

North Fork Mining Corp.

On February 23, 2004, Bullion River's wholly owned subsidiary North Fork Mining Corp. ("North Fork") was assigned three options to acquire a 100% undivided right, title and interest in an aggregate 42 unpatented mineral claims located in Sierra County in the State of California. The option was assigned from a company controlled by the president of Bullion River for an assignment fee of $129,115. As additional consideration for the assignment of the option agreements, North Fork granted to a company controlled by the president, a net smelter royalty of 1.5% on the 42 unpatented mineral claims. See Exhibit 10.5 for more information.

On February 18, 2004, all required payments under the original (3) option agreements dated July 1, 2002, July 3, 2002 and March 3, 2003 had been made and the owners of the mineral claims consented to the assignment of the option agreements to North Fork.

•
The required payments under the July 1 and July 3, 2002 option agreements were; $10,000 per agreement on the original signing dates of July 1 and 3, 2002 and $150 per month for each agreement for the year ending July 3, 2003 and $250 per month for each agreement for the period ended February 23, 2004.

•	The March 3, 2003 agreement required $10,000 to be paid upon signing of a final agreement.

The original option agreements dated July 1 and 3, 2002, were for terms of 5 years. To keep these option agreements in good standing North Fork is required to make minimum royalty payments, per agreement, of $250 per month until July 3, 2004, $500 per month until July 3, 2005, $1,000 per month until July 3, 2006, the greater of $5,000 per month or a 5% NSR until July 3, 2007. North Fork is also required to make all maintenance and lease payments to keep the mineral claims in good standing during the term of the option agreements. At the end of the five year term, after all of the royalty payments have been made, North Fork will have acquired a 100% undivided right, title and interest in 35 unpatented mineral claims subject to a 5% net smelter royalty payable, until a maximum of $750,000 in royalty payments have been made under each agreement.

The March 3, 2003 option agreement for seven unpatented claims had no term. North Fork can acquire an undivided 100% interest in these claims by paying $10,000 once North Fork has successfully completed its stage 1 drilling and exploration program, and decides to continue with exploration and by paying the owner $70,000 once North Fork had successfully completed its stage 2 drilling and exploration program and decided to continue with exploration.

At June 30, 2006, the Company was in compliance with all of the terms of the option agreement.

Antone Canyon Property

On January 9, 2004, Bullion River's wholly owned subsidiary Antone Canyon Mining Corp. ("Antone") was assigned an option to acquire a 100% undivided interest in 60 unpatented mineral claims located in Nye County in the State of Nevada. The option was assigned from a company controlled by the president of Bullion River for an assignment fee of $146,142. See Exhibit 10.1 for more information.

The option agreement is for a term of ten years and expires on December 11, 2012. In order to maintain the option in good standing, Antone is required to pay the owner annual payments of $40,000 on or before December 12, commencing December 12, 2004, until the option expires or until Antone exercises the option in accordance with one of the following three exercise options, which are; payment to the owner of (1) $4,000,000, (2) $400,000 plus a 3% net smelter royalty ("NSR") granted to the owner, or (3) $2,500,000 plus a 1% NSR granted to the owner.

At June 30, 2006, the Company had made all required option payments and complied with all of the terms of the option agreement.

Corcoran Canyon Mining Corp.

On February 18, 2004, Bullion River's wholly owned subsidiary Corcoran Canyon Mining Corp. ("Corcoran") was assigned an option to acquire a 100% undivided interest in 41 unpatented mineral claims located in Nye County in the State of Nevada. The option was assigned from a company controlled by the president of Bullion River for an assignment fee of $43,596. See Exhibit 10.2 for more information.

In addition, a company controlled by the president of Bullion River has agreed to transfer all of its right, title and interest in 89 contiguous, recently staked, unpatented mineral claims to Corcoran.

The original option agreement is for a term of three years, expiring on February 28, 2006. In order to maintain the option in good standing Corcoran is required to spend; a minimum of $50,000 on exploration and development on or before each of February 28, 2005 and 2006, Corcoran must pay all annual claim and lease maintenance fees as required to keep the property in good standing and Corcoran must have a comprehensive general commercial liability insurance policy in place having limits of not less than $1 million per occurrence.

The option agreement allows Corcoran to perform limited testing on the property. Corcoran cannot commence mining activities on the property until the option has been exercised. Corcoran can exercise the option and acquire a 100% interest in the property by; paying $200,000 to the owner on the third anniversary of the option agreement and granting the owner a 2% NSR on the mineral claims. Corcoran can repurchase half of the 2% NSR by paying $1 million to the owner at any time after the granting of the 2% NSR.

The option agreement expired on February 28, 2006. In the second quarter of 2006, the Company completed negotiations with the owner to purchase the property as required by the terms set forth in the original agreement noted above. Two partial payments of $20,000 were made on February 28 and March 30, 2006. The Company made the final payment of $160,000 on May 19, 2006.

On June 16, 2006 the Company and Silver Quest Resources LTD and Silver Quest Resources (US) LTD (together “Silver Quest”) entered into a joint venture. Silver Quest is required to pay the Company $10,000 within five days of execution of the agreement. Within 60 days from the date of the agreement SilverQuest must receive TSXV acceptance and at that time pay the Company $30,000 and 100,000 common shares of Silver Quest Resources LTD.

Silver Quest can acquire an initial 51% interest in the property by making cash payments of $250,000 (U.S.), issuing 400,000 shares, and incurring $1,500,000 (U.S.) in exploration and development expenditures over a three year period. Silver Quest has a further option to increase its interest to 75%, by paying an additional $1.0 million (U.S.), issuing an additional 500,000 shares, and incurring an additional $1.75 million (U.S.) in expenditures. The area under option is comprised of forty-one unpatented claims under lease, and an adjacent eighty nine claims controlled 100% by Corcoran Canyon Mining Corp., a wholly owned subsidiary of Bullion River.

Cimarron Mining Corp.

On February 19, 2004, Bullion River's wholly owned subsidiary Cimarron Mining Corp. ("Cimarron") was assigned an option to acquire a 100% undivided interest in 24 unpatented mineral claims located in Nye County in the State of Nevada. The option was assigned from a company controlled by the president of Bullion River for an assignment fee of $13,468. See Exhibit 10.3 for more information.

The original option agreement is for a term of three years and expires on August 22, 2006. In order to maintain the option in good standing Cimarron is required to; spend a minimum of $50,000 on exploration and development annually on or before each of August 22, 2004, 2005 and 2006, Cimarron must pay all annual claim and lease maintenance fees as required to keep the property in good standing and Cimarron must have a comprehensive general commercial liability insurance policy in place having limits of not less than $1 million per occurrence.

The option agreement allows Cimarron to perform limited testing on the property. Cimarron cannot commence mining activities on the property until the option has been exercised. Cimarron can exercise the option and acquire a 100% interest in the property by; paying $200,000 to the owner on the third anniversary of the option agreement and granting the owner a 1% NSR on the mineral claims. Cimarron can repurchase half of the 1% NSR by paying $500,000 to the owner at any time after the granting of the 1% NSR.

As of June 30, 2006, the Company and Brancote US, owner of the majority of the Cimarron claims, agreed not extend the contract beyond its present term of August 22, 2006 since both parties were unable to come to an agreement with the holder of the remaining claims in the middle of the claim block.

Wenban Spring Mining Corp.

On February 20, 2004, Bullion River’s wholly owned subsidiary Thomas Creek Mining Corp. ("Thomas Creek") was assigned an option to acquire a 100% undivided right, title and interest in 76 unpatented mineral claims located in Eureka County in the State of Nevada. The option was assigned from a company controlled by the president of Bullion River for an assignment fee of $53,740. See Exhibit 10.4 for more information.

During the year ended December 31, 2004, the Company terminated their option on the Thomas Creek property and acquired a 100% interest in the Wenban property by staking claims covering approximately 7.25 square miles in the Cortez Hills region of Nevada. On September 28, 2004 the Company changed its name from Thomas Creek Mining Corp. to Wenban Spring Mining Corp.

As of June 30 , 2006, the Company has made all claim maintenance fees to the BLM.

On January 19, 2006, the Company entered into an option agreement with Senator Minerals “Senator”, a Vancouver based mineral exploration company (TSX-V: SNR) for two properties, the Cortez South and the Gold Valley property, located in Lander County. These two properties are directly adjacent to the south of the Wenban Spring property. The Cortez South property consists of 30 mineral claims and the Gold Valley property consists of 24 mineral claims. The terms of the agreement include: $10,000 in cash for each property, which was paid on January 20, 2006 and 125,000 restricted shares of Bullion River common stock for each property. The Company issued these shares in April 2006. Bullion River is obliged to spend $150,000.00 in exploration including all maintenance fees over the next two years in order to obtain a 51 % ownership in the claims. By spending another $200,000.00, Bullion River can increase its ownership to 76%. After that, the partners have to spend on a $350,000 to $110,000 basis (Bullion River to Senator) or get diluted accordingly. Once a partner has less than 10% ownership, it can elect a three percent NSR. The properties are so-called ‘grassroots’ properties, no significant exploration has been done to this point.

Painted Hills Claims

During 2004 the Company acquired a 100% interest in 41 unpatented mineral claims in the Painted Hills district in Humboldt County, Nevada.

As of June 30, 2006, the Company has paid claim maintenance fees to the BLM on 10 of the 41 claims. We expect to do some minimal exploration in mid-2006 to determine the future on this property.

Mission Mine

On February 18, 2006, the Company entered into an exploration agreement with an option to purchase the “Mission Mine” from TKM Corporation. The property consists of 26 unpatented lode mining claims situated in Riverside County, California. In order to maintain this agreement, the Company shall make the following payments to TKM Corp.

•	Non-refundable $10,000 payment on February 18, 2006 to enter into agreement.

•	$40,000 payment on February 24, 2006 for the right to explore the property through August 31, 2006.

•	$50,000 payment on September 1, 2006 for the right to explore the property from September 1, 2006 until September 1, 2009.

TKM grants Bullion River Gold the exclusive right and option to purchase the property as follows:

•	Option executed up until August 31, 2007 - $1.5 million.

•	Option executed from September 1, 2007 to August 31, 2008 - $2.0 million.

•	Option executed from September 1, 2008 to August 31, 2009 - $2.5 million.

In addition to the dollar amount defined above, the purchase price shall include a 2 ½% Net Smelter Royalty for the first three years of production from property.

During the second quarter of 2006 the company added 71 unpatented claims located in the Dale mining district of Riverside and San Bernardino counties in California.

As of June 30, 2006, the Company is in compliance with all terms of this agreement.

Below is a summary of the mining claims:

Schedule of Mining Claims by Subsidiary
As of June 30, 2006

Nevada	# of Claims
Antone Canyon	60
Cimarron Mining	24
Corcorran Canyon	130
Painted Hills	10
Wenban Spring	292
Total Nevada Claims	516

California	# of Claims
French Gulch	121
North Fork	42
Mission Mine	97
Total California Claims	260

Total Claims	776

Competition

Bullion River competes with other mining and exploration companies possessing greater financial resources and technical facilities than Bullion River in connection with the acquisition of mineral exploration claims and leases on gold and other precious metals prospects and in connection with the recruitment and retention of qualified personnel. The gold mining industry is fragmented and Bullion River is an infinitely small participant in the gold and silver mining market. Many of Bullion River’s competitors have a very diverse portfolio and have not confined their market to one mineral or property, but explore a wide array of minerals and mineral exploration properties. Some of these competitors have been in business for longer than Bullion River and may have established more strategic partnerships and relationships than Bullion River.

There is significant competition for the limited number of gold acquisition opportunities and, as a result, Bullion River may be unable to continue to acquire an interest in attractive gold and silver mineral exploration properties on terms it considers acceptable.

While Bullion River competes with other exploration companies, there is no competition for the exploration or removal of mineralized material from Bullion River’s properties. Readily available wholesale purchasers of gold and other precious metals exist in the United States and throughout the world. The largest are Handy & Harman, Englehard Industries, and Johnson Matthey, Ltd. The wholesale purchase of precious metals is affected by a number of factors beyond Bullion River’s control. The factors are:

•	fluctuations in the market price for gold

•	fluctuating supplies of gold

•	fluctuating demand for gold

•	mining activities by others

If Bullion River finds gold or silver that is deemed of economic grade and in sufficient quantities to justify removal, Bullion River would seek additional capital through equity or debt financing to build a mine and plant. Bullion River would then mine the gold or silver. After mining Bullion River would process the ore through a series of steps that produces a rough concentrate. This rough concentrate is then sold to refiners and smelters for the value of the mineral contained therein less the cost of further concentrating, refining and smelting. Refiners and smelters then sell the gold on the open markets through brokers who work for wholesales, including the major world wholesalers set forth above.

The current demand for gold and silver exceeds the supply of gold and silver. As such management believes it will not have any difficulty selling the gold or silver it may recover.

Government Controls and Regulations

The various levels of government controls and regulations address, among other things, the environmental impact of mineral exploration and mineral processing operations and establish requirements for decommissioning of mineral exploration properties after operations have ceased. With respect to the regulation of mineral exploration and processing, legislation and regulations in various jurisdictions establish performance standards, air and water quality emission standards and other design or operational requirements for various components of operations, including health and safety standards. Legislation and regulations also establish requirements for decommissioning, reclamation and rehabilitation of mineral exploration properties following the cessation of operations, and may require that some former mineral exploration properties be managed for long periods of time.

Bullion River’s exploration and development activities are subject to various levels of federal and state laws and regulations relating to protection of the environment, including requirements for closure and reclamation of mineral exploration properties. Some of the laws and regulations include the Clean Air Act, the Clean Water Act, the Comprehensive Environmental Response, Compensation and Liability Act, the Emergency Planning and Community Right-to-Know Act, the Endangered Species Act, the Federal Land Policy and Management Act, the National Environmental Policy Act, the Resource Conservation and Recovery Act, and all the related state laws in California and Nevada.

The State of Nevada adopted the Mined Land Reclamation Act (the “Nevada Act”) in 1989 that established design, operation, monitoring and closure requirements for all mining facilities. The Nevada Act has increased the cost of designing, operating, monitoring and closing new mining facilities and could affect the cost of operating, monitoring and closing existing mining facilities. The State of Nevada has also adopted reclamation regulations pursuant to which reclamation plans have been prepared and financial assurances established for existing facilities. New facilities are also required to provide a reclamation plan and financial assurance to ensure that the reclamation plan is implemented upon completion of operations. The Nevada Act also requires reclamation plans and permits for exploration projects that will result in more than five acres of surface disturbance. The State of California has similar regulations.

Bullion River will be required to obtain work permits from the Bureau of Land Management and the U.S. Forest Service for any exploration work that result in a physical disturbance to the land. Bullion River will not be required to obtain a work permit for any phase of its proposed mineral exploration programs that does not involve any physical disturbance to the mineral claims. Bullion River will be required to obtain a work permit if it proceeds with the subsequent phases of its proposed mineral exploration programs. As the exploration programs proceed to the trenching, drilling and bulk-sampling stages, Bullion River will be required to post small bonds and file statements of work with the Bureau of Land Management and with the U.S. Forest Service. Bullion River will be required by the Bureau of Land Management and with the U.S. Forest Service to undertake remediation work on any work that results in physical disturbance to the mineral claims. The cost of remediation work will vary according to the degree of physical disturbance.

It is Bullion River’s responsibility to provide a safe working environment, not to disrupt archaeological sites, and conduct its activities in such a manner as to cause unnecessary damage to the mineral exploration properties.

Bullion River will secure all necessary permits for exploration and will file final plans of operation prior to the commencement of any mineral exploration operations. Management anticipates no discharge of water into active stream, creek, river, lake or any other body of water regulated by environmental law or regulation. No endangered species will be disturbed. Re-contouring and re-vegetation of disturbed surface areas will be completed pursuant to law. Any portals, adits or shafts will be sealed upon abandonment of the mineral exploration properties. It is difficult to estimate the cost of compliance with the environmental law since the full nature and extent of Bullion River’s proposed activities cannot be determined until it commences operations and knows what that will involve from an environmental standpoint.

Bullion River and its Subsidiaries are in compliance with the foregoing legislation and will continue to comply with the legislation in the future. Management believes that compliance with the foregoing legislation will not adversely affect Bullion River’s business operations in the future or its competitive position.

Effect of Existing or Probable Governmental Regulations on Bullion River’s Business

Bullion River’s business is subject to various levels of government controls and regulations, which are supplemented and revised from time to time. Bullion River is unable to predict what additional legislation or revisions may be proposed that might affect its business or when any such proposals, if enacted, might become effective. Such changes, however, could require increased capital and operating expenditures and could prevent or delay certain operations by Bullion River or one of the Subsidiaries.

Dependence on One or a Few Major Customers

Bullion River does not have any major customers that it depends on. Bullion River is still in the start up phase and has not as of yet negotiated a contract with a major client. Gold and silver can be readily sold on numerous markets throughout the world and it is not difficult to ascertain their market price at any particular time. Since there are a large number of available gold and silver purchasers, Bullion River is not dependent upon the sale of gold or silver to any one customer. The gold and silver will be delivered to meet commitments under gold or silver sale contracts or sold to various dealers or smelters on a competitive basis at spot prices. Management believes that, because of the availability of alternative refiners, no material adverse effect would result if Bullion River lost the services of any of its current refiners.

Patents/Trade Marks/Licenses/Franchises/Concessions/Royalty Agreements or Labor Contracts

Neither Bullion River nor the Subsidiaries currently own any patents or trade marks. Also, they are not party to any license or franchise agreements, concessions, royalty agreements or labor contracts arising from any patents or trade marks.

Bullion River’s web sites are copyrighted upon loading. www.bullionriver.com and www.bullionrivergold.com are registered domain names of Bullion River. Bullion River and its subsidiaries will seek further trademark protection for any associated domain names.

Employees and Employment Agreements

Bullion River has seven full time employees in the corporate offices and 51 full time employees in the field.

MANAGEMENT DISCUSSION AND ANALYSIS OR PLAN OF OPERATION

This section of the prospectus includes a number of forward-looking statements that reflect Bullion River’s current views with respect to future events and financial performance. Forward-looking statements are often identified by words like: believe, expect, estimate, anticipate, intend, project, and similar expressions, or words which, by their nature, refer to future events. You should not place undue certainty on these forward-looking statements, which apply only as of the date of this prospectus. These forward-looking states are subject to certain risks and uncertainties that could cause actual results to differ materially from historical results or out predictions.

Overview

Bullion River was incorporated under the laws of the State of Nevada on June 29, 2001, under the original name “Dynasty International Corporation”. Bullion River was a specialty retailer of home water quality testing kits and water purification devices until December 9, 2003, when Bullion River changed its business direction to the exploration of gold and silver in the western United States. Bullion River’s principal executive offices are located in Reno, Nevada.

The Company has six wholly owned subsidiaries all incorporated in the State of Nevada.

•
On December 9, 2003, five of the six current subsidiaries were incorporated and sold to Bullion River. These subsidiaries are Antone Canyon Mining Corp., Cimarron Mining Corp., Corcoran Canyon Mining Corp., North Fork Mining Corp., and Thomas Creek Mining Corp. The Company changed the name of Thomas Creek Mining Corp. to Wenban Spring Mining Corp. on September 28, 2004. In 2004, the Company acquired seven separate option agreements and staked and registered its 100% interest in 41 unpatented mineral claims in the Painted Hills district in Humboldt County, Nevada.

•	On September 30, 2004, the Company acquired all of the issued and outstanding shares of French Gulch (Nevada) Mining Corporation, which was incorporated on September 30, 2004.

Bullion River has not commenced significant operations and is considered an exploration company.

Results of Operations

Discussion of Revenue

There are no revenues at this time because Bullion River is an exploration company. Management anticipates that significant revenues will not be achieved until Bullion River locates viable mineral properties from which we are able to extract gold or silver. There is no guarantee that Bullion River will locate viable gold or silver reserves, and if such minerals are discovered, that Bullion River will enter into commercial production, or that if Bullion River does locate viable mineralization that Bullion River will be able to secure the financing necessary to proceed with extraction of these minerals.

Expenses for the year ending December 31, 2005 vs. December 31, 2004

Bullion River Gold expenses totaled $5,420,051 for the year ending December 31, 2005, an increase of $2,454,866 or 83% compared to the year ended December 31, 2004. Exploration expense totaled $3,303,527, which is net of a credit in the amount of $181,852 related to the following:

(a)	A reclassification of North Fork electrical infrastructure costs to fixed assets, which were expensed in 2004, in the amount of $148,210.
(b)	A reclassification of worker’s compensation insurance costs for North Fork to long term deposit, which was expensed in 2004, in the amount of $33,642.

Normalizing for this credit, Exploration expense for 2005 would be $3,485,379 compared to $1,874,409 for the year ended December 31, 2004. This is an increase of $1,610,970 or 86% year over year.

Other increases were primarily employee wages, taxes and other employee related expenses of $614,055, professional fees of $130,444, travel related of $69,916, investor communications of $99,485, insurance of $27,370, office rent $32,525, utilities (primarily phone) of $41,631, bank charges of $5,544, accretion expense related to the reclamation obligation at North Fork of $2,041 and depreciation on fixed assets of $76,576. These increases reflected converting some of last year’s consulting to employee costs, additional legal fees associated with the SB2 filing with the SEC of May-August 2005, preparing for the private offering in October 2005, preparing for the SB2 filing with the SEC of January 06 and required corporate support functions. These expenses were partially offset by lower consulting fees of $81,838 and lower licensing and fees of $19,619. Also, there was a favorable variance to miscellaneous operating expense of $27,852 primarily associated with the reconciliation of accounts payable as a result of the changeover in accounting services at April 1, 2005.

Other Expense includes non-operating revenue from the sale of burnt timber from last year’s forest fire at French Gulch, which was sold to a lumber company for $58,934, interest associated with short term debt and payables in the amount $57,913, and interest and penalties to impacted shareholders related to the delayed SEC SB2 filing on August 23, 2005, in the amount of $56,951.

Expenses for the quarter ending March 31, 2006 vs. March 31, 2005

Bullion River expenses totaled $2,226,244 for the three months ended March 31, 2006, an increase of $507,295 or 30% over the three months ended March 31, 2005.

The increase was primarily a result of exploration costs of $1,482,324 compared to $1,051,604 last year, an increase of $430,720, or 41%. Most of this is related to the French Gulch operations. The French Gulch mill rehabilitation started in January 2006 with expenses totaling $32,761. Other increases include employee wages, taxes, and other related expenses of $87,647, investor communications of $41,682, utilities of $9,045, accretion of $1,529, and depreciation on fixed assets of $52,090. These increases are attributable to the increased level of corporate support required by the exploration and mill activities, and continuation of the private offering in January and February. These expenses were partially offset by lower professional fees of $83,697, consulting fees of $50,588, insurance of $8,310, travel related of $5,267, office expenses of $2,377, and bank charges of $1,076.

Other expenses include non-operating revenue of $10,014 from interest received on bank accounts offset by interest expense of $10,129 and non-operating expense of $1,189.

Liquidity and Financial Condition

Cash and Working Capital

Bullion River had a cash balance of $701,091 on March 31, 2006. For the three month period ending March 31, we had net cash inflow of $576,303.

(a)  We used $1,890,557 for operating activities. This operating cash outflow is represented by an operating loss of $2,226,244; an increase in supply inventory of $22,507; and a decrease in other current liabilities of $154,720. This is partially offset by a decrease in prepaids of $52,749; a decrease in deposits of $122,574; an increase in accounts payable of $146,262; an increase in depreciation of $63,611; an increase in non-cash accretion expense of $1,529; a loss on disposal of assets of $1,189; and other non-cash expenses totaling $125,000.
(b)  We had cash outflow in investment activities of $769,995, which was used for the purchase of fixed assets.
(c)  We had cash inflow from financing activities totaling $3,236,855 from a decrease of loans from related parties of $13,453, and sales of common shares resulted in $3,250,308.

An increase in working capital of $510,818 was due to an increase in current assets of $546,061 offset by an increase of $35,243 in current liabilities. Bullion River has an accumulated deficit of $10,757,043 since inception and has a shareholder’s equity of $1,870,588. We have no contingencies or long-term agreements except for our commitments under the option agreements, premises, and rentals.

Internal and External Sources of Liquidity

Bullion River Gold’s mineral exploration programs are limited and restricted by the amount of working capital that Bullion River Gold has and is able to raise from financing and debt. We anticipate continuing to rely on loans payable, equity sales of common shares or joint ventures with other exploration companies in order to fund further exploration and production programs. Acquiring additional financing would be subject to a number of factors, including the market prices for gold and silver, investor acceptance of Bullion River Gold’s mineral claims, and investor sentiment. These factors may make the timing, amount, terms or conditions of additional financing unavailable to Bullion River Gold.

Contractual Obligations

The Company is committed to making mineral property work expenditures, option payments, payments under premise or equipment leases and repayments under loan agreements as follows at March 31, 2006:

Bullion River Gold Corp.
Commitment Schedule
For years ending March 31:

Option Payments	2007	2008	2009	2010	2011	2012	2013	2014
Antone Canyon	$40,000	$40,000	$40,000	$40,000	$40,000	$40,000	$-	$-
Corcoran Canyon	160,000	-	-	-	-	-	-	-
Cimarron	94,556	-	-	-	-	-	-	-
North Fork	96,000	120,000	-	-	-	-	-	-
French Gulch	302,500	302,500	302,500	303,500	3,500	4,500	4,500	4,500
Wenban Spring	-	150,000	-	-	-	-	-	-
Mission Mine	50,000	-	-	-	-	-	-	-
	$743,056	$612,500	$342,500	$343,500	$43,500	$44,500	$4,500	$4,500

Lease Obligations	2007	2008	2009	2010	2011	2012	2013	2014
Corporate Office Lease	$88,695	$97,088	$100,000	$-	$-	$-	$-	$-
North Fork Office / Housing	7,175	-	-	-	-	-	-	-
Equipment	164,051	164,051	112,331	-	-	-	-	-
	$259,921	$261,139	$212,331	$-	$-	$-	$-	$-

Other Obligations	2007	2008	2009	2010	2011	2012	2013	2014
Loan Obligations	$-	$-	$-	$-	$-	$-	$-	$-
Consulting Obligations	66,988	-	-	-	-	-	-	-
	$66,988	$-	$-	$-	$-	$-	$-	$-

Total Commitments	$1,069,965	$873,639	$554,831	$343,500	$43,500	$44,500	$4,500	$4,500

Including new obligations after March 31, 2006.

Critical Accounting Policies

Mineral Properties

Bullion River confines its exploration activities to areas from which gold and silver have been previously produced, or to properties that are contiguous to such areas and have demonstrated mineralization. Bullion River will expense the costs of acquiring options on the mineral claims and exploration costs until established economically recoverable reserves are found, after which, costs to develop the mineral claims will be treated as an asset. At this time it is unknown when established economically recoverable reserves will be found. Properties that do not have economically recoverable reserves will be abandoned.

Reclamation and Abandonment Costs

Current laws and regulations require certain closure, reclamation and remediation work to be done on mineral properties as a result of exploration, development and operating activities. The Company periodically reviews the activities performed on its mineral properties and makes estimates of closure, reclamation and remediation work that will need to be performed as required by those laws and regulations and makes estimates of amounts that are expected to be incurred when the closure, reclamation and remediation work is expected to be performed. Future closure, reclamation and environmental related expenditures are difficult to estimate in many circumstances due to the early stages of investigation, uncertainties associated with defining the nature an extent of environmental contamination, the uncertainties relating to specific reclamation and remediation methods and costs, application and changing of environmental laws, regulations and interpretation by regulatory authorities and the possible participation of other potentially responsible parties.

The Company has estimated costs associated with the closure, reclamation and related environmental expenditures of the French Gulch and North Fork properties, which have been reflected in its financial statements in accordance with the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 143 ("SFAS 143"), "Accounting for Asset Retirement Obligations", which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. See the financial Note 4 listed above for a related discussion.

Deferred Stripping Costs

A committee of the Emerging Issues Task Force (“EITF”) discussed the accounting for deferred stripping costs but did not reach a consensus in 2004. The Task Force considered the recommendation that stripping costs incurred during production are a mine development cost that should be capitalized as an investment in the mine and attributed to the proven and probable reserves benefited in a systematic and rational manner. However, the Task Force directed the FASB staff to develop additional guidance about what constitutes a systematic and rational manner of attributing the capitalized costs to proven and probable reserves benefited. Bullion River cannot predict whether the deliberations of the EITF will ultimately modify or otherwise result in new accounting standards or interpretations thereof that differ from Bullion River’s current practices.

Plan of Operation

Summary

During the 1st half of 2006, we concentrated our activities at two projects: French Gulch and North Fork in California.

At French Gulch, we started work on the new portal and decline to access the Washington and Lucky-7 veins for excavation of the bulk sample. Also, we started mill rehabilitation in preparation for milling operations of the bulk sample material. See the French Gulch section below for additional detail.

At North Fork, work continued on site preparation and rehabilitating the historic underground workings for a short period of time until heavy snow shut down operations. See the North Fork section below for additional detail.

We will continue to seek projects that contain high grades and large tonnage of gold or silver as well as projects that contain the potential for mineralization concealed under post-mineral cover. This focus is primarily in the Mother Lode Belt in California and the Great Basin of the western United States. There is no assurance that we will locate high grades and large tonnages of mineralization, or locate projects that contain the potential for mineralization concealed under post-mineral cover, or that there is sufficient high grade or large tonnage of gold or silver to make a project commercially viable.

Unless our anticipated production projects contain commercially viable sources of gold or silver and until such time as we achieve significant revenues from the sales of gold or silver, we will continue to incur losses. The costs associated with bringing a commercially viable mine into operation are significant, and we cannot guarantee that we will be able to obtain the required working capital to bring a mine into commercial production.

As we proceed with our production and exploration programs we will need to hire independent contractors as well as purchase or lease additional equipment.

French Gulch (Nevada) Mining Corp.

Land
On May 19th, 2005, we exercised our option to purchase the French Gulch project from the WN Partnership. The purchase calls for a total cash payment of $1,500,000. All previous payments made by Bullion River Gold Corp. will be deducted from the total payment due. Bi-monthly payments will increase from $50,000 to $175,000, once production begins. If production commences before July 1, 2006, the Company will pay the remaining balance of the purchase amount. As of March 31, 2006, the Company has paid $300,000 towards this purchase option.

Plant and Equipment
The French Gulch project includes a mill that operated as recently as 2002, consisting of gravity and flotation circuit as well as a furnace for producing dore’ bricks. Most of the required trackless equipment necessary to complete the decline construction is onsite. This includes LHD units, a drill jumbo, and hand held drills. We are awaiting the delivery of a scissor lift to assist with underground facilities installations. We will require a haul truck once the decline has advanced beyond 800 ft. We are also awaiting confirmation of a package of ventilation fans which will provide us with the required equipment to ventilate the mine, at reduced cost compared to budgeted values.

Location & Background
The Washington Niagara property consists of approximately 1824 acres, of which approximately 490 acres are patented lands. The property is located within the French Gulch mining district of the Klamath Mountains province, 15 miles northwest of Redding in northwestern California. French Gulch has been the largest producer in the province, yielding an estimated 1.5 million ounces of gold and it contains the highest grades in the province, with ore shoots typically grading above 0.50 ounces per ton and commonly above 1.0 ounces per ton. Coarse visible gold is common.

The Niagara mine workings, about 3,500 feet west of Washington, are at present inaccessible. The mine consisted of 10 levels that exploited veins similar to those at Washington, with production over 500 feet vertically and along 1,200 feet of strike. The property has produced at least 200,000 ounces of gold, but production records are incomplete.

Current status
We do not claim to have any ores or reserves whatsoever at this time on the French Gulch Claims.

In early January 2006, the Company began the new decline from the mill yard to access the Washington and Lucky-7 veins for excavation of the bulk sample. This leg of the decline is planned to be approximately 1,800 feet. Diamond drill stations are planned every 400 feet. Work advanced on the portal through the 1st quarter of 2006. We excavated and steel supported the overburden portion of the portal. Considerable effort was expended securing this section due to heavy winter precipitation causing the soil to run. As a result, we completed approximately 140 ft. of the decline versus 500 ft., which was the initial plan. By the end of March, the excavation was in mixed face ground and the crews were transitioning from mechanical mining to conventional blasting advance. Further advance will be required to transition to full face drill and blast operations.

We continued to work on the mill to prepare the building for resumption of milling activity. Work included removal of scrap items, repair of wooden structures and framing, cleanup, and painting.

We started surface exploration drilling in December of 2005 at the Niagara Mine and completed seven of 12 holes in the program prior to suspending drilling operations at the end of the Quarter. This was to allow the area to dry out after heavy winter rains caused access road deterioration. We will resume drilling mid 2nd Quarter 2006.

As of the 1st quarter ending March 31, 2006, the Company has spent $916,000 in exploration costs and $33,000 on mill rehabilitation at French Gulch.

Future Work
The new decline will also access the Niagara mine. This distance between the Washington and Niagara mines will be approximately 2,500 feet in length. This leg of the decline is also planned to have diamond drill stations every 400 feet.

Test mining from the new decline will start on the Lucky-7 vein and later be extended to the Washington, and perhaps the Dean and No. 2 veins. The first ore was mined in late 2nd quarter 2006, and test mining is planned to be completed by the 3rd quarter 2006. Approximately, 4,000 tons of material will be mined from the main veins, and processed at the French Gulch Mill.

The operating costs for the new decline, test mining and bulk sampling are estimated to be $3.156 million in total for 2006.

The remaining capital expenditures required to equip the mine for planned production is estimated to be $2.88 million.

Further evaluation on the existing mill facilities indicate that with some additional modifications, the mill should be ready to process the proposed bulk sample rather than completing mill expansion at this time. This upgrade will enable the company to process 215 tons per day efficiently at a reduced cost and delay the mill expansion until needed for full production.

The total estimate for the mill upgrade in 2006, which is part of the bulk sampling process noted above, is $236,000.

We continue to plan for mill rehabilitation and expansion if the French Gulch property goes into production. We have retained Pace Civil Inc. of Redding to assist in the engineering work required to convert the mill from its current capacity to the desired 500 tons per day capacity. Pace Civil is a multi disciplined engineering group based in Redding, California and is capable of providing the detailed civil, mechanical, structural and electrical engineering necessary to meet the various building codes and requirements of the State of California and Shasta County.

We intend to proceed with engineering work focused on the completion of the mill design and other infrastructure requirements. This includes:
(1)	Foundation design for the fine ore bin
(2)	Design of supports / foundations for the larger ball mill.
(3)	Procurement of equipment
(4)	Provision of structure over outdoor flotation cells and electrical equipment.
(5)	Revision of site electrical distribution system to reflect operational changes from previous operations.
(6)	Inclusion of Falcon concentrator, shaking tables and filtration facilities in mill design.
(7)	Design of site office / dry / shop building.
(8)	Development of new reclamation plan for the site reflecting changes in provision for waste storage and proactive reclamation proposals.
(9)	Design of mine backfill system.
(10)	Emergency spill response program.

Estimates at this time for the mill expansion capital are $1.75 million in 2006.

The bulk sampling and mill upgrade will be completed in a staged schedule to meet permitting requirements. Several of the items have to be completed prior to the issuance of a county building permit. The revised reclamation plan must be developed and approved prior to resuming milling operations. A new bonding calculation was completed and the plan was approved by the State Department of Conservation under the SMARA requirements, Shasta County, the Bureau of Land Management and the Regional Water Quality Control Board. Monies in excess of $100,000 have been deposited for these bonds.

We are also planning surface exploration drilling between the Niagara and Washington mines. The drilling will first test below the historically mined levels at the Niagara Mine. We expect to continue with surface core drilling in other targets between the Washington and Niagara mine areas due to potential parallel veining, as is represented by the Lucky-7 and Washington veins. As noted above, the area tested by drilling to date represents about 1% of the overall property; we believe there is substantial potential for additional vein structure. The surface drill program that is currently underway will help determine underground drill targets. The cost estimate for this exploration is $500,000, which is $250,000 greater than originally budgeted. The cost overrun is due to unexpected difficulties in the rock conditions at the drilling sites.

Based upon the results of the bulk sample, the decision will be made to proceed to full production, continue exploration, or abandon the property. Exploration could take place from surface or underground or both. Abandonment will require that the Company complete site reclamation per the revised reclamation plan, as well as meeting any other statutory requirements for mine shutdown.

If the decision is made to proceed to full production, underground development will continue to allow the opening of new stoping blocks in the mine and to access the Niagara Mine. The development program will be an ongoing activity to ensure sufficient mining areas are available to provide ore to the mill on a continuous basis as well as providing additional underground drill sites for further exploration. At this time, management will need to schedule and implement the mill expansion, which is discussed above to allow for greater throughput.

Other work in the mine will include the preparation of an underground equipment servicing / repair facility. This will be constructed underground in a yet to be determined location. The facility will be built underground to reduce surface congestion. It will also be simpler to contain any possible pollutants within the mine. Underground explosives magazines will also be completed to enhance explosives security on the mine site. The planned ore production for this phase is estimated to be 35,000 oz. The associated costs including the mill rehab is estimated to be $12.1 million, and the corresponding revenue derived from the ore produced is estimated to be $17.5 million. This is based on $500 per ounce of gold, which is conservative given the current price.

North Fork Mining Corp.

Plant and Equipment
The plant consists of electrical infrastructure and equipment to support initial mining operations. This includes an LHD, skid steer, hand held drills, and other tools and storage facilities.

Location & Background
The North Fork project is in the Alleghany mining district in the northern part of the Mother Lode Belt in northeastern California, 35 km northeast of Grass Valley and about 3.5 km northwest of the Sixteen-to-One mine. North Fork Mining controls 42 unpatented mining claims under a lease with an option to purchase and is obligated to make advance royalty payments to the lessor of $2000 per month between July 1st 2005 and July 1st 2006.

The Alleghany mining district is within the northern portion of the Mother Lode Belt and on the north side of the Grass Valley mining district. The Grass Valley and Alleghany districts are notable for their high gold grades and for the largest gold production among all mesothermal vein camps in western North America.

At North Fork, data from historic underground examinations indicate a 240m wide zone containing steeply-dipping gold-bearing quartz veins locally exceeding 6m in width. Assays grading above 0.5 opt (15 g/t) Au are common and nearly continuous along the approximately 600 feet of vein-parallel drifting on 3 levels covering about 50 meters vertically. Grades exceeding 1 opt are also common. Based on the historic assays, there is an inferred resource of 100,000 tons grading at least 0.5 oz/ton; however, additional exploration drilling is necessary to develop a mineable reserve.

Given the high gold grades at North Fork, the limited development, the reported widths of the veins, and its location along strike with major gold vein systems at nearby Alleghany, we believe the project may lead to the discovery of new high-grade reserves amenable to underground mining. There has been no systematic modern exploration on the property.

Current status
We do not claim to have any ores or reserves whatsoever at this time on the North Fork Property.

An exploration permit is in place, which doesn’t expire until December 2006. Currently, the Company has two reclamation bonds in place totaling $29,800 with the U.S. Forest Service for financial assurances for completion of foreseeable reclamation related to underground and surface exploration.

We proceeded past the initial caved area and downramp to the next cave. This cave has again been mined and secured as a series of “lifts” from the top down. We bolted, screened and shotcreted the backs and walls as excavation proceeded. We secured the second cave down to the top of the existing decline prior to suspension of activities at North Fork in February 2006 as a result of management’s decision to concentrate manpower and equipment at French Gulch. We plan to resume operations at North Fork in the Fall of 2006.

As of March 31, 2006, we have spent $232,000 in exploration costs at North Fork.

Proposed Exploration
Subject to our ability to raise sufficient funds, we will continue decline rehabilitation as planned. The rate of advance has been better than expected through the caved portions of the decline. The work is currently being completed on a single shift basis. The majority of the equipment required to complete the rehabilitation phase is onsite.

The rehabilitation of the decline will continue through 2006 and the estimated costs are $1.195 million.

After the completion of the decline rehabilitation, some underground development will be required to prepare one or more diamond drilling stations. This will include:
(1)  Excavation and securing of the diamond drill station
(2)  Excavation and securing underground explosives magazines
(3)  Installing transformers and cable from surface to the underground drill station
(4)  Excavation and securing a refuge station.

The exploratory drilling preparation is planned from the existing upper level and estimated to be $596,000. Completion of this drilling is planned for Dec 31, 2006.

Depending on the results of the early drilling program and the geological information gained from that activity, it may be necessary to advance an exploration drift into what is expected to be the hanging wall of the deposit. This will facilitate the drilling of a pattern of fanned holes back into the deposit from a more advantageous angle.

Antone Canyon Mining Corp.

Plant and Equipment
We do not own a plant or any equipment on the Antone Canyon Property.

Location & Background
The Antone Canyon Project is in Nye County, Nevada, 70km north of Tonopah and 13km southeast of the Round Mountain gold mine (15 Moz Au) operated by Barrick Gold Corporation and Kinross Gold Corporation. Lands within the project are administered by the U.S. Forest Service. The project consists of 60 unpatented mining claims under lease. In order to maintain the project, we must make annual payments to the lessor of $40,000 due in December.

Previous operators completed shallow reverse-circulation and rotary drilling from 1983 to 1985 (55 holes totaling 5,090m), and shallow core drilling in 1999 (5 holes totaling 524m). Three RC drill holes totaling 2,683 feet were completed by Bullion River Gold in late 2004 in the Antone Saddle area. Holes BA-1 and BA-2 intercepted 5 - 15 foot intervals of 0.018 to 0.016 oz/t gold. BA-3 intercepted a 45 foot interval grading 0.22 oz/t gold including a 20 foot zone containing 0.424 oz/t from 340 to 360 feet. Drilling of the high-grade structures has been limited to within 100m of surface.

There are high grade gold and silver assays from drill-hole and trench intersections in the Antone Saddle area. The intersections are distributed over an area approximately 300m by 100m, and mineralized structures are open along strike and below the shallow levels drilled (100m). Significant soil and rock-chip anomalies to 12.7 g/t Au and shallow drill intersections grading above 3 g/t Au occur more than 600m east and 600m west of the Antone Saddle area.

Current status and Proposed Exploration
We do not claim to have any ores or reserves whatsoever at this time on the Antone Property.

We must conduct exploration to determine what amount of minerals, if any, exist on the Antone Canyon property and if any minerals that are found can be economically extracted and profitably processed. Our exploration program is designed to economically explore and evaluate the Antone Canyon property.

Currently, the Company has a reclamation bond in place in the amount of $3,300 with the U.S. Forest Service for financial assurances for completion of foreseeable reclamation related to surface exploration.

Expenses totaled $5,500 for the Antone Canyon property during the first quarter of 2006, primarily attributable to consulting and insurance.

For 2006 we are planning to do 2,000 feet of surface drilling early in the 4th quarter. Total spending at Antone Canyon is estimated to be $108,000.

Cimarron Mining Corp.

Plant and Equipment
We do not own a plant or any equipment on the Cimarron Property.

Location & Background
Lands in the Cimarron project are administered by the U.S. Bureau of Land Management. The project consists of 24 unpatented claims under lease.

Current Status and Proposed Exploration
We do not claim to have any ores or reserves whatsoever at this time on the Cimarron Property.

We must conduct exploration to determine what amount of minerals, if any, exist on the Cimarron property and if any minerals that are found can be economically extracted and profitably processed. Our exploration program is designed to economically explore and evaluate the Cimarron property.

No exploration activities were conducted during the first quarter of 2006. Expenses totaled $600 at the Cimarron property for insurance.

As of June 30, 2006, the Company and Brancote US, owner of the majority of the Cimarron claims, agreed not extend the contract beyond its present term of August 22, 2006 since both parties were unable to come to an agreement with the holder of the remaining claims in the middle of the claim block.

Corcoran Canyon Mining Corp.

Plant and Equipment
We do not own a plant and there is no equipment on the property.

Location & Background
Lands in the Corcoran Canyon project are administered by the U.S. Bureau of Land Management and the U.S. Forest Service. The project consists of 41 unpatented claims under lease and 89 unpatented claims controlled 100% by Bullion River.

The project is in Nye County, Nevada, 80 km north of Tonopah and 19 km east of the Round Mountain gold mine (15 Moz Au). The project is within a regional north-trending mineralized belt that includes the volcanic-hosted and sediment-hosted gold-silver deposits of Goldfield, Tonopah, Midway, Manhattan, Round Mountain, Gold Hill and Northumberland.

Current status and Proposed Exploration
We do not claim to have any ores or reserves whatsoever at this time on the Corcoran Canyon Property.

We are planning to conduct exploration to determine what amount of minerals, if any, exist on the Corcoran Canyon Property and if any minerals that are found can be economically extracted and profitably processed. Our exploration program is designed to economically explore and evaluate the Corcoran Canyon Property.

Currently, the Company has two reclamation bonds in place in the amount of $2,600 with the U.S. Forest Service and $6,700 with the Bureau of Land Management for financial assurances for completion of foreseeable reclamation related to surface exploration.

Expenses totaled $46,000 for the Corcoran property during the first quarter of 2006, primarily attributable to purchase option payments, consulting, and insurance.

The option agreement expired on February 28, 2006. The Company has completed negotiations with the owner to purchase the property as required by the terms set forth in the original agreement noted above. Two partial payments of $20,000 were made on February 28 and March 30, 2006. The company made the final payment of $160,000 on May 19, 2006.

On June 16, 2006 the Company and Silver Quest Resources LTD and Silver Quest Resources (US) LTD (together “Silver Quest”) entered into a joint venture regarding the Corcoran property. Silver Quest is required to pay the company $10,000 within five days of execution of the agreement. Within 60 days from the date of the agreement Silver Quest must receive TSXV acceptance and at that time pay the Company $30,000 and 100,000 common shares of Silver Quest Resources LTD.

Silver Quest can acquire an initial 51% interest in the Corcoran property by making cash payments of $250,000 (U.S.), issuing 400,000 shares, and incurring $1,500,000 (U.S.) in exploration and development expenditures over a three year period. The Company has a further option to increase its interest to 75%, by paying an additional $1.0 million (U.S.), issuing an additional 500,000 shares, and incurring an additional $1.75 million (U.S.) in expenditures. The area under option is comprised of forty-one unpatented claims under lease, and an adjacent eighty nine claims controlled 100% by Corcoran Canyon Mining Corp., a wholly owned subsidiary of Bullion River.

Wenban Spring Mining Corp.

Plant and Equipment
We do not own a plant and there is no equipment on the property.

Location and Background
The project consists of 238 unpatented lode mining claims 100% owned by Wenban and 54 lode claims under option from Senator Minerals, Inc. All of the claims are located within lands administered by the U.S. Bureau of Land Management (BLM).

Wenban Spring lies along the west side of the northwest-trending Battle Mountain - Eureka Mineral Belt, which contains a number of productive, bulk-mineable, sediment-hosted and volcanic-hosted gold deposits, including Pipeline (+11 Moz Au), Cortez Hills, Cortex, Tonkin Springs, Horse Canyon, Gold Bar, and Ruby Hill.

The Wenban Spring Property is southwest of the Cortez Hills and Pediment gold deposits (~ 9 Moz gold @ ~ 4.4 g/t Au) controlled by the Cortez Joint Venture (CJV). The Property directly adjoins claims held by the CJV and lies within 6 miles (9.6 km) southwest of the Cortez Hills deposit. Cortez Hills is a world-class, bulk-mineable Carlin-type gold system discovered in 2002. Wenban Spring is on the west edge of the same valley.

Current status and Proposed Exploration
We do not claim to have any ores or reserves whatsoever at this time on the Wenban Spring property.

We must conduct exploration to determine what amount of minerals, if any, exist on the Wenban Spring property and if any minerals that are found can be economically extracted and profitably processed. Our exploration program is designed to economically explore and evaluate the Wenban Spring property.

Currently, the Company has two reclamation bonds in place totaling $11,400 with the Bureau of Land Management for financial assurances for completion of foreseeable reclamation related to surface exploration.

Expenses totaled $197,000 for the Wenban Spring property during the first quarter of 2006, primarily attributable to purchase option payments, consulting, and insurance.

For 2006, we are planning to maintain the property for future exploration with total spending on additional mapping and sampling, and rental fees estimated to be $50,000.

Painted Hills Property

Location and Background
In February 2004, Bullion River Gold staked 41 unpatented claims in the Painted Hills district in northwestern Nevada. The claims were 100% owned by Bullion River Gold Corp. During the 3rd quarter of 2005, the Company paid claim maintenance fees to the BLM on 10 claims.

The Painted Hills project is in Humboldt County, Nevada, 135km northwest of Winnemucca. The nearest significant gold producers are the Sleeper mine, 86km to the southeast, and the Hog Ranch mine, 88km to the southwest. There has been no gold exploration drilling in the project area. During the 1970's, several geothermal test holes were drilled during a regional geothermal exploration program near some hot springs, which are situated about 16 km to the northeast.

Based on our studies, we believe that the geologic setting and alteration patterns are characteristic of productive epithermal gold systems in the region (Midas, Sleeper, Ivanhoe-Hollister, and Rosebud). The Painted Hills project has important geologic similarities to multi-million ounce epithermal gold deposits of the northwestern Great Basin, notably the Sleeper and Midas deposits. Potential exists at Painted Hills for discovery of a new, high-grade gold vein system.

Plant and Equipment
We do not own a plant or any equipment on the Painted Hills Property.

Current Status and Proposed Exploration
We do not claim to have any ores or reserves whatsoever at this time on the Painted Hills Property.

We must conduct exploration to determine what amount of minerals, if any, exist on the Painted Hills property and if any minerals that are found can be economically extracted and profitably processed. Our exploration program is designed to economically explore and evaluate the Painted Hills property.

Currently, the Company has a reclamation bond in place in the amount of $6,550 with the Bureau of Land Management for financial assurances for completion of foreseeable reclamation related to surface exploration.

No exploration activities were conducted during the first quarter of 2006, and we spent $800 at the Painted Hills property on insurance.

As June 30, 2006, the Company has paid claim maintenance fees to the BLM on 10 of the 41 claims. We expect to do some minimal exploration in mid-2006 to determine the future on this property. The estimated amount is $9,000.

Mission Mine Project

Land
On February 18, 2006, the Company entered into an exploration agreement with an option to purchase the “Mission Mine” from TKM Corporation. The Company has made payments of $50,000 for exploration rights through August 31, 2006. The agreement requires the Company to make an additional payment of $50,000 on September 1, 2006 for the right to explore the property through September 1, 2009.

Location and Background
In March 2006, Bullion River entered into an exploration agreement with an option to purchase the Mission Mine project from TKM Corp. of Palm Springs, California. The Mission Mine property consists of 26 unpatented lode claims which are located about 58 km southeast of Twenty-Nine Palms in Riverside Co., California. The Mission Mine was originally developed between 1890 and 1930 as part of the Dale Mining District and contributed to the 17,000 oz of gold production during that time. The mine was reopened in 1981 when a production shaft was sunk to the 619 foot level and four working levels were developed along the vein for production. Underground channel sampling by TKM Corp, Asamera Minerals, USMX and New Gold Corp. in the 1980’s and 1990’s indicated much of the Mission quartz-magnetite-specularite-pyrite vein contained between 0.25 oz/t and 2.0 oz/t Au. Recent surface sampling from the Mission vein and other surrounding veins has confirmed high gold contents from various quartz-magnetite veins in the district.

Since entering into the exploration agreement, Bullion River has located an additional 68 claims in the district to cover a series of old mines, veins, prospects, adits and shafts. Three of the old mines, which were recently acquired by staking, had mills which produced gold from the ore.

Plant and Equipment
The Mission Mine project includes a mill, headframe, electrical equipment and miscellaneous mining equipment that was used in the early to mid 1980’s while developing the Mission Mine. Most of the equipment is no longer serviceable and will be removed as scrap if the project progresses.

Current status and Proposed Exploration
We do not claim to have any ores or reserves whatsoever at this time on the Mission Mine Claims.

We must conduct exploration to determine what amount of minerals, if any, exist on the Mission Mine property and if any minerals that are found can be economically extracted and profitably processed. Our exploration program is designed to economically explore and evaluate the Mission Mine property.

We have conducted ground magnetometer surveys over the most prominent veins exposed on the claim blocks and they have defined the structural zones controlling the veining. Additional mapping and sampling of the various mines and veins found on the claims is planned for the 2nd and 3rd quarters of 2006.

Expenses totaled $90,000 for the Mission Mine property during the first quarter of 2006, primarily attributable to purchase option payments, consulting, and legal fees.

During the second quarter of 2006 the company added 71 unpatented claims located in the Dale mining district of Riverside and San Bernardino counties in California.

For 2006, we are currently in the process of permitting a plan of operations through the Barstow BLM office with the intent of improving the mine access road and starting a feasibility study for the mining district.

Environmental

Bullion River’s exploration activities are subject to various federal and state laws and regulations governing the protection of the environment. These laws and regulations are continually changing and are generally becoming more restrictive. Bullion River conduct’s its exploration activities so as to protect the public health and environment and management believes Bullion River’s exploration activities are in compliance with all applicable laws and regulations. In November 2004, Bullion River started a phase 1 environmental audit through an independent consulting firm on the various mineral properties. The Company is in the process of updating the reclamation plan for French Gulch, which will include a storm water prevention plan and changes to the reclamation activities. At this time, all properties are in compliance with federal and state regulations.

Inflation

Management does not believe that inflation will have a material impact on its future operations.

MANAGEMENT

Each of Bullion River’s directors is elected by the stockholders to a term of one year or appointed by the board of directors to fill a vacancy on the board of directors and serves until a successor is elected and qualified. Each of Bullion River’s officers is appointed by the board of directors to a term of one year and serves until his successor is duly appointed and qualified, or until the officer is removed from office. The board of directors has no nominating, auditing or compensation committees.

Bullion River’s and its Subsidiaries’ management teams are listed below.

Management Teams

Company Name	Peter M. Kuhn	Susan Jeffs	Nancy B. Huber	Glenn Blachford	Lester Knight
Bullion River Gold Corp.	Director, CEO, President, Treasurer, Corporate Secretary	Director	CFO	Vice-President of Engineering	Director
Antone Canyon Mining Corp.	Director, CEO, President, Treasurer, Corporate Secretary	n/a	n/a	n/a	n/a
Cimarron Mining Corp.	Director, CEO, President, Treasurer, Corporate Secretary	n/a	n/a	n/a	n/a
Corcoran Canyon Mining Corp.	Director, CEO, President, Treasurer, Corporate Secretary	n/a	n/a	n/a	n/a
French Gulch (Nevada) Mining Corp.	Director, CEO, President	n/a	n/a	Director, Secretary	n/a
North Fork Mining Corp.	Director, CEO, President, Treasurer, Corporate Secretary	n/a	n/a	n/a	n/a
Wenban Spring Mining Corp.	Director, CEO, President, Treasurer, Corporate Secretary	n/a	n/a	n/a	n/a

Background of officers and directors

Peter M. Kuhn - Mr. Kuhn (51 years old) has been a director and the CEO of Bullion River since December 2003. Mr. Kuhn has been the sole director and officer of each of the five subsidiaries since December 2003. Mr. Kuhn received a Masters of Engineering Degree (M.E.) from Technical University of Clausthal (Germany) in 1983 and has been an engineer since 1983. Mr. Kuhn has more than 28 years experience in the mineral exploration and mining industry. Since May 2001, Mr. Kuhn has worked as a mining consultant. From November 1999 to April 2001, Mr. Kuhn was the President of BLM Service Group providing management and supervisory services. From August 1987 and October 1999 Mr. Kuhn worked for Thyssen Mining Construction of Canada providing management services, supervision and was responsible for the direction of the company. Mr. Kuhn is also a non-executive director of Capstone Gold Corp., a TSX Venture listed company.

Susan Jeffs - Ms. Jeffs (56) has been a director of Bullion River Gold since July 2005. Ms. Jeffs received her Bachelor of Laws from the University of British Columbia and practiced law for several years in Vancouver until moving to London in 2002.  Ms. Jeffs area of practice was primarily securities and finance for clients involved in natural resource exploration and development, telecommunications, technology and software, real estate, and infrastructure development.  She has been a director for a number of companies involved in mineral exploration.  Before practicing law, she organized and administered companies in the start-up phase and was involved in the administration of real estate developments in British Columbia, Alberta, Washington, California, and Hawaii.  In London, Ms. Jeffs is in-house legal consultant for an oil and gas company and for an Internet retail company.

Lester Knight - Mr. Knight (46) was appointed to the Board of Directors of Bullion River in January of 2006 as a non-executive director. Additionally, Mr. Knight serves as Vice President of Finance and Chief Financial Officer for Monarch Resources Limited, an investment company registered in Bermuda. Mr. Knight is a 1985 graduate of San Diego State University and holds a B.S. degree in Finance and a Masters degree in Global Management. Mr. Knight has over 16 years experience in the gold mining industry, primarily in Nevada and California.

Nancy B. Huber - Ms. Huber was appointed Chief Financial Officer on June 1, 2006. Ms. Huber (48) served as the Vice President of Finance for the Eagle Picher Filtration and Minerals, Inc. a diatomaceous earth mining company, from 2003 through 2005. She served as the Chief Financial Officer and Vice President of Finance for Western Multiplex Corporation, a provider of wireless access systems, from 2000 through 2002. Ms. Huber served as Vice President of Finance, Western Operations for Evans & Sutherland Computer Corporation, a graphics developer, from 1998 to 1999. From 1994 to 1998, she was Vice President of Finance and Chief Financial Officer for AccelGraphics, Inc. From 1991 to 1994, she served first as MIS Manager, then Chief Financial Officer and finally Chief Executive Officer of ATG Cygnet, Inc., a mass storage robotic company. Ms. Huber received a Master of Management degree from the J.L. Kellogg Graduate School of Management and a B.S. degree in Chemical Engineering from Purdue University. On April 11, 2005, Eagle Picher Holdings, Inc., and several of its affiliates filed for Chapter 11 reorganization. Ms. Huber was the Vice President of Finance for one of the affiliates, Eagle Picher Filtration and Minerals, Inc., at this time.

Glenn Blachford, P.Eng. - Mr. Blachford (55) was initially retained as an independent consultant to prepare the underground rehabilitation and drilling program on the North Fork Property. Since May 1, 2004, Mr. Blachford has been a full time employee of Bullion River. Since June 2004, Mr. Blachford has been the vice-president of engineering of Bullion River. Mr. Blachford’s duties and responsibilities include preparing the underground and mill rehabilitation, and drilling program at French Gulch, as well as rehabilitating the underground for drilling at North Fork Property. Mr. Blachford was the chief estimator and chief engineer for Thyssen Mining Construction of Canada from 1996 to 2001 and has been an independent mining consultant for the past three years.

Conflicts of interest

Management believes that Mr. Kuhn may be subject to conflicts of interest. The conflicts of interest arise from Mr. Kuhn’s relationships with other mining and exploration corporations. Since 2003, Mr. Kuhn has been a non-executive director of Capstone Gold Corp., which is located in Vancouver, British Columbia, Canada. Capstone Gold Corp. is a junior mining and exploration company and is listed on the TSX Venture Exchange. In the future, Mr. Kuhn will continue to be involved in the mining and exploration business for other entities and such involvement could create conflicts of interest. Mr. Kuhn devotes time to his other business activities on an as needed basis and will continue to devote time to their other business activities on an as needed basis. No policy has been implemented or will be implemented to address conflicts of interest.

PRINCIPAL STOCKHOLDERS

The following table sets forth, as of the date of this registration, the total number of common shares owned beneficially by each of Bullion River’s directors, officers and key employees, individually and as a group, and the present owners of 5% or more of Bullion River’s total outstanding common shares. The stockholders listed below have direct ownership of their common shares and possesses sole voting and dispositive power with respect to the common shares.

Title of Class	Name and Address of Beneficial Owner	Amount and Nature of Beneficial Owner (2)	Percent of Class

common shares	Peter M. Kuhn 3500 Lakeside Court, Suite 200 Reno, Nevada 89509	1,015,000	1.76%

common shares	Glenn Blachford 3500 Lakeside Court, Suite 200 Reno, Nevada 89509	30,000	0.05%

common shares	Nancy B. Huber 3500 Lakeside Court, Suite 200 Reno, Nevada 89509	0	0.00%

common shares	Susan Jeffs 3500 Lakeside Court, Suite 200 Reno, Nevada 89509	0	0.00%

common shares	Lester Knight 3500 Lakeside Court, Suite 200 Reno, Nevada 89509	10,000	0.02%

common shares	Directors and Executive Officers (as a group)	1,055,000	1.83%

common shares	Blue Velvet Capital Ellen L. Skelton Building 4th Floor, P.O. Box 3444 Roadtown, Tortola, BVI	5,833,326	10.10%

common shares	Elton Participation Group c/o Morgan & Morgan Trust Corp. Ltd Pasea Estate, Road Town Tortola, BVI	7,600,000	13.16%

(1) Based on 57,953,550 common shares issued and outstanding as of the date of this Form SB-2.
(2) The listed beneficial owner has no right to acquire any shares within 60 days of the date of this Form SB-2 from options, warrants, rights, conversion priviledges or similar obligations

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EXECUTIVE COMPENSATION

Compensation was paid to Bullion River’s executive officers and directors as follows:

SUMMARY COMPENSATION TABLE
Long Term Compensation
		Annual Compensation			Awards		Payouts
(a)	(b)	(c)	(d)	(e)	(f)	(g)	(h)	(i)
Name and Principal Position	Year	Salary ($)	Bonus ($)	Other Annual Compensation ($)	Restricted Stock Award(s) ($)	Securities Underlying Options/ SARs (#)	LTIP Payouts ($)	All Other Compensation ($)
Peter M. Kuhn CEO Dec 2003 - Present	2005 2004 2003	120,000 15,000 12,500	nil nil nil	nil 59,000 nil	nil nil nil	nil nil nil	nil nil nil	nil 20,546 nil
Dan Graves Former CFO March 2005 - Present	2005 2004 2003	99,867 n/a n/a	nil n/a n/a	nil n/a n/a	nil n/a n/a	nil n/a n/a	nil n/a n/a	nil n/a n/a
Jake Margolis Former VP of Exploration Dec 2003 - Aug 2005	2005 2004 2003	60,800 nil n/a	nil nil n/a	nil 75,500 6,000	nil nil n/a	nil nil n/a	nil nil n/a	nil 80,163 n/a
Glenn Blachford VP Engineering April 2004 - Present	2005 2004 2003	96,000 nil n/a	nil nil n/a	nil 80,000 n/a	nil nil n/a	nil nil n/a	nil nil n/a	nil 34,967 n/a
Lester Knight Director January 2006 - Present	2005 2004 2003	nil nil n/a	nil nil n/a	nil nil n/a	nil nil n/a	nil nil n/a	nil nil n/a	nil nil n/a
Gerry Karpinka Former President June 2001 - Dec 2003	2005 2004 2003	nil nil n/a	nil nil n/a	nil nil n/a	nil nil n/a	nil nil n/a	nil nil n/a	nil nil n/a
Colin Mills Former CFO June 2001 - Dec 2003	2005 2004 2003	nil nil n/a	nil nil n/a	nil nil n/a	nil nil n/a	nil nil n/a	nil nil n/a	nil n/a nil

Bullion River and Centennial Development Company, a company of which Peter Kuhn owns a majority of the voting shares, verbally agreed that Mr. Kuhn would provide management services to Bullion River for a management fee of $5,000 per month until April 15, 2004. At that time, the terms of the agreement were renegotiated to $7,500. Bullion River was also obligated to reimburse Centennial Development Company for any reasonable business related expenses. Either party was able to terminate the agreement at anytime. The agreement did not provide for any specific compensation in the event of (1) resignation, (2) retirement, (3) other termination of the agreement, (4) a change of control of Bullion River, or (5) a change in Mr. Kuhn’s responsibilities following a change in control. As of November 15, 2004, Mr. Kuhn was hired as Bullion River’s president at the rate of $7,500 per month and since Jan 1, 2005 has been paid $10,000 per month.

On March 16, 2005, Bullion River paid Golden Spike Mining $42,000 for professional services rendered on the Antone Canyon Property, the Corcoran Canyon Property and the North Fork Property. Golden Spike Mining is owned by Peter Kuhn.

On March 21, 2005, Bullion River paid Victor Bradley, a former director of the Bullion River, $75,000 for professional services related to fund raising, engineering, mineralization analysis, and investor communications for the period January 1, 2005 to March 31, 2005.

On December 1, 2003, Bullion River and Jacob Margolis entered into a consulting agreement that expired on May 31, 2004. Mr. Margolis was paid $6,000 per month for acting as a geological consultant to Bullion River and was reimbursed for all reasonable and necessary expenses incurred in the performance of his duties and as approved by the president of Bullion River. This agreement was renegotiated in early April 2004. As a result, Mr. Margolis was hired as the V.P. of Exploration and placed on payroll as of May 1, 2004. Mr. Margolis also received 30,000 restricted common shares and is entitled to participate in any future stock option plans of Bullion River and may qualify for further bonuses such as finder’s fees. In August of 2005, Mr. Margolis resigned. See Exhibit 10.6 - Consulting Agreement for more details.

In late 2003, Bullion River and Glenn Blachford verbally agreed that Mr. Blachford would provide consulting services to prepare the underground rehabilitation and drilling program on the North Fork Property. Mr. Blachford was paid $6,000 per month through April 30, 2004 for providing the consulting services and is entitled to participate in any future stock option plans of Bullion River. On May 1, 2004 Mr. Blachford was hired as the V.P. of Engineering.

On May 19, 2006, Dan Graves announced his intention to resign as Chief Financial Officer as of May 31, 2006. The Company had promised him options as a term of his employment, but has not yet implemented an option plan. The Company and Mr. Graves have agreed to settle the issue with an issuance of 32,386 shares of common stock.

There are no other employment agreements between Bullion River or the Subsidiaries and any named executive officer, and there are no employment agreements or other compensating plans or arrangements with regard to any named executive officer that provide for specific compensation in the event of resignation, retirement, other termination of employment, a change of control of Bullion River, or from a change in a named executive officer’s responsibilities following a change in control.

Bullion River currently provides health insurance for the above employees, but presently does not have pension, annuity, insurance, stock options, profit sharing or similar benefit plans; however, Bullion River may adopt such plans in the future. There are presently no other personal benefits available to any employees.

Stock Options

No stock options were granted during the fiscal year ended December 31, 2005. Also, as at June 30, 2006, Bullion River had no outstanding stock options.

Indemnification

Pursuant to Bullion River’s articles and bylaws, Bullion River may indemnify an officer or director who is made a party to any proceeding, including a lawsuit, because of his position, if he acted in good faith and in a manner he reasonably believed to be in Bullion River’s best interest. In certain cases, Bullion River may advance expenses incurred in defending any such proceeding. To the extent that the officer or director is successful on the merits in any such proceeding as to which such person is to be indemnified, Bullion River must indemnify him against all expenses incurred, including attorney’s fees. With respect to a derivative action, indemnity may be made only for expenses actually and reasonably incurred in defending the proceeding, and if the officer or director is judged liable, only by a court order. The indemnification is intended to be to the fullest extent permitted by the laws of the State of Nevada.

Regarding indemnification for liabilities arising under the Securities Act of 1933 that may be permitted to directors or officers under Nevada law, Bullion River is informed that, in the opinion of the Securities and Exchange Commission, indemnification is against public policy, as expressed in the Securities Act of 1933 and is, therefore, unenforceable.

DESCRIPTION OF PROPERTY

Bullion River Gold operates from its principal executive office at 3500 Lakeside Court, Suite 200, Reno Nevada. Bullion River Gold’s telephone number is 775-324-4881. In February 2006, Bullion River Gold leased this premise for three years starting on April 1, 2006 subject to tenant improvements. The Company sought out more office space at a reduced rate per square foot. The new offices are 6,150 square feet with the initial lease period of 3 months at a rate of $6,000. Months 4-12 are at $7,687 per month. This amount will increase to $7,918 per month for the second year, and increase to $8,156 for the third year. The additional space was required for mine engineering, geology services, and additional investor communication services. Also, Bullion River Gold is renting an office for the operations of North Fork Mining Corp. and is paying $995 per month from April 30, 2005, to April 30, 2006. Bullion River Gold has also leased a storage facility on a month to month basis in Sparks, Nevada, for the diamond drill cores from its properties. The monthly rent is $55 per month. During the fiscal year ending December 31, 2005, Bullion River Gold paid $52,130 for rent. For information about additional property or assets under contract, see the heading “Contractual Obligations” in Part I, Item 6.

DESCRIPTION OF SECURITIES

Common Shares

Bullion River’s authorized capital stock consists of 200,000,000 shares of common stock with a par value $0.001 per share. The holders of Bullion River’s common stock:

(a)	have equal ratable rights to dividends from funds legally available if and when declared by Bullion River’s board of directors;
(b)	are entitled to share ratably in all of Bullion River’s assets available for distribution to holders of common stock upon liquidation, dissolution or winding up of Bullion River’s affairs;
(c)	do not have preemptive, subscription or conversion rights;
(d)	do not have any provisions for redemption, purchase for cancellation, surrender or sinking or purchase funds or rights; and
(e)	are entitled to one non-cumulative vote per share on all matters on which stockholders may vote.

All common shares now issued and outstanding are, and all common shares unissued when offered and sold will be, duly authorized, validly issued, fully paid for, and non-assessable.

No shareholder approval is required for the issuance of Bullion River’s securities, including common shares, stock options and share purchase warrants. To the extent that additional common shares are issued, the relative interest of then existing stockholders may be diluted.

Bullion River’s Certificate of Incorporation and By-laws and the applicable statutes of the State of Nevada provide a more complete description of the rights and liabilities of holders of Bullion River’s capital stock. Provisions as to the modifications, amendments or variation of such rights or provisions are contained in the applicable statutes of the State of Nevada and Bullion River’s By-laws.

Non-Cumulative Voting

Holders of common shares of Bullion River’s capital stock do not have cumulative voting rights, which means that the holders of more than 50% of the outstanding common shares, voting for the election of directors, can elect all of the directors to be elected, if they so choose, and, in that event, the holders of the remaining common shares will not be able to elect any of Bullion River’s directors.

Cash Dividends

As of the date of this registration, Bullion River has not paid any cash dividends to stockholders. The declaration of any future cash dividend will be at the discretion of Bullion River’s board of directors and will depend upon Bullion River’s earnings, if any, its capital requirements and financial position, its general economic conditions, and other pertinent conditions. It is Bullion River’s present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in its business operations.

Warrants

Currently there are 32,846,862 share purchase warrants outstanding. The Company is not registering 200,000 warrants. First, there are 1,225,000 Class B1 warrants that will expire between April 15, 2007 and September 29, 2007. Each Class B1 warrant entitles the warrant holder to acquire one common share of Bullion River at a price of $1.50. If the warrant holder does not exercise the Class B1 share purchase warrant prior to its expiration, the Class B1 will expire and be of no value. The expiration dates of the Class B1 warrants are as follows:

Original Number of Class B1 Warrants	Expiry date
850,000	April 15, 2007
125,000	April 30, 2007
50,000	July 20, 2007
200,000	September 29, 2007

1,225,000

Second, there are 9,576,834 Class B2 share purchase warrants that will expire between September 29, 2007 and May 5, 2008. Each Class B2 share purchase warrant entitles the warrant holder to acquire one common share of Bullion River at a price of either $1.00 or $0.75 or $0.50 per share. If the warrant holder does not exercise the Class B2 warrant prior to its expiration, the Class B2 share purchase warrant will expire and be of no value. There were 333,333 Ratchet Warrants issued in error on January 23, 2006. These Ratchet Warrants are in the process of being recalled and are not listed in the table below. The expiration dates of the Class B2 warrants are as follows:

	Original Number of Class B2 Warrants (1)	Ratchet Class B2 Warrants	Total Class B2 Warrants	Expiry date
	1,093,335		1,093,335	September 29, 2007
	299,000	69,333	368,333	November 16, 2007
	185,333		235,333	December 10, 2007
	63,467	63,467	126,934	December 16, 2007
	368,000	501,333	869,333	December 30, 2007
	25,000		25,000	January 5, 2008
		50,000		January 23, 2008
	290,000		290,000	February 2, 2008
	50,000		50,000	February 16, 2008
	481,000		481,000	March 22, 2008
	22,,000	155,280	310,560	April 14, 2008
	7,600		7,600	April 27, 2008
	1,446,671	1,613,340	3,060,011	April 29, 2008
	1,137,236	822,157	1,959,393	May 2, 2008
	233,334	466,668	700,002	May 5, 2008
Total	5,701,976	3,741,578	9,576,834

Third,, there are 110,000 share purchase Warrants granted to service provider that will expire July 24, 2008. Each such Warrant entitles the warrant holder to acquire one common share of Bullion River at a price of $0.75 per share. If the warrant holder does not exercise the Warrant prior to its expiration, the Warrant will expire and be of no value.

Fourth, there are 20,896,005 share purchase Warrants from the New Private Offering that will expire between February 3, 2008 and October 18, 2008. Each such Warrant entitles the warrant holder to acquire one common share of Bullion River at a price of either $0.75 or $1.00 per share. If the warrant holder does not exercise the Warrant prior to its expiration, the Warrant will expire and be of no value. The expiration dates of the Warrants are as follows:

Number of Warrants from the New Private Offering	Expiry date
11,972,000	03-Feb-08
1,180,000	13-Mar-08
290,000	20-Apr-08
2,000,000	28-Apr-08
15,000	1-May-08
40,000	4-May-08
100,000	5-May-08
200,000	8-May-08
35,000	10-May-08
15,000	11-May-08
200,000	12-May-08
50,000	19-May-08
85,000	30-May-08
205,000	5-Jun-08
100,000	6-Jun-08
220,000	9-Jun-08
1,267,337	27-Jun-08
1,171,667	11-Jul-08
50,000	18-Jul-08
66,667	20-Jul-08
133,334	24-Jul-08
1,500,000	18-Oct-08
20,896,005

Fifth, there are 1,172,303 share purchase Warrants granted to certain selling stockholders as a finder’s fee in connection with the New Private Offering that will expire between January 23, 2008 and July 14, 2008. Each such Warrant entitles the warrant holder to acquire one common share of Bullion River at a price of either $0.75 or $1.00 per share. If the warrant holder does not exercise the Warrant prior to its expiration, the Warrant will expire and be of no value. The expiration dates of the Warrants are as follows:

Number of Finder Warrants from the New Private Offering	Expiry date
952,969	23-Jan-08
133,334	28-Apr-08
86,000	10-Jul-08
1,172,303

Anti-Takeover Provisions

There are no Nevada anti-takeover provisions applicable to Bullion River or the Subsidiaries that may have the effect of delaying or preventing a change in control. Also, management is not aware of any arrangement that may result in a change of control of Bullion River.

Reports

After Bullion River completes this offering, Bullion River will not be required to furnish you with an annual report. Further, Bullion River will not voluntarily send you an annual report. Bullion River is currently required to and will be required to file reports with the SEC under section 15(d) of the Securities Act. The reports are filed electronically. The reports Bullion River is required to file are Forms 10-KSB, 10-QSB, and 8-K. You may read copies of any materials Bullion River files with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site that will contain copies of the reports Bullion River files electronically. The address for the Internet site is www.sec.gov.

Transfer Agent

Bullion River’s transfer agent for its common shares is Pacific Stock Transfer Company located at Suite 240, 500 East Warm Springs Road, Las Vegas, Nevada, 89119 and its telephone number is (702) 361-3033.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Related Transactions

No member of management, executive officer or stockholder has had any direct or indirect interest in any transaction to which Bullion River or any of its subsidiaries was a party with the exception of the following:

Assignment Agreements with Golden Spike Mining

On January 9, 2004, Antone Canyon Mining Corp. entered into an assignment agreement with Golden Spike Mining for the assignment of an option agreement for 60 unpatented mineral claims. Peter M. Kuhn is the president of both Bullion River and Antone Canyon Mining Corp., and the sole director and officer and majority owner of Golden Spike Mining. See “Business of Bullion River” on page 21 and Exhibit 10.1 - Assignment Agreement for more information.

On February 18, 2004, Corcoran Canyon Mining Corp. entered into an assignment agreement with Golden Spike Mining for the assignment of an option agreement for 41 unpatented mineral claims. Peter M. Kuhn is the president of both Bullion River and Corcoran Canyon Mining Corp., and the sole director and officer and majority owner of Golden Spike Mining. See “Business of Bullion River” on page 21 and Exhibit 10.2 - Assignment Agreement for more information.

On February 19, 2004, Cimarron Mining Corp. entered into an assignment agreement with Golden Spike Mining for the assignment of an option agreement for 30 unpatented mineral claims. Peter M. Kuhn is the president of both Bullion River and Cimarron Mining Corp., and the sole director and officer and majority owner of Golden Spike Mining. See “Business of Bullion River” on page 21 and Exhibit 10.3 - Assignment Agreement for more information.

On February 20, 2004, Thomas Creek Mining Corp. entered into an assignment agreement with Golden Spike Mining for the assignment of an option agreement for 76 unpatented mineral claims. Peter M. Kuhn is the president of both Bullion River and Thomas Creek Mining Corp., and the sole director and officer and majority owner of Golden Spike Mining. See “Business of Bullion River” on page 21 and Exhibit 10.4 - Assignment Agreement for more information.

On February 23, 2004, North Fork Mining Corp. entered into an assignment agreement with Golden Spike Mining for the assignment of an option agreement for 42 unpatented mineral claims. Peter M. Kuhn is the president of both Bullion River and North Fork Mining Corp., and the sole director and officer and majority owner of Golden Spike Mining. See “Business of Bullion River” on page 21 and Exhibit 10.5 - Assignment Agreement for more information.

Transactions with Promoters

Peter M. Kuhn is currently the only promoter of Bullion River. Mr. Kuhn has not received anything of value from Bullion River or its subsidiaries nor is Mr. Kuhn entitled to receive anything of value from Bullion River or its subsidiaries for services provided as a promoter of Bullion River or its subsidiaries.

LEGAL PROCEEDINGS

Bullion River is not aware of any pending litigation or legal proceedings and none is contemplated or threatened.

EXPERTS

Bullion River’s financial statements for the years ended December 31, 2005 and 2004 included in this registration have been audited by HJ & Associates, LLC of Salt Lake City, Utah and Hall & Company, Certified Public Accountants, Inc., of Irvine, California. Both of these companies are independent registered public accounting firms as set forth in their report included in this registration.

Branden T. Burningham, Esq. of Salt Lake City, Utah has provided the legal opinion regarding the legality of the common shares being registered.

FINANCIAL STATEMENTS

Bullion River’s fiscal year end is December 31. Bullion River will provide audited financial statements to its stockholders on an annual basis; an Independent Certified Public Accountant will audit the statements.

Bullion River’s audited financial statements for the fiscal years ending December 31, 2005 and December 31, 2004 and its unaudited financial statements for the quarterly period ending March 31, 2006 immediately follow:

Audited Financial Statements - December 31, 2005 and 2004

BULLION RIVER GOLD CORP.
(an exploration stage company)

CONSOLIDATED FINANCIAL STATEMENTS

As at December 31, 2005 and 2004 and for the years ended December 31, 2005 and 2004 and for the period June 29, 2001 (date of inception) to December 31, 2005

REPORTS OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRMS

CONSOLIDATED BALANCE SHEETS

CONSOLIDATED STATEMENTS OF OPERATIONS

CONSOLIDATED STATEMENTS OF CASH FLOWS

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY AND COMPREHENSIVE LOSS

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

Report of Independent Registered Public Accounting Firm

To the Board of Directors
Bullion River Gold Corporation and Subsidiaries
Reno, Nevada

We have audited the accompanying consolidated balance sheet of Bullion River Gold Corporation and Subsidiaries as of December 31, 2005, and the related consolidated statements of operations, stockholders' equity and comprehensive loss and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bullion River Gold Corporation and Subsidiaries as of December 31, 2005, and the results of their operations and their cash flows for the year then ended in conformity with United States generally accepted accounting principles.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 12 to the financial statements, the Company has suffered recurring losses from operations since inception. This raises substantial doubt about the Company's ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 12. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

HJ & Associates, LLC
Salt Lake City, UT
March 18, 2006

American Institute of Certified Public Accountants
Member of Public Company Accounting Oversight Board

16140 SAND CANYON AVE., SUITE 100
IRVINE, CALIFORNIA 92618
HALL&COMPANY Certified Public Accountants, Inc.
                                             (949) 910-HALL (4255)
                 TAX, FINANCIAL AND MANAGEMENT CONSULTING SERVICES
                                                                                                                        FAX   (949) 910-4256

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

March 31, 2005

To the Board of Directors and Stockholders of
Bullion River Gold Corp.

We have audited the accompanying consolidated balance sheets of Bullion River Gold Corp. (an exploration stage company) as of December 31, 2004 and 2003, and the related consolidated statements of operations, changes in stockholders’ deficit, and cash flows for the years then ended and the period from June 29, 2001 (inception) through December 31, 2004. These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Bullion River Gold Corp. as of December 31, 2004 and 2003, and the results of its operations and its cash flows for the years then ended and the period from June 29, 2001 (inception) through December 31, 2004 in conformity with accounting principles generally accepted in the United States of America.

The accompanying consolidated financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 10 to the consolidated financial statements, the Company has suffered recurring losses from operations and a net capital deficiency that raise substantial doubt about its ability to continue as a going concern. Management's plans in regard to these matters are also described in Note 10. The consolidated financial statements do not include any adjustments that might result from the outcome of this uncertainty.

                                                                  HALL & COMPANY

Bullion River Gold Corp.
(An Exploration Stage Company)
Consolidated Balance Sheet
As of December 31, 2005 and December 31, 2004

	December 31	December 31
	2005	2004
ASSETS
Current Assets:
Cash	$124,788	$273,331
Prepaids and other current	394,396	89,267
Inventory	66,404	-
Total Current Assets	585,588	362,598

Fixed Assets:
Fixed Assets	586,825	109,615
Less accumulated depreciation	(102,676)	(13,050)
Total Fixed Assets	484,149	96,565

Other Assets:
Deposits	440,176	-
Total Other	440,176	-

Total Assets	$1,509,913	$459,163

LIABILITY AND SHAREHOLDERS' DEFICIT
Current Liabilities:
Accounts payable and accruals	$309,640	$524,062
Other current liabilities	170,758	-
Loans from related parties	13,453	-
Loan payable	-	100,000
Current Portion of Capital Lease Obligations	63,216	-
Total Current Liabilities	557,067	624,062

Long Term Liabilities:
Long Term Capital Lease Obligations	128,281	-
Long Term Reclamation Obligations	103,041	-
Total Long Term Liabilities	213,322	-

Total Liabilities	788,389	624,062

Shareholders' Equity:
Share Capital
Authorized 200,000,000 common shares, $0.001 par value
Issued and outstanding 39,243,581, and 28,444,004 common shares	39,300	28,444
Additional paid in Capital	8,825,523	2,918,591
Shares Subscribed	387,500	-
Foreign Exchange Adjustments	-	(1,186)
Deficit accumulated during the exploration stage	(8,530,799)	(3,110,748)
Total Shareholders' Equity	721,524	(164,899)

Total Liabilities & Shareholders' Equity (Deficit)	$1,509,913	$459,163

The accompanying notes are an integral part of these consolidated financial statements.

Bullion River Gold Corporation
(An Exploration Stage Company)
Consolidated Statement of Operations

	For the Years Ended December 31		From Inception June 29, 2001
	2005	2004	to December 31, 2005
Revenue:	$-	$-	$-

Expense:
Exploration	3,303,527	1,874,409	5,177,936
Salaries & Wages	552,863	37,830	603,192
Payroll Burden	96,046	3,353	99,399
Employee Related	19,090	12,761	31,851
Professional Fees	501,792	371,348	958,999
Consulting	108,578	190,416	356,968
Contractors	0	0	0
Office	45,359	46,162	93,968
Land	0	0	0
Travel Related	182,288	112,372	297,335
Licenses & Fees	10,746	30,365	43,320
Investor Communications	321,374	221,889	543,263
Insurance	54,280	26,910	81,190
Rent	52,130	19,605	71,734
Utilities	41,757	126	41,885
Bank Charges	10,967	5,423	17,170
Miscellaneous	(28,685)	(833)	(29,519)
Forgiveness of Debt	(6,496)	(6,839)	(32,215)
Accretion	2,041	0	2,041
Depreciation	89,626	13,050	102,676
Total Operating Expense	5,357,283	2,958,347	8,461,193

Other:
Non-operating Income	(58,934)	0	(58,934)
Interest expense	64,751	6,838	71,589
Non-operating	56,951	0	56,951
Total Other	62,768	6,838	69,606

NET LOSS FOR PERIOD	$(5,420,051)	$(2,965,185)	$(8,530,799)

BASIC AND DILUTED LOSS PER SHARE	$(0.17)	$(0.11)

WEIGHTED AVERAGE SHARES OUTSTANDING	32,281,358	26,188,158

The accompanying notes are an integral part of these consolidated financial statements.

Bullion River Gold Corp.
(An Exploration Stage Company)
Consolidated Cash Flow

	Twelve Months Ended		From Inception,
	December 31		June 29, 2001 to
	2005	2004	December 31, 2005
CASH FLOW FROM OPERATING ACTIVITIES

Net Loss for the Period	$(5,420,051)	$(2,965,185)	$(8,530,799)

Adjustment to Reconcile net loss to net cash
used in operating activities:
Depreciation Expense	89,626	13,050	102,676
Accretion Expense	2,041	-	2,041
Gain on Extinguishment of Debt	(6,496)	(6,839)	(32,215)
Common Stock issued for services and related expense		128,650	128,650

Changes in operating assets and liabilities:
(Increase) Decrease in Prepaids	(305,129)	(89,184)	(394,395)
(Increase) Decrease in Inventory	(66,404)	-	(66,404)
(Increase) Decrease in Deposits	(440,176)	-	(440,176)
Increase (Decrease) in Accounts Payable/Accrued	(207,925)	522,757	322,976
Increase (Decrease) in Other current liabilities	71,950	-	71,950
Increase (Decrease) in Reclamation Obligation	101,000	-	101,000

NET CASH USED IN OPERATING ACTIVITIES	(6,181,564)	(2,396,751)	(8,734,696)

NET CASH USED IN INVESTING ACTIVITIES

Purchase of fixed assets	(285,714)	(109,615)	(395,330)

NET CASH USED IN INVESTING ACTIVITIES	(285,714)	(109,615)	(395,330)

NET CASH USED IN FINANCING ACTIVITIES
Advance payable	-	84,572	118,880
Loans from related parties	13,453	-	13,453
Loan payable	(100,000)	70,000	170,000
Cash proceeds from sale of common shares	6,530,176	2,473,385	9,078,561
Cash proceeds from shares subscribed	387,500	-	387,500
Offering Costs	(513,580)	-	(513,580)

NET CASH USED IN FINANCING ACTIVITIES	6,317,549	2,627,957	9,254,814

Effect of exchange rate changes on cash	1,186	(1,186)	-

INCREASE (DECREASE) IN CASH	(148,543)	120,405	124,788

CASH, BEGINNING OF THE PERIOD (January 1)	273,331	152,926	-

CASH, END OF PERIOD	$124,788	$273,331	$124,788

The accompanying notes are an integral part of these consolidated financial statements.

BULLION RIVER GOLD CORP.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY AND COMPREHENSIVE LOSS
(An Exploration Stage Company)
For the Years Ended December 31, 2005, 2004, and the period from Inception June 29, 2001 to December 31, 2005

						Deficit
				Common Shares Subscribed		Accumulated	Accumulated
	Common Stock Issued		Additional			During the	Other
	Number of		Paid in	Number of		Development	Comprehensive
	Shares	Amount	Capital	Shares	Amount	Stage	Income	Total
Balance, June 29, 2001	-	$-	$-	$-	$-	$-	$-	$-
Issuance of common shares
for cash, August 8, 2001	1,000,000	1,000	-	-	-	-	-	1,000
Issuance of common shares
for cash, December 6, 2001	1,400,000	1,400	12,600	-	-	-	-	14,000
Net loss, for the twelve month period
ended, December 31, 2001	-	-	-	-	-	(1,000)	-	(1,000)
Balance, December 31, 2001	2,400,000	2,400	12,600	-	-	(1,000)	-	14,000
Issuance of common shares for cash,
November 26 to December 16, 2002	208,500	208	20,642	-	-	-	-	20,850
Net loss, for the twelve month period
ended, December 31, 2002	-	-	-	-	-	(43,348)	-	(43,348)
Balance, December 31, 2002	2,608,500	2,608	33,242	-	-	(44,348)	-	(8,498)
Issuance of common shares
for cash, January 7, 2003	95,000	95	9,405	-	-	-	-	9,500
Issuance of common shares
for cash, January 9, 2003	80,000	80	7,920	-	-	-	-	8,000
Issuance of common shares
for cash, February 7, 2003	110,000	110	10,890	-	-	-	-	11,000
Issuance of common shares
for cash, February 18, 2003	106,500	107	10,543	-	-	-	-	10,650
Net loss for the three month period
Commons shares cancelled,
December 2, 2003	(2,000,000)	(2,000)	2,000	-	-	-	-	-
Issuance of nine for one common
stock dividend, December 9, 2003	9,000,000	9,000	(9,000)	-	-	-	-	-
Net loss for the twelve month period
ended, December 31, 2003	-	-	-	-	-	(101,215)	-	(101,215)
Balance, December 31, 2003	10,000,000	10,000	65,000	-	-	(145,563)	-	(70,563)
Issuance of one and one half for one
common stock dividend, January 13, 2004	15,000,003	15,000	(15,000)	-	-	-	-	-
Issuance of common shares for
finders fee, March 18, 2004	25,000	25	28,725	-	-	-	-	28,750
Issuance of common shares for
consulting fees, March 18, 2004	30,000	30	34,470	-	-	-	-	34,500
Issuance of common shares for property
option payment, March 18, 2004	30,000	30	34,470	-	-	-	-	34,500
Common stock subscribed January 19, 2004				125,000	125,000			125,000
Common stock subscribed March 25, 2004	-	-	-	850,000	850,000	-	-	850,000
Net loss, for the three month period
ended, March 31, 2004	-	-	-	-	-	-	-	-
Issuance of 850,000 units for cash,
Reg S, April 15, 2004	850,000	850	849,150	(850,000)	(850,000)	-	-	-
Issuance of 125,000 units for cash,
Reg S, April 30, 2004	125,000	125	124,875	(125,000)	(125,000)	-	-	-
Issuance of common shares for
consulting fees, July 20, 2004	30,000	30	30,870	-	-	-	-	30,900
Issuance of 50,000 units for cash,
Reg S, July 20, 2004	50,000	50	49,950	-	-	-	-	50,000
Issuance of 200,000 units for debt,
Reg S, September 16, 2004	200,000	200	199,800	-	-	-	-	200,000
Issuance of 93,334 units for debt,
Reg S, September 29, 2004	93,334	94	69,906	-	-	-	-	70,000
Issuance of 1,000,001 units for cash,
Reg S, September 29, 2004	1,000,001	1,000	749,000	-	-	-	-	750,000
Issuance of 299,000 units for cash,
Reg S, November 16, 2004	299,000	299	223,951	-	-	-	-	224,250
Issuance of 183,333 units for cash,
Reg D, December 9, 2004	183,333	183	135,817	-	-	-	-	136,000
Issuance of 2,000 shares for finders fees,
Reg D, December 9, 2004	2,000	2	1,498	-	-	-	-	1,500
Issuance of 501,333 units for cash,
Rule 144, December 29, 2004	501,333	501	317,384	-	-	-	-	317,885
Issuance of 25,000 units for cash,
Reg S, December 22, 2004	25,000	25	18,725	-	-	-	-	18,750
Net loss, for the twelve month period
ended, December 31, 2004	-	-	-	-	-	(2,965,185)	-	(2,965,185)
Foreign currency translation adjustments	-	-	-	-	-	-	(1,186)	(1,186)
Balance, December 31, 2004	28,444,004	28,444	2,918,591	-	-	(3,110,748)	(1,186)	(164,899)

	Common Stock Issued		Additional	Common Shares Subscribed		Deficit Accumulated During the	Accumulated Other
	Number of		Paid in	Number of		Development	Comprehensive
	Shares	Amount	Capital	Shares	Amount	Stage	Income	Total
Issuance of 90,000 units for cash
Reg S, Feb 2, 2005	90,000	90	67,410	-	-	-	-	67,500
Issuance of 290,000 units for cash
Reg D, Feb 2, 2005	200,000	200	149,800	-	-	-	-	150,000
Issuance of 50,000 units for cash
Reg S, February 16,2005	50,000	50	37,450	-	-	-	-	37,500
Issuance of 481,000 units for cash
Reg S, March 22, 2005	481,000	481	360,269	-	-	-	-	360,750
3,390,599 Units Subscribed during February
and March 2005	-	-	-	3,390,599	2,542,951	-	-	2,542,951
Share issue costs incurred during February
and March 2005	-	-	(193,330)	-	-	-	-	(193,330)
Common stock issued April 29, 2005	1,796,673	1,855	1,345,646	(1,796,673)	(1,347,501)	-	-	-
Common stock issued May 2, 2005	1,437,236	1,436	1,076,489	(1,437,236)	(1,077,925)	-	-	-
Common stock issued May 5, 2005	466,668	466	349,534	(156,690)	(117,525)	-	-	232,475
Share Issue costs incurred during Q2	-	-	(7,600)	-	-	-	-	(7,600)
Common stock issued October 18, 2005	1,790,000	1,790	893,210	-	-	-	-	895,000
For Cash
Common stock issued October 20, 2005	464,000	464	231,536	-	-	-	-	232,000
For Cash
Common stock subscribed October 31, 2005	-	-	-	75,000	37,500	-	-	37,500
For services rendered
Common stock issued November 28, 2005	1,244,000	1,244	620,756	-	-	-	-	622,000
For Cash
Common stock issued December 16, 2005	2,780,000	2,780	1,387,220	-	-	-	-	1,390,000
For Cash
Common stock subscribed December 16, 2005	-	-	-	400,000	200,000	-	-	200,000
For Cash
Common stock subscribed December 29, 2005	-	-	-	50,000	25,000	-	-	25,000
For Cash
Common stock subscribed December 31, 2005	-	-	-	250,000	125,000	-	-	125,000
For services rendered
Share Issue costs incurred during Q4	-	-	(411,458)	-	-	-	-	(411,458)
Foreign currency translation adjustments	-	-	-	-	-	-	1,186	1,186
Net Loss for the twelve month period
ended, December 31, 2005	-	-	-	-	-	(5,420,051)	-	(5,420,051)
Balance December 31, 2005	39,243,581	$39,300	$8,825,523	775,000	$387,500	$(8,530,799)	$-	$721,524

The accompanying notes are an integral part of these consolidated financial statements.

BULLION RIVER GOLD CORP.
(An Exploration Stage Company)
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
December 31, 2005 and 2004

Note 1 - ORGANIZATION AND NATURE OF OPERATION

NATURE OF OPERATIONS
Bullion River Gold was incorporated under the laws of the State of Nevada on June 29, 2001 under the original name “Dynasty International Corporation”. The company was a specialty retailer of home water quality testing kits and water purification devices until December 9, 2003 when it changed its business direction to the exploration of gold and silver in the western United States.

On December 9, 2003, five current Nevada subsidiaries of Bullion River Gold were incorporated and sold to Bullion River Gold. These subsidiaries are Antone Canyon Mining Corp., Cimarron Mining Corp., Corcoran Canyon Mining Corp., North Fork Mining Corp., and Thomas Creek Mining Corp. (collectively, the “Subsidiaries”).

On January 20, 2004, the Company changed its name to “Bullion River Gold Corp.”

From January 9, 2004 to February 23, 2004, Bullion River Gold, through the Subsidiaries, acquired seven separate option agreements. In February 2004 Bullion River Gold staked and registered its 100% interest in 41 unpatented mineral claims in the Painted Hills district in Humboldt County. On September 30, 2004 the Company acquired all of the issued and outstanding shares of French Gulch (Nevada) Mining Corporation, which was incorporated in the State of Nevada on September 30, 2004. In August 2005, the Company entered into an agreement with the Stump Family Trust (“Stump”) to explore, develop, and mine 1 patented lode mining claim ("Colorado Quartz Mine”), which is adjacent to French Gulch. See “Business of Bullion River” for more information.

EXPLORATION STATE ACTIVITIES
The Company has not commenced significant operations, and in accordance with SFAS No. 7, the Company was considered a development stage company until it changed business direction in December 2003 and became an exploration company.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

BASIS OF PRESENTATION

The accompanying consolidated financial statements have been prepared in accordance with generally accepted accounting principles in the United States of America (“US GAAP”).

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its subsidiaries. All significant intercompany balances and transactions have been eliminated.

INVENTORIES
Materials and supplies related to underground mine development are stated at cost (first-in, first-out).

ACCOUNTING ESTIMATES
The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets, liabilities, contingent liabilities, revenues and expenses at the date and for the periods that the financial statements are prepared. Actual results could differ from those estimates.

CONCENTRATION OF CREDIT RISK
Financial instruments that potentially subject the Company to concentrations of credit risk consist of cash and certificates of deposit held in U.S. banks that have deposit insurance thus limiting the amount of credit exposure.

REVENUE RECOGNITION
Gold and silver sales will be recognized when title passes to the purchaser and delivery occurs.

INCOME TAXES
Income tax expense is based on pre-tax financial accounting income. The Company will recognize deferred tax assets and liabilities based on differences between the financial reporting and tax bases of assets and liabilities using the enacted tax rates and the laws that are expected to be in effect when the differences are expected to be recovered.

BASIC AND DILUTED NET LOSS PER COMMON SHARE
Basic loss per share includes no dilution and is computed by dividing net loss by the weighted average number of outstanding common shares during the year. Diluted earnings per share reflect the potential dilution of securities that would occur if securities or other contracts (such as stock options and warrants) to issue common stock were exercised or converted into common stock. At December 31, 2005, 2004, and 2003 the Company had no options outstanding. At December 31, 2005, the Company had 14,980,225 warrants outstanding. At December 31, 2004, the Company had 3,192,468 warrants outstanding.

LEASES
Leases where substantially all the rewards and risks of ownership of assets remain with the leasing company are accounted for as operating leases. Payments made under operating leases, net of any incentives received by the Company from the leasing company, are charged to the statement of operations and comprehensive loss on a straight-line basis over the period.

Other leases are accounted for as capital leases.

FIXED ASSETS
Office furniture, equipment, computer hardware, and computer software are stated at cost. Depreciation is computed over the estimated useful life of the depreciable assets using the straight-line method. The useful life for the fixed assets is estimated as follows with no salvage value:
Furniture	5 years
Equipment	2 and 7 years
Telephone System	5 years
Computer Hardware	3 years
Computer Software	2 years

The fixed assets are reviewed each year to determine whether any events or circumstances indicate that the carrying amount of the assets may not be recoverable. Such review is performed based on estimated undiscounted cash flows compared with the carrying value of the assets. If the future cash flows (undiscounted and without interest charges) are less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value.

COMPREHENSIVE INCOME

Comprehensive income reflects changes in equity that result from transactions and economic events from non-owner sources. Comprehensive income for the current period represents foreign currency translation items associated with the Company’s accounts payable.

MINERAL PROPERTY OPTION PAYMENTS AND EXPLORATION COSTS

The Company will expense all costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves.

IMPAIRMENT OF LONG-LIVED ASSETS

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The Company recognizes impairment of long-lived assets in the event that the net book value of such assets exceeds the future undiscounted cash flows attributed to such assets. No impairment of long-lived assets was recognized for the years ended December 31, 2005, 2004 and 2003.

CLOSURE, RECLAMATION AND REMEDIATION COSTS

Current laws and regulations require certain closure, reclamation and remediation work to be done on mineral properties as a result of exploration, development and operating activities. The Company periodically reviews the activities performed on its mineral properties and makes estimates of closure, reclamation and remediation work that will need to be performed as required by those laws and regulations and makes estimates of amounts that are expected to be incurred when the closure, reclamation and remediation work is expected to be performed. Future closure, reclamation and environmental related expenditures are difficult to estimate in many circumstances due to the early stages of investigation, uncertainties associated with defining the nature an extent of environmental contamination, the uncertainties relating to specific reclamation and remediation methods and costs, application and changing of environmental laws, regulations and interpretation by regulatory authorities and the possible participation of other potentially responsible parties.

The Company has estimated costs associated with the closure, reclamation and related environmental expenditures of the French Gulch and North Fork properties, which have been reflected in its financial statements in accordance with the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 143 ("SFAS 143"), "Accounting for Asset Retirement Obligations", which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. See Note 4 for a related discussion. The Company follows.

FORGIVENESS OF DEBT

At December 31, 2005 the Company recorded forgiveness of debt in the amount of $6,496. At December 31, 2004, the Company recorded forgiveness of debt in the amount of $6,839. These were all recorded as a credit to operation expense because the transactions were not considered to be unusual or infrequent. This was interest on short term loans that was forgiven.

NOTE 3 - LOANS PAYABLE

As of December 31, 2005, the Company had loans payable totaling $13,453.

At June 30, 2005, the Company had a short term loan payable totaling $15,000 with Kristie Kuhn, wife of the Company’s President Peter Kuhn. This loan was paid in full on November 2, 2005.

On June 22, the Company entered into a short term loan totaling $15,000 with Centennial Development Corp. This loan was interest free and unsecured. This loan was paid in full on October 24, 2005.

On June 30, the Company entered into a short term loan totaling $55,000 with Centennial Development Corp. This loan was interest free and unsecured. This loan was paid in full on November 9, 2005.

On July 11, 2005, the Company entered into a 30-day free interest in the amount of $15,000 with Centennial Development Corp. The interest was 1.5% monthly. This loan was paid in full on November 9, 2005.

On July 18, 2005, the Company entered into a 30-day free interest in the amount $32,000 with Centennial Development Corp. The interest was 1.5% monthly. This loan was paid in full on November 9, 2005.

On July 29, 2005, the Company entered into a 30-day free interest in the amount $32,000 with Centennial Development Corp. The interest is 1.5% monthly. This loan was paid in full on December 1, 2005.

On August 5, 2005, the Company entered into a loan agreement with Centennial Development in the amount of $500,000 due on December 31, 2005. Terms were zero days free interest, interest accruing at 1.15% per month, $25,000 loan fee. This loan principal and fees were paid in full on October 21, 2005. Interest of $13,453 was paid on January 3, 2006.

On August 31, 2005, the Company entered into a 30-day free interest in the amount of $30,000 with Centennial Development Corp. The interest was 1.5% monthly. This loan was paid in full on December 1, 2005.

On September 6, 2005, the Company entered into a 30-day free interest in the amount of $25,000 with Centennial Development Corp. The interest is 1.5% monthly. This loan was paid in full on December 1, 2005.

On September 13, 2005, the Company entered into a 30-day free interest in the amount of $6,000 with Centennial Development Corp. The interest is 1.5% monthly. This loan was paid in full on December 1, 2005.

On September 23, 2005, the Company entered into a 30-day free interest in the amount of $50,000 with Centennial Development Corp. The interest is 1.5% monthly. This loan was paid in full on December 1, 2005.

On September 27, 2005, the Company entered a loan agreement with a 3rd party in the amount of $90,000 due on November 30, 20005. Terms were zero days free interest, interest accruing at 1.0% per month. This loan was paid in full on November 1, 2005.

On September 30, 2005, the Company entered a loan agreement with a 3rd party in the amount of $50,000 due on November 30, 2005. Terms are zero days free interest, interest accruing at 1.0% per month. This loan was paid in full on November 2, 2005.

At December 31, 2004, there was a $100,000 short term, interest free, and unsecured, which was repaid in the first quarter 2005.

During the year ending December 31, 2004, the Company entered into a loan payable in the amount of $70,000. During the year, the Company converted this loan payable into common stock of the Company at $0.75 per share.

NOTE 4 - RECLAMATION ASSET AND OBLIGATION

The Company became subject to and adopted SFAS No. 143, Accounting for Asset Retirement Obligations, which establishes a uniform methodology for accounting for estimated reclamation and abandonment costs. At December 31, 2005, the Company has recognized a reclamation liability for the estimated reclamation costs related to the French Gulch and North Fork properties. The related costs have been expensed since none of the Company properties were in production or had proven or probable mineral reserves.

The accretion of the reclamation obligation liability is being recorded as a separate operating expense in the Company's statement of operations with a corresponding increase in the reclamation liability.

French Gulch

In connection with the new reclamation permit obtained in December 2005, the Company increased its estimated reclamation costs based on the new operating plan for the French Gulch property in the amount of $71,200. Accretion expense related to the reclamation obligation for the year ended December 31, 2005 was nil.

North Fork

The initial reclamation permit was put in place in March 2004. In May of 2005, the Company posted a supplemental reclamation permit based on its updated operating plan. The total reclamation obligation related to this property has been estimated at $29,800. At an accretion rate of 6%, the Company expensed $2,041 for accretion and increased its total reclamation obligation to $31,841.

The following is a description of the changes to the Company's reclamation liability and expenses as of December 31, 2005:

Estimated Reclamation Expense (Exploration)
French Gulch	$71,200
North Fork	29,800
Reclamation Obligation subtotal before Accretion	$101,000
Reclamation Obligation		$(101,000)

North Fork Accretion expense	$2,041
Increase to Reclamation Obligation		(2,041)

Total Reclamation Obligation		$(103,041)

NOTE 5 - COMMON STOCK

On August 8, 2001, the Company sold 1,000,000 shares of its common stock at $0.001 per share for $1,000.

On December 6, 2001, the Company sold 1,400,000 shares of its common stock at $0.01 per share for $14,000.

Between November 26 and December 16, 2002, the Company sold 208,500 shares of its common stock at $0.10 per share for $20,850.

Between January 7 and February 18, 2003, the Company sold 391,500 shares of its common stock at $0.10 per share for $39,150.

On December 2, 2003, the Company cancelled 2,000,000 common shares.

On December 9, 2003, the Company’s directors approved a nine share for every one share, stock dividend.

On December 9, 2003, the Company's directors approved an increase in its authorized share capital from 10,000,000 to 200,000,000 common shares with par value of $0.001 per share.

On January 13, 2004, the Company’s directors declared a one and one half share for every one share, stock dividend.

On February 6, 2004, the Company approved an offering for two million units at a price of $1.00 per unit to qualified subscribers. Each unit consists of one restricted common share and one restricted share purchase warrant. Each restricted warrant enables the qualified subscriber to purchase one additional restricted common share at a price of $1.50 for a period of two years. On November 17, 2004, the term for exercising all warrants issued under the February 6, 2004 offering was extended from two to three years.

Bullion River relied upon Section 4(2) of the Securities Act of 1933 and Rule 903 of Regulation S. Management is satisfied that the requirements of the exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 have been fully complied with, which exemption is specified by the provisions of Section 4(2) of that Act and Regulation S promulgated pursuant to that Act by the Securities and Exchange Commission. Bullion River received from the lender a completed and signed subscription agreement containing certain representations and warranties, including, among others, that (a) the subscriber was not a U.S. person, (b) the subscriber subscribed for the shares for their own investment account and not on behalf of a U.S. person, and (c) there was no prearrangement for the sale of the shares with any buyer. The offer to settle was not made or accepted in the United States and the share certificates representing the shares and the warrant certificates representing the warrants have been legended with the applicable trading restrictions.

Management was satisfied that the requirements of the exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 were fully complied with, which exemption is specified by the provisions of Section 4(2) of that Act and Rule 506 Regulation D promulgated pursuant to that Act by the Securities and Exchange Commission. Specifically, the offer was made to only accredited investors, as that term is defined under applicable federal and state securities laws. The share certificates representing the shares and the warrant certificates representing the warrants have been legended with the applicable trading restrictions.

On March 18, 2004, Bullion River Gold issued 30,000 restricted common shares at $1.15 per share, market price for the day, to KM Exploration Ltd. pursuant to Section 4(2) of the Securities Act of 1933. The 30,000 restricted common shares were issued as an option payment pursuant to the terms and conditions of the option agreement for the Thomas Creek Property. The offering was not a public offering and was not accompanied by any general advertisement or any general solicitation and no one was paid any commissions in connection with the sale of the restricted shares.

Also, on March 18, 2004, Bullion River Gold issued 55,000 restricted common shares at $1.15, market price for the day, to Jacob Margolis pursuant to Section 4(2) of the Securities Act of 1933. The Company issued 25,000 restricted common shares as a finder’s fee for locating the Painted Hills Property. Upon issuance of these shares, the Company recorded a consulting expense of $28,750. The Company issued 30,000 restricted common shares as a consultant fee pursuant to the terms and conditions of a consultant agreement between Bullion River Gold and Jacob Margolis. Upon issuance of these shares, the Company recorded a consulting expense of $34,500. Jacob Margolis was in possession of all material information relating to Bullion River Gold. The offering was not a public offering and was not accompanied by any general advertisement or any general solicitation and no one was paid any commissions in connection with the sale of the restricted shares.

On March 25, 2004, Bullion River Gold received subscription agreements for an aggregate $850,000 in subscription funds for a total of 850,000 units at an offering price of $1.00 per unit, Reg S. Each unit consists of one restricted common share and one restricted warrant. Each restricted warrant is convertible into one restricted common share. The restricted warrant was exercisable for two years at an exercise price of $1.50 per warrant. The net proceeds to Bullion River Gold were $850,000 and received in April 2004.

On April 30, 2004, Bullion River Gold raised $125,000 in cash from the $1.00 unit offering, Reg S, and issued an aggregate 125,000 restricted units to one subscriber.

On July 20, 2004, Bullion River Gold issued 30,000 restricted common shares at $1.03, market price for the day, to Glenn Blachford pursuant to Section 4(2) of the Securities Act of 1933. Glenn Blachford was in possession of all material information relating to Bullion River Gold. The 30,000 restricted common shares were issued as a one time consultant fee in accordance with the terms and conditions of the consultant agreement, which was approved by the directors on June 1, 2004. Upon issuance of these shares, the Company recorded a consulting expense of $30,900. The offering was not a public offering and was not accompanied by any general advertisement or any general solicitation and no one was paid any commissions in connection with the sale of the restricted shares.

On July 20, 2004, Bullion River Gold raised $50,000 in cash from the $1.00 unit offering, Reg S, and issued an aggregate 50,000 restricted units to one subscriber.

On September 8, 2004, Bullion River Gold authorized the issuance of up to 5,000,000 units at an offering price of $0.75 per unit. Each unit consisted of one restricted share of common stock and one restricted warrant. Each restricted warrant is convertible into one restricted share of common stock. The restricted warrant was exercisable for two years at an exercise price of $1.00 per warrant. The value of the units was arbitrarily set by Bullion River Gold and had no relationship to its assets, book value, revenues or other established criteria of value. All the restricted units issued in this offering were issued for investment purposes in a “private transaction”.

On September 29, 2004, Bullion River Gold issued, as part of the $1.00 unit offering, Reg S, 200,000 restricted units as repayment of $200,000 in loan proceeds owed to a lender.

On September 29, 2004, Bullion River Gold raised $750,000 in cash from the $0.75 unit offering, Reg S, and issued an aggregate 1,000,001 restricted units to three subscribers.

On September 29, 2004, Bullion River Gold issued, as part of the $0.75 unit offering, Reg S, 93,334 restricted units as repayment of $70,000 in loan proceeds owed to a lender.

On November 16, 2004, Bullion River Gold raised $224,250 in cash from the $0.75 unit offering, Reg S, and issued an aggregate 299,000 restricted units to eleven subscribers.

On November 17, 2004, the Board of Directors approved the amendment to all issued and outstanding warrants by changing the term of the warrants from two years to three years and changed the terms of the $0.75 unit offering so that each new warrant issued would be for a term of three years.

On December 10, 2004, Bullion River Gold raised $137,500 in cash from the $0.75 unit offering, Reg D, and issued an aggregate 183,333 restricted units to two subscribers.

On December 10, 2004, Bullion River Gold issued an aggregate 2,000 restricted units, Reg D, as a finder’s fee to one finder.

On December 22, 2004, Bullion River Gold raised $18,750 in cash from the $0.75 unit offering, Reg S, and accepted a subscription from one subscriber for 25,000 restricted units. The shares were subsequently issued on January 5, 2005.

On December 29, 2004, Bullion River Gold raised $376,000 in cash from the $0.75 unit offering, Rule 144, and issued an aggregate 501,333 restricted units to 2 subscribers.

On February 2, 2005, Bullion River Gold raised $67,500 in cash from the $0.75 unit offering, Reg S, and issued an aggregate 90,000 restricted units to 2 subscribers.

On February 2, 2005, Bullion River Gold raised $150,000 in cash from the $0.75 unit offering, Reg D, and issued an aggregate 200,000 restricted units to one subscriber.

On February 16, 2005, Bullion River Gold raised $37,500 in cash from the $0.75 unit offering, Reg S, and issued an aggregate 50,000 restricted units to one subscriber.

On March 22, 2005, Bullion River Gold raised $360,750 in cash from the $0.75 unit offering, Reg S, and issued an aggregate 481,000 restricted units to seven subscribers.

On April 29, 2005, Bullion River Gold raised $147,500 in cash from the $0.75 unit offering, Reg S, and issued an aggregate 196,667 restricted units to 6 subscribers.

On April 29, 2005, Bullion River Gold raised $1,200,001 in cash from the $0.75 unit offering, Reg D, and issued an aggregate 1,600,006 restricted units to 17 subscribers.

On May 2, 2005, Bullion River Gold raised $465,475 in cash from the $0.75 unit offering, Reg S, and issued an aggregate 620,634 restricted units to 10 subscribers.

On May 2, 2005, Bullion River Gold raised $612,450 in cash from the $0.75 unit offering, Reg D, and issued an aggregate 816,602 restricted units to 7 subscribers.

On May 5, 2005, Bullion River Gold raised $350,000 in cash from the $0.75 unit offering, Reg D, and issued an aggregate 466,668 restricted units to 2 subscribers.

In October 2005, Bullion River Gold authorized the issuance of up to 10,000,000 units at an offering price of $0.50 per unit. Each unit consisted of one restricted share of common stock and one restricted warrant. Each restricted warrant is convertible into one restricted share of common stock. The restricted warrant was exercisable for two years at an exercise price of $0.75 per warrant. The value of the units was arbitrarily set by Bullion River Gold and had no relationship to its assets, book value, revenues or other established criteria of value. All the restricted units issued in this offering were issued for investment purposes in a “private transaction”.

On October 18, 2005, Bullion River Gold raised $145,000 in cash from the $0.50 unit offering, Reg S, and issued an aggregate 290,000 restricted units to 6 subscribers.

On October 18, 2005, Bullion River Gold raised $750,000 in cash from the $0.50 unit offering, Reg D, and issued an aggregate 1,500,000 restricted units to 6 subscribers.

On October 20, 2005, Bullion River Gold raised $232,000 in cash from the $0.50 unit offering, Reg S, and issued an aggregate 464,000 restricted units to 10 subscribers.

On November 29, 2005, Bullion River Gold raised $447,000 in cash from the $0.50 unit offering, Reg S, and issued an aggregate 894,000 restricted units to 7 subscribers.

On November 29, 2005, Bullion River Gold raised $175,000 in cash from the $0.50 unit offering, Reg D, and issued an aggregate 350,000 restricted units to 2 subscribers.

On December 16, 2005, Bullion River Gold raised $1,120,000 in cash from the $0.50 unit offering, Reg S, and issued and aggregate 2,240,000 restricted units to 6 subscribers.

On December 16, 2005, Bullion River Gold raised $270,000 in cash from the $0.50 unit offering, Reg D, and issued and aggregate 540,000 restricted units to 5 subscribers.

NOTE 6 - COMMON STOCK WARRANTS

At December 31, 2005 the Company had the following common stock warrants outstanding:

Date	Number of Warrants	Exercise Price	Expiry Date
15-Apr-04	850,000	$1.50	15-Apr-07
30-Apr-04	125,000	$1.50	30-Apr-07
20-Jul-04	50,000	$1.50	20-Jul-07
29-Sep-04	1,293,335	$1.00	29-Sep-07
16-Nov-04	299,000	$1.00	16-Nov-07
10-Dec-04	185,333	$1.00	10-Dec-07
16-Dec-04	63,467	$1.00	16-Dec-07
30-Dec-04	501,333	$1.00	30-Dec-07
5-Jan-05	25,000	$1.00	5-Jan-08
2-Feb-05	290,000	$1.00	2-Feb-08
16-Feb-05	50,000	$1.00	16-Feb-08
22-Mar-05	481,000	$1.00	22-Mar-08
14-Apr-05	155,280	$1.00	14-Apr-08
29-Apr-05	1,804,273	$1.00	29-Apr-08
2-May-05	1,437,236	$1.00	2-May-08
5-May-05	466,668	$1.00	5-May-08
18-Oct-05	1,984,000	$0.75	18-Oct-08
20-Oct-05	510,400	$0.75	20-Oct-07
28-Nov-05	1,366,500	$0.75	28-Nov-07
16-Dec-05	3,042,400	$0.75	16-Dec-07

Total	14,980,225

A summary of the status of the Company’s stock warrants as of December 31, 2005 and 2004 and changes during the year is presented below:

		Weighted
		Average
	Shares	Exercise Price
Outstanding, December 31, 2003	-	$-

Granted through equity financing.	3,367,468	1.20

Outstanding, December 31, 2004	3,367,468	1.20

Granted through equity financing.	11,612,757	0.87

Outstanding, December 31, 2005	14,980,225	$0.96
NOTE 7 - MINERAL PROPERTY OPTIONS

French Gulch (Nevada) Mining Corp.

On June 23, 2004, the Company entered into a letter agreement whereby they proposed to acquire a 100% interest in the Washington Niagara Mining Partnership (the "partnership") by acquiring all of the outstanding partnership units for an aggregate purchase price of $1,500,000. The property is located in Shasta County in California and consists of 28 patented and 27 unpatented lode mining claims ("the Washington Niagara Property").

During 2004, the Company paid a non-refundable deposit of $10,000, which allowed them to perform due diligence and a comprehensive feasibility audit on the property until September 30, 2004.

On October 6, 2004 the Company entered into a formal exploration agreement, with option to purchase the Washington Niagara property from the Washington-Niagara Partnership (“WN Partnership”). Under the terms of this agreement, the Company (1) has been granted the exclusive right to explore the Washington Niagara Property until September 30, 2005 (2) paid $15,000 in outstanding county taxes (3) is required to pay option payments of $50,000 on each of June 1 and August 1, 2005 (4) pay all State and Federal claim and maintenance fees and to carry liability insurance of $1 million (5) can exercise its option to purchase the property any time up to October 1, 2005. If French Gulch exercises its option to purchase, it is required to make bimonthly option payments of $50,000 until production commences. Once production commences French Gulch will be required to make bimonthly payments of $175,000. Ownership of the Property will transfer to French Gulch once the aggregate amount of option payments made total $1,500,000.

French Gulch has rights to explore in accordance with practices customary in the industry but not to mine the Property until the option is exercised. Upon exercise of the option French Gulch will have all rights incident to ownership of real property allowed by law, including the right to develop and mine the property.

The Company has staked an additional 66 (sixty-six) unpatented claims in the French Gulch district to properly secure and encompass areas of known gold mineralization. We have named these newly staked claims, along with the Washington -Niagara property, the “French Gulch" properties. The 66 claims staked by French Gulch are 100%-owned by French Gulch and are not subject to the agreement with the WN Partnership.

On May 19, 2005, the Company exercised it option with the Washington Niagara Mining Partnership to purchase the patented and unpatented mining claims, the mill, and other personal property. At that time, the first bi-monthly payment of $50,000 was made less credits of $36,438.07 for a total of $13,561.93.

On August 31, 2005, the Company entered an agreement with the Stump Family Trust (“Stump”) giving French Gulch the exclusive right to explore, develop, and mine the property. The property is located in Shasta County, California, adjacent to the French Gulch property, and consists of 1 patented lode mining claim ("Colorado Quartz Mine”). The option agreement is for an initial term of ten years and expires on July 21, 2015.

In order to maintain the Stump option in good standing, French Gulch is required to pay the owner annual payments starting July 21, 2006 in the following amounts: $2,500 per year until July 21, 2008, $3,500 per year until July 21, 2011, $4,500 per year until July 21, 2015. French Gulch is also required to make all maintenance and lease fees as required to keep the property in good standing, and must have a comprehensive general commercial liability insurance policy in place having limits of not less than $1 million per personal injury occurrence and $100,000 for property damage protecting owner against any claims for injury to persons or damage to property resulting from French Gulch’s operations.

At December 31, 2005, the Company had made all payments and complied with all of the terms of the option related to the Washington Niagara agreement.

North Fork Mining Corp.

On February 23, 2004, Bullion River Gold's wholly owned subsidiary North Fork Mining Corp. ("North Fork") was assigned three options to acquire a 100% undivided right, title and interest in an aggregate 42 unpatented mineral claims located in Sierra County in the State of California. The options were assigned from a company controlled by the president of Bullion River Gold for an assignment fee of $129,115. As additional consideration for the assignment of the option agreements, North Fork granted to a company controlled by the president, a net smelter royalty of 1.5% on the 42 unpatented mineral claims.

On February 18, 2004, all required payments under the original (3) option agreements dated July 1, 2002, July 3, 2002 and March 3, 2003 had been made and the owners of the mineral claims consented to the assignment of the option agreements to North Fork.

•
The required payments under the July 1 and July 3, 2002 option agreements were; $10,000 per agreement on the original signing dates of July 1and 3, 2002 and $150 per month for each agreement for the year ending July 3, 2003 and $250 per month for each agreement for the period ended February 23, 2004.

•	The March 3, 2003 agreement required $10,000 to be paid upon signing of a final agreement.

The original option agreements dated July 1 and 3, 2002, are for terms of 5 years. To keep these option agreements in good standing North Fork is required to make minimum royalty payments, per agreement, of $250 per month until July 3, 2004, $500 per month until July 3, 2005, $1,000 per month until July 3, 2006, the greater of $5,000 per month or a 5% NSR until July 3, 2007. North Fork is also required to make all maintenance and lease payments to keep the mineral claims in good standing during the term of the option agreements. At the end of the five year term, after all of the royalty payments have been made, North Fork will have acquired a 100% undivided right, title and interest in 35 unpatented mineral claims subject to a 5% net smelter royalty payable, until a maximum of $750,000 in royalty payments have been made under each agreement.

The March 3, 2003 option agreement for 7 unpatented claims has no term. North Fork can acquire an undivided 100% interest in these claims by paying $10,000 once North Fork has successfully completed its stage 1 drilling and exploration program and decides to continue with exploration and by paying the owner $70,000 once North Fork has successfully completed its stage 2 drilling and exploration program and decides to continue with exploration.

At December 31, 2005, the Company was in compliance with all of the terms of the option agreement.

Antone Canyon Property

On January 9, 2004, Bullion River Gold's wholly owned subsidiary Antone Canyon Mining Corp. ("Antone") was assigned an option to acquire a 100% undivided interest in 60 unpatented mineral claims located in Nye County in the State of Nevada. The option was assigned from a company controlled by the president of Bullion River Gold for an assignment fee of $146,142.

The option agreement is for a term of ten years and expires on December 11, 2012. In order to maintain the option in good standing, Antone is required to pay the owner annual payments of $40,000 on or before December 12, commencing December 12, 2004, until the option expires or until Antone exercises the option in accordance with one of the following three exercise options, which are; payment to the owner of (1) $4,000,000, (2) $400,000 plus a 3% net smelter royalty ("NSR") granted to the owner, or (3) $2,500,000 plus a 1% NSR granted to the owner.

At December 31, 2005 all required option payments have been paid and the Company has complied with all of the terms of the option agreement.

Corcoran Canyon Mining Corp.

On February 18, 2004, Bullion River Gold's wholly owned subsidiary Corcoran Canyon Mining Corp. ("Corcoran") was assigned an option to acquire a 100% undivided interest in 41 unpatented mineral claims located in Nye County in the State of Nevada. The option was assigned from a company controlled by the president of Bullion River Gold for an assignment fee of $43,596. In addition, a company controlled by the president of Bullion River Gold has agreed to transfer all of its right, title and interest in 89 contiguous, recently staked, unpatented mineral claims to Corcoran.

The original option agreement is for a term of three years and expires on February 28, 2006. In order to maintain the option in good standing Corcoran is required to spend; a minimum of $50,000 on exploration and development on or before each of February 28, 2005 and 2006, Corcoran must pay all annual claim and lease maintenance fees as required to keep the property in good standing and Corcoran must have a comprehensive general commercial liability insurance policy in place having limits of not less than $1 million per occurrence.

The option agreement allows Corcoran to perform limited testing on the property. Corcoran cannot commence mining activities on the property until the option has been exercised. Corcoran can exercise the option and acquire a 100% interest in the property by; paying $200,000 to the owner on the third anniversary of the option agreement and granting the owner a 2% NSR on the mineral claims. Corcoran can repurchase half of the 2% NSR by paying $1 million to the owner at any time after the granting of the 2% NSR.

At December 31, 2005, the Company was not in compliance with all of the terms of the option agreement because it had not made all of the required minimum exploration expenditures for the year ending February 28, 2005. A verbal agreement has been made with the owner to continue exploration in 2006, which will bring the overall agreement into compliance.

Cimarron Mining Corp.

On February 19, 2004, Bullion River Gold's wholly owned subsidiary Cimarron Mining Corp. ("Cimarron") was assigned an option to acquire a 100% undivided interest in 24 unpatented mineral claims located in Nye County in the State of Nevada. The option was assigned from a company controlled by the president of Bullion River Gold for an assignment fee of $13,468.

The original option agreement is for a term of three years and expires on August 22, 2006. In order to maintain the option in good standing Cimarron is required to; spend a minimum of $50,000 on exploration and development annually on or before each of August 22, 2004, 2005 and 2006, Cimarron must pay all annual claim and lease maintenance fees as required to keep the property in good standing and Cimarron must have a comprehensive general commercial liability insurance policy in place having limits of not less than $1 million per occurrence.

The option agreement allows Cimarron to perform limited testing on the property. Cimarron cannot commence mining activities on the property until the option has been exercised. Cimarron can exercise the option and acquire a 100% interest in the property by; paying $200,000 to the owner on the third anniversary of the option agreement and granting the owner a 1% NSR on the mineral claims. Cimarron can repurchase half of the 1% NSR by paying $500,000 to the owner at any time after the granting of the 1% NSR.

At December 31, 2005, the Company was not in compliance with all of the terms of the option agreement because it had not made the required minimum exploration expenditures for the year ending August 22, 2005. A verbal agreement has been made with the owner to continue exploration in 2006, which will bring the overall agreement into compliance.

Wenban Spring Mining Corp.

On February 20, 2004, Bullion River Gold 's wholly owned subsidiary Thomas Creek Mining Corp. ("Thomas Creek") was assigned an option to acquire a 100% undivided right, title and interest in 76 unpatented mineral claims located in Eureka County in the State of Nevada. The option was assigned from a company controlled by the president of Bullion River Gold for an assignment fee of $53,740.

During the year ended December 31, 2004 the Company terminated their option on the Thomas Creek property and acquired a 100% interest in the Wenban property by staking claims covering approximately 7.25 square miles in the Cortez Hills region of Nevada. On September 28, 2004 the Company changed its name from Thomas Creek Mining Corp. to Wenban Spring Mining Corp.

As of December 31, 2005, the Company has paid claim maintenance fees to the BLM on 20 claims. Re-staking on the remaining 218 claims was completed on December 8, 2005. The Company filed and made payment in full to the BLM for all fees in the first quarter of 2006.

Painted Hills Claims

During 2004 the Company acquired a 100% interest in 41 unpatented mineral claims in the Painted Hills district in Humboldt County, Nevada.

As of December 31, 2005, the Company has paid claim maintenance fees to the BLM on 10 claims. We expect to pay the fees on the remaining 31 claims as soon as possible.

Note 8 - Contractual Obligations/Commitments

Bullion River Gold’s contractual obligations payable for the years ended December 31 are:

Mineral Property Option Payments

The Company is committed to making the following mineral property work commitments or option payments under assumption of the option agreements on or before December 31:

Bullion River Gold Corp.
Commitment Schedule
For year ending December 31:

Option Payments	2006	2007	2008	2009	2010	2011	2012	2013
Antone Canyon	$40,000	$40,000	$40,000	$40,000	$40,000	$40,000	$40,000	$40,000
Corcoran Canyon	60,843	-	-	-	-	-	-	-
Cimarron	94,556	-	-	-	-	-	-	-
North Fork	72,000	120,000	-	-	-	-	-	-
French Gulch	302,500	302,500	302,500	303,500	303,500	303,500	304,500	304,500
Wenban Spring	-	150,000	-	-	-	-	-	-
Mission Mine	100,000	-	-	-	-	-	-	-
	$669,899	$612,500	$342,500	$343,500	$343,500	$343,500	$344,500	$344,500

Lease Obligations	2006	2007	2008	2009	2010	2011	2012	2013
Corporate Office Lease	$78,402	$94,260	$97,088	$100,000	$-	$-	$-	$-
North Fork Office / Housing	12,298	12,667	-	-	-	-	-	-
Equipment	164,051	164,051	145,905	-	-	-	-	-
	$254,751	$270,978	$242,993	$100,000	$-	$-	$-	$-

Other Obligations	2006	2007	2008	2009	2010	2011	2012	2013
Loan Obligations	$13,453	$-	$-	$-	$-	$-	$-	$-
Consulting Obligations	89,990	998	-	-	-	-	-	-
	$103,443	$998	$-	$-	$-	$-	$-	$-

Total Commitments	$1,028,093	$884,476	$585,493	$443,500	$343,500	$343,500	$344,500	$344,500

Including new obligations after December 31, 2005.

Lease Commitments

On April 12, 2005, the Company entered into a lease agreement for a copier/printer for a 48-month term to April 30, 2009. Payment under this agreement is $221 per month.

On April 19, 2005, the Company entered into a rental agreement for office/housing space for the North Fork property. Payments under this agreement will be $1,025 per month for 2006.

On October 3, 2005, the Company entered into a third party agreement to lease (2) Caterpillar IT28G loaders for a period of 36 months in the amount of $5,736 per month. These will be used at French Gulch and North Fork.

On December 21, 2005, the Company entered into a third party agreement to lease (1) Skid Loader for the North Fork property. The term is 36 months ending December 2008 with a monthly payment of $938.

On January 19, 2006, Bullion River Gold Corp entered into an option agreement with Senator Minerals “Senator”, a Vancouver based mineral exploration company (TSX-V: SNR) for two properties, the Cortez South and the Gold Valley property, located in Lander County. These two properties are directly adjacent to the south of Bullion River’s Wenban Spring property. The Cortez South property consists of 30 mineral claims and the Gold Valley property consists of 24 mineral claims. For each property option, Bullion River will pay to Senator $10,000.00 in cash and 125,000 restricted shares of Bullion River. Bullion River is obliged to spend $150,000.00 in exploration including all maintenance fees over the next two years in order to obtain a 51 % ownership in the claims. By spending another $200,000.00, Bullion River can increase its ownership to 76%.  After that, the partners have to spend on a $350,000 to $110,000 basis (Bullion River to Senator) or get diluted accordingly. Once a partner has less than 10 % ownership, it can elect a three percent NSR. The properties are so-called ‘grassroots’ properties, no significant exploration has been done to this point.

On February 14, 2006, the Company entered into an agreement to lease office space commencing on April 1, 2006 and ending on March 31, 2009. This agreement was sought out to accommodate the growing support needs of the company and to reduce the rental cost per square foot. Payments under this agreement:

•	$6,000 per month from April 1 to June 30, 2006
•	$7,855 per month from July 1, 2006 to March 31, 2007
•	$8,091 per month from April 1, 2007 to March 31, 2008
•	$8,333 per month from April 1, 2008 to March 31, 2009

On February 15, 2006, the Company entered into a third agreement to lease an Elphinstone R-1300 loader for a period of 36 months in the amount of $6,776 per month. This equipment will be used at French Gulch.

On February 18, 2006, the Company entered into an exploration agreement with an option to purchase the “Mission Mine” from TKM Corporation. The property consists of 26 unpatented lode mining claims situated in Riverside County, California. In order to maintain this agreement, the Company shall make the following payments to TKM Corp.

1.	Non-refundable $10,000 payment on February 18, 2006 to enter into agreement.
2.	$40,000 payment on February 24, 2006 for the right to explore the property through August 31, 2006.
3.	$50,000 payment on September 1, 2006 for the right to explore the property from September 1, 2006 until September 1, 2009.

TKM grants Bullion River Gold the exclusive right and option to purchase the property as follows:

1.	Option executed up until August 31, 2007 - $1.5 million.
2.	Option executed from September 1, 2007 to August 31, 2008 - $2.0 million.
3.	Option executed from September 1, 2008 to August 31, 2009 - $2.5 million.

On March 1, 2006, the Company entered into an agreement with a third party to provide regular monthly Information Technology support to maintain system and data integrity. This is a 12-month agreement with payments of $499 per month. This will reduce hourly service rates.

Consulting Agreements

On August 25, 2005, the Company entered into a third party personal services agreement for investor communications and financial consulting for a 12-month term. Terms of this agreement include a fee of $5,000 per month, 75,000 shares of common stock on contract signing, plus an additional 225,000 shares after 3 months. This agreement was terminated on December 2, 2005. Per the termination agreement, Bullion River Gold will issue the first 75,000 shares and pay a final severance fee of $6,300 in January 2006.

On September 22, 2005, the Company entered into a third party investor relations service agreement to present Bullion River Gold in Germany and other European countries for disseminating investor relations information and creating awareness of Bullion River Gold in the European financial community. This contract began October 1, 2005 and will continue for 12 months. Payments under this agreement are EUR1000 per month. This contract was terminated on December 20, 2005.

On October 3, 2005, the Company entered into a third party agreement for a period of 12 months to provide investor relations consulting from November 1, 2005 until October 31, 2006. Payment under this agreement is $3,000 per month and may be terminated at any time after 6 months.

On December 8, 2005, the Company entered into a third party agreement for investor relations services to present Bullion River Gold in Germany and other European countries for disseminating investor relations information and creating awareness of Bullion River Gold in Switzerland and other German-speaking areas of Europe. This contract is for 12 months and will continue from December 8, 2005 until December 7, 2006. Payments under this agreement are $5,000 per month, paid quarterly.

NOTE 9 - RELATED PARTY TRANSACTIONS

During the first quarter the Company paid $75,000 in professional fees to a company controlled by a director of the Company.

During the month of June, the Company borrowed $15,000 from Kristi Kuhn, the spouse of the Company president. The Company paid the debt off in November. (See above section related to Loans Payable.)

During the year, the Company borrowed a total of $760,000 from Centennial Development Co. At 12/31/05 the Company is indebted to Centennial Development Co. in the amount of $13,453. This company is controlled by Peter M. Kuhn, president of Bullion River. (See above section related to Loans Payable.)

NOTE 10 - FOREIGN EXCHANGE ADJUSTMENTS

At December 31, 2005, the company was carrying a debit balance $1,367 in Stockholder’s Equity for Foreign Exchange Adjustments. Most of this was related to the balance as of December 31, 2004 carried forward. Up until April 2005, much of the Company’s accounts payable were paid from the Canadian bank account via the Company’s third party accounting firm, which resulted in foreign exchange adjustments. Now that the Company is paying all accounts payable from their U.S. offices in Reno and the vast majority of their accounts are U.S. based, management no longer deemed it was necessary to carry forward foreign exchange adjustments for the small balance. Accordingly, the Equity balance was credited and a one time expense of $1,367 was taken to miscellaneous expense.

NOTE 11 - INCOME TAXES

Deferred taxes are provided on a liability method whereby deferred tax assets are recognized for deductible temporary differences and operating loss and tax credit carry-forwards and deferred tax liabilities are recognized for taxable temporary differences. Temporary differences are the differences between the reported amounts of assets and liabilities and their tax bases. Deferred tax assets are reduced by a valuation allowance when, in the opinion of management, it is more likely that not that some portion or all of the deferred tax assets will not be realized. Deferred tax assets and liabilities are adjusted for the effects of changes in tax laws and rates on the date of enactment.

Net deferred tax assets consist of the following components as of December 31, 2005 and 2004.

	2005	2004
Deferred tax assets:
NOL Carryover	$2,824,086	$984,425
Deferred tax liabilities:
Depreciation	(287,885)	(53,337)
Valuation allowance	2,536,201	931,088

Net deferred tax asset	$-	$-

The income tax provision differs from the amount of income tax determined by applying the U.S. federal income tax rate of 39% to pretax income from continuing operations for the years ended December 31, 2005 and 2004 due to the following:

	2005	2004

Book loss	$(2,107,146)	$(1,156,425)
Accrual Adjustment		776
Exploration
Capitalization	465,705	282,103
M&E	13,000
Reclamation	32,860
Other	(9,532)
Amortization	-	(25,488)

Valuation allowance	(1,605,113)	(899,034)

Net tax provision	$-	$-

At December 31, 2005, the Company had net operating loss carryforwards of approximately

$7,000,000 that may be offset against future taxable income from the year 2005 through 2025. No tax benefit has been reported in the December 31, 2005 financial statements since the potential tax benefit is offset by a valuation allowance of the same amount.

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carryforwards for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur, net operating loss carryforwards may be limited as to use in future years.

NOTE 12 - GOING CONCERN

As shown in the accompanying financial statements, the Company has incurred significant operating losses since inception, and as of December 31, 2005, the Company has limited financial resources to support it until such time that it is able to generate positive cash flow from commercial operations.

The Company’s ability to implement its business plan and exploration program in the near term is dependent upon its ability to secure financing through debt, private loans, private placement of funds, and revenue derived from bulk sampling. However, there is no assurance that the Company will be able to obtain additional financing from investors or private lenders or that bulk sampling of ore will be successful.

The Company’s ability to achieve and maintain profitability and positive cash flow is dependent upon its ability to locate a profitable mineral property, generate revenues from commercial production, and control exploration costs. There is no assurance that the Company will be able to find projects meeting their specifications for mineralization or that the projects will have large tonnage potential or that the Company will commence commercial production should they find projects meeting their specification. Based upon current plans, the Company expects to incur operating losses in future periods. The financial statements do not include any adjustments that might result from the outcome of any the above uncertainties. These factors raise doubt about the Company’s ability to continue as a going concern.

From January 1-23, 2006, the company raised an additional $3.493 million as part of the October 2005 private offering. It is estimated that these additional funds will be adequate to complete the bulk sample phase at French Gulch and maintain additional corporate support through May 2006.

NOTE 13 - SUBSEQUENT EVENTS

On January 3, 2006, the Company issued 400,000 restricted units at $0.50 per unit under Reg D for cash of $200,000 to one subscriber as part of the October 2005 offering. These units are being registered in the SB2 filed on January 24, 2006.

On January 3, 2006, the Company issued 50,000 restricted units at $0.50 per unit under Reg S for cash of $25,000 to one subscriber as part of the October 2005 offering. These units are being registered in the SB2 filed on January 24, 2006.

On January 6, 2006, the Company signed an investor communication services contract with a 3rd party for investor communication services in Europe that started in January 2006 and will end December 2007. Per terms of the contract, the Company will issue 200,000 restricted units at $0.50 per unit under Reg S within 4 months of the contract date.

On January 18, 2006, the Company issued 50,000 restricted units at $0.50 per unit under Reg S for cash of $25,000 to one subscriber as part of the October 2005 offering. These units are being registered in the SB2 filed on January 24, 2006.

On January 19, 2006, the Company issued 50,000 restricted units at $0.50 per unit under Reg S for cash of $25,000 to one subscriber as part of the October 2005 offering. These units are being registered in the SB2 filed on January 24, 2006.

On January 23, 2006, the Company issued 6,434,000 restricted units at $0.50 per unit under Reg S for cash of $3,217,000 to 21 subscribers as part of the October 2005 offering. These units are being registered in the SB2 filed on January 24, 2006.

On January 23, 2006, the Company issued 210,000 restricted units at $0.50 per unit under Reg D for cash of $105,000 to one subscriber as part of the October 2005 offering. These units are being registered in the SB2 filed on January 24, 2006.

On January 23, 2006, the Company issued 115,000 restricted units at $0.50 per unit under Reg S for investor communication services related to a 3rd party contract. These units are being registered in the SB2 filed on January 24, 2006.

On January 23, 2006, the Company issued 135,000 restricted units at $0.50 per unit under Reg S for investor communication services to related to a 3rd party contract. These units are being registered in the SB2 filed on January 24, 2006.

On January 23, 2006, the Company issued 75,000 restricted units at $0.50 per unit under Reg D for investor communication services related to the terms of a contract termination. These units are being registered in the SB2 filed on January 24, 2006.

On January 23, 2006, the Company issued 1,883,960 units of common shares as part of an anti-dilution clause in the Reg D securities purchase agreement and 193,834 units of common shares as part of an oral agreement with certain Reg S securities purchasers from a prior private offering. In the prior offering, common shares were sold for $0.75 per share. The current private offering is at $0.50 per share, so the prior offering’s quantity of shares issued was adjusted to reflect the reduced price. These units are being registered in the SB2 filed on January 24, 2006.

On January 23, 2006, the Company issued 3,986,689 warrants to purchase common shares as part of an anti-dilution clause in the Reg D securities purchase agreements from a prior private offering. In the prior offering common share equivalents (warrants) were sold for $1.00 per share. The current private offering of a common share is at $0.50 per share, so the prior offering’s warrants were adjusted to reflect the reduced price. These units are being registered in the SB2 filed on January 24, 2006.

On January 23, 2006, the Company issued 129,222 warrants to purchase common shares as part of an oral agreement with certain Reg S securities purchase agreements related to anti-dilution adjustments from a prior private offering. In the prior offering, warrants had an exercise price of $1.00 per share. The current private offering for the warrant exercise price is $0.75 per share, so the prior offering’s warrants were adjusted to reflect the reduced price. These units are being registered in the SB2 filed on January 24, 2006.

On January 24, 2006, the Company filed an SB2 to register 13,472,000 common shares purchased in the private offering from about October 14, 2005 through January 23, 2006, 325,000 common shares issued to service providers, and 2,077,794 common shares per anti-dilution agreements with a prior private offering. 15,874,794 total common shares are to be registered in this SB2.

On January 19, 2006, Bullion River Gold Corp entered into an option agreement with Senator Minerals “Senator”, a Vancouver based mineral exploration company (TSX-V: SNR) for two properties, the Cortez South and the Gold Valley property, located in Lander County. These two properties are directly adjacent to the south of Bullion River’s Wenban Spring property. The Cortez South property consists of 30 mineral claims and the Gold Valley property consists of 24 mineral claims. For each property option, Bullion River will pay to Senator $10,000.00 in cash and 125,000 restricted shares of Bullion River. Bullion River is obliged to spend $150,000.00 in exploration including all maintenance fees over the next two years in order to obtain a 51 % ownership in the claims. By spending another $200,000.00, Bullion River can increase its ownership to 76%. After that, the partners have to spend on a $350,000 to $110,000 basis (Bullion River to Senator) or get diluted accordingly. Once a partner has less than 10 % ownership, it can elect a three percent NSR. The properties are so-called ‘grassroots’ properties, no significant exploration has been done to this point.

On February 14, 2006, the Company entered into an agreement to lease office space commencing on April 1, 2006 and ending on March 31, 2009. This agreement was sought out to accommodate the growing support needs of the company and to reduce the rental cost per square foot. Payments under this agreement:

•	$6,000 per month from April 1 to June 30, 2006
•	$7,855 per month from July 1, 2006 to March 31, 2007
•	$8,091 per month from April 1, 2007 to March 31, 2008
•	$8,333 per month from April 1, 2008 to March 31, 2009

On February 15, 2006, the Company entered into a third agreement to lease an Elphinstone R-1300 loader for a period of 36 months in the amount of $6,776 per month. This equipment will be used at French Gulch.

On February 18, 2006, the Company entered into an exploration agreement with an option to purchase the “Mission Mine” from TKM Corporation. The property consists of 26 unpatented lode mining claims situated in Riverside County, California. In order to maintain this agreement, the Company shall make the following payments to TKM Corp.

•	Non-refundable $10,000 payment on February 18, 2006 to enter into agreement.
•	$ 40,000 payment on February 24, 2006 for the right to explore the property through August 31, 2006.
•	$50,000 payment on September 1, 2006 for the right to explore the property from September 1, 2006 until September 1, 2009.

TKM grants Bullion River Gold the exclusive right and option to purchase the property as follows:

•	Option executed up until August 31, 2007 - $1.5 million.
•	Option executed from September 1, 2007 to August 31, 2008 - $2.0 million.
•	Option executed from September 1, 2008 to August 31, 2009 - $2.5 million.
•	In addition to the dollar amount defined above, the purchase price shall include a 2 ½% Net Smelter Return Royalty for the first three years of production from property.

On March 1, 2006, the Company entered into an agreement with a third party to provide regular monthly Information Technology support to maintain system and data integrity. This is a 12-month agreement with payments of $499 per month. This will reduce hourly service rates.

On March 13, 2006, the Company entered an option agreement with a third party to purchase 102 acres of land in French Gulch, California for the purpose of employee housing, warehousing, and mine administrative offices. The option period was from March 13, 2006 through July 12, 2006. Purchase deposit was $5,000. The Company was to use the option period to determine whether the land could be approved for all required permits for zoning, sewer, water, power, etc.  Subsequently, the zoning could not be changed for commercial purposes and the contract was cancelled. The Company has forfeited 50% ($2,500) of the purchase deposit.

Unaudited Financial Statements - March 31, 2006 and 2005

BULLION RIVER GOLD CORP.

(An Exploration Stage Company)

CONSOLIDATED FINANCIAL STATEMENTS

UNAUDITED

As at March 31, 2006 and March 31, 2005
and for the three periods ended March 31, 2006 and 2005
and for the period June 29, 2001 (date of inception) to March 31, 2006

CONSOLIDATED BALANCE SHEETS

CONSOLIDATED STATEMENTS OF OPERATIONS

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME

CONSOLIDATED STATEMENTS OF CASH FLOWS

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

Bullion River Gold Corp.
(An Exploration Stage Company)
Consolidated Balance Sheets
As of March 31, 2006 and December 31, 2005

	March 31	December 31
	2006	2005
	(Unaudited)
ASSETS
Current Assets:
Cash	$701,091	$124,788
Prepaids & Other Current	341,647	394,396
Inventory	88,911	66,404
Total Current Assets	1,131,649	585,588

Fixed Assets:
Fixed Assets	1,524,864	586,825
Less Accumulated Depreciation	(165,615)	(102,676)
Total Fixed Assets	1,359,249	484,149

Other Assets:
Deposits	317,602	440,176
Total Other	317,602	440,176

Total Assets	$2,808,500	$1,509,913

LIABILITIES & SHAREHOLDERS' EQUITY

Current Liabilities:
Accounts Payable and Accruals	$455,902	$309,640
Other Current Liabilities	16,038	170,758
Loans From Related Parties	-	13,453
Current Portion of Capital Lease Obligations	120,370	63,216
Total Current Liabilities	592,310	557,067

Long Term Liabilities:
Long Term Capital Lease Obligations	241,031	128,281
Long Term Reclamation Obligations	104,571	103,041
Total Long Term Liabilities	345,602	231,322

Total Liabilities	937,912	788,389

Shareholder's Equity:
Share Capital
Authorized 200,000,000 common shares, $0.001 par value.
Issued and outstanding 48,853,875 and 39,243,581 common shares.
Common Shares	48,854	39,244
Additional paid in Capital	12,308,777	8,825,579
Shares Subscribed	270,000	387,500
Deficit accumulated during the exploration stage	(10,757,043)	(8,530,799)
Total Shareholder's Equity	1,870,588	721,524

Total Liabilities & Shareholders' Equity	$2,808,500	$1,509,913

The accompanying notes are an integral part of these financial statements.

Bullion River Gold Corporation
(An Exploration Stage Company)
Consolidated Statements of Operations
(Unaudited)

	Three Months Ended March 31		From Inception June 29, 2001 to March 31,
	2006	2005	2005
Revenue:	$-	$-	$-

Expense:
Exploration	1,482,324	1,051,604	6,660,260
Mill Operations	32,761	-	32,761
Salaries & Wages	169,916	139,065	773,108
Payroll Burden	50,541	23,388	149,940
Employee Related	30,961	1,318	62,812
Professional Fees	145,953	229,650	1,104,952
Consulting	8,182	58,770	365,150
Office	18,560	20,937	112,528
Travel Related	61,176	66,443	358,511
Licenses & Fees	753	623	44,073
Investor Communications	116,767	75,085	660,030
Insurance	13,434	21,744	94,624
Rent	13,026	12,922	84,760
Utilities	12,372	3,327	54,257
Bank Charges	1,476	2,552	18,646
Miscellaneous	1,598	-	(27,921)
Forgiveness of Debt	-	-	(32,215)
Accretion	1,529	-	3,570
Depreciation	63,611	11,521	166,287
Total Operating Expense	2,224,940	1,718,949	10,686,133

Other:
Non-Operating Income	(10,014)	-	(68,948)
Interest Expense	10,129	-	81,718
Non-Operating Expense	1,189	-	58,140
Total Other	1,304	-	70,910

NET LOSS FOR PERIOD	$(2,226,244)	$(1,718,949)	$(10,757,043)

BASIC AND DILUTED
LOSS PER SHARE	$(0.05)	$(0.06)

WEIGHTED AVERAGE SHARES
OUTSTANDING	45,502,911	29,083,760

The accompanying notes are an integral part of these financial statements.

Bullion River Gold Corp.
(An Exploration Stage Company)
Consolidated Cash Flow Statements
(Unaudited)

	Three Months Ended March 31		From Inception, June 29, 2001 to
	2006	2005	March 31, 2006
CASH FLOW FROM OPERATING ACTIVITIES

Net Loss for the Period	$(2,226,244)	$(1,718,948)	$(10,757,043)

Adjustment to Reconcile net loss to net cash
used in operating activities:
Depreciation Expense	63,611	11,521	166,287
Accretion Expense	1,529	-	3,570
Share issue costs		(59,615)	-
Gain on Extinguishment of Debt	-	-	(32,215)
Loss on disposal of assets	1,189	-	1,189
Common Stock issued for services and related expense	125,000	-	253,650

Changes in operating assets and liabilities:
(Increase) Decrease in Prepaids	52,749	(10,046)	(341,646)
(Increase) Decrease in Accounts Receivable	-	(5,400)	-
(Increase) Decrease in Inventory	(22,507)	-	(88,911)
(Increase) Decrease in Deposits	122,574	-	(317,602)
Increase (Decrease) in Accounts Payable/Accrued	146,262	27,414	469,238
Increase (Decrease) in Other current liabilities	(154,720)	-	(82,770)
Increase (Decrease) in Reclamation Obligation	-	-	101,000

NET CASH USED IN OPERATING ACTIVITIES	(1,890,557)	(1,755,074)	(10,625,253)

NET CASH USED IN INVESTING ACTIVITIES

Purchase of fixed assets	(769,995)	(55,467)	(1,165,325)

NET CASH USED IN INVESTING ACTIVITIES	(769,995)	(55,467)	(1,165,325)

NET CASH USED IN FINANCING ACTIVITIES
Advance payable	-	-	118,880
Loans from related parties	(13,453)	-	-
Loan payable	-	400,000	170,000
Cash proceeds from sale of common shares	3,957,116	3,024,985	13,035,677
Cash proceeds from shares subscribed	(242,500)	-	145,000
Offering Costs	(464,308)	-	(977,888)

NET CASH RECEIVED FROM FINANCING ACTIVITIES	3,236,855	3,424,985	12,491,669

Effect of exchange rate changes on cash	-	(91)	-

INCREASE IN CASH	576,303	1,614,353	701,091

CASH, BEGINNING OF THE PERIOD (January 1)	124,788	273,331	-

CASH, END OF PERIOD	$701,091	$1,887,684	$701,091

The accompanying notes are an integral part of these financial statements.

BULLION RIVER GOLD CORP.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME (LOSS)
For the period from Inception June 29, 2001 to March 31, 2006

	Common Stock Issued			Common Shares Subscribed		Deficit Accumulated	Accumulated Other Compre-
	Number		Additional	Number		During the	hensive
	of Shares	Amount	Paid in Capital	of Shares	Amount	Development Stage	Income (Loss)	Total
Balance, June 29, 2001	-	$-	$-	-	$-	-	$-	$-
Issuance of common shares
for cash, August 8, 2001	1,000,000	1,000	-	-	-	-	-	$1,000
Issuance of common shares
for cash, December 6, 2001	1,400,000	1,400	12,600	-	-	-	-	$14,000
Net loss, for the twelve month
period ended, December 31, 2001	-	-	-	-	-	(1,000)	-	$(1,000)
Balance, December 31, 2001	2,400,000	2,400	12,600	-	-	(1,000)	-	$14,000
Issuance of common shares for
cash, November 26 to December 16, 2002	208,500	208	20,642	-	-	-	-	$20,850
Net loss, for the twelve month
period ended, December 31, 2002	-	-	-	-	-	(43,348)	-	$(43,348)
Balance, December 31, 2002	2,608,500	2,608	33,242	-	-	(44,348)	-	$(8,498)
Issuance of common shares
for cash, January 7, 2003	95,000	95	9,405	-	-	-	-	$9,500
Issuance of common shares
for cash, January 9, 2003	80,000	80	7,920	-	-	-	-	$8,000
Issuance of common shares
for cash, February 7, 2003	110,000	110	10,890	-	-	-	-	$11,000
Issuance of common shares
for cash, February 18, 2003	106,500	107	10,543	-	-	-	-	$10,650
Commons shares cancelled,
December 2, 2003	(2,000,000)	(2,000)	2,000	-	-	-	-	$-
Issuance of nine for one common
stock dividend, December 9, 2003	9,000,000	9,000	(9,000)	-	-	-	-	$-
Net loss, for the twelve month
period ended, December 31, 2003	-	-	-	-	-	(101,215)	-	$(101,215)
Balance, December 31, 2003	10,000,000	10,000	65,000	-	-	(145,563)	-	$(70,563)
Issuance of one and one half for
one common stock dividend, January 13, 2004	15,000,003	15,000	(15,000)	-	-	-	-	$-
Issuance of common shares for
finders fee, March 18, 2004	25,000	25	28,725	-	-	-	-	$28,750
Issuance of common shares for
consulting fees, March 18, 2004	30,000	30	34,470	-	-	-	-	$34,500
Issuance of common shares for
property option payment, March 18, 2004	30,000	30	34,470	-	-	-	-	$34,500
Common stock subscribed January 19, 2004	-	-	-	125,000	125,000	-	-	$125,000
Common stock subscribed March 25, 2004	-	-	-	850,000	850,000	-	-	$850,000

The accompanying notes are an integral part of these financial statements.

BULLION RIVER GOLD CORP.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME (LOSS)
For the period from Inception June 29, 2001 to March 31, 2006
(continued)

	Common Stock Issued			Common Shares Subscribed		Deficit Accumulated	Accumulated Other Compre-
	Number		Additional	Number		During the	hensive
	of Shares	Amount	Paid in Capital	of Shares	Amount	Development Stage	Income (Loss)	Total
Issuance of 850,000 units for cash,
Reg S, April 15, 2004	850,000	850	849,150	(850,000)	(850,000)	-	-	$-
Issuance of 125,000 units for cash,								$-
Reg S, April 30, 2004	125,000	125	124,875	(125,000)	(125,000)	-	-	$-
Issuance of common shares for								$-
consulting fees, July 20, 2004	30,000	30	30,870	-	-	-	-	$30,900
Issuance of 50,000 units for cash,								$-
Reg S, July 20, 2004	50,000	50	49,950	-	-	-	-	$50,000
Issuance of 200,000 units for debt,								$-
Reg S, September 16, 2004	200,000	200	199,800	-	-	-	-	$200,000
Issuance of 93,334 units for debt,								$-
Reg S, September 29, 2004	93,334	94	69,906	-	-	-	-	$70,000
Issuance of 1,000,001 units for cash,								$-
Reg S, September 29, 2004	1,000,001	1,000	749,000	-	-	-	-	$750,000
Issuance of 299,000 units for cash,								$-
Reg S, November 16, 2004	299,000	299	223,951	-	-	-	-	$224,250
Issuance of 183,333 units for cash,								$-
Reg D, December 9, 2004	183,333	183	135,817	-	-	-	-	$136,000
Issuance of 2,000 shares for finders								$-
fees, Reg D, December 9, 2004	2,000	2	1,498	-	-	-	-	$1,500
Issuance of 501,333 units for cash,								$-
Rule 144, December 29, 2004	501,333	501	317,384	-	-	-	-	$317,885
Issuance of 25,000 units for cash,								$-
Reg S, December 22, 2004	25,000	25	18,725	-	-	-	-	$18,750
Net loss, for the twelve month
period ended, December 31, 2004	-	-	-	-	-	(2,965,185)	-	$(2,965,185)
Foreign currency translation adjustments	-	-	-	-	-	-	(1,186)	$(1,186)
Issuance of 50,000 units for cash,
Reg S, July 20, 2004	50,000	50	49,950	-	-	-	-	$50,000
Issuance of 200,000 units for debt,
Reg S, September 16, 2004	200,000	200	199,800	-	-	-	-	$200,000
Issuance of 93,334 units for debt,
Reg S, September 29, 2004	93,334	94	69,906	-	-	-	-	$70,000
Issuance of 1,000,001 units for cash,
Reg S, September 29, 2004	1,000,001	1,000	749,000	-	-	-	-	$750,000
Issuance of 299,000 units for cash,
Reg S, November 16, 2004	299,000	299	223,951	-	-	-	-	$224,250
Issuance of 183,333 units for cash,
Reg D, December 9, 2004	183,333	183	135,817	-	-	-	-	$136,000
Issuance of 2,000 shares for finders
fees, Reg D, December 9, 2004	2,000	2	1,498	-	-	-	-	$1,500
Issuance of 501,333 units for cash,
Rule 144, December 29, 2004	501,333	501	317,384	-	-	-	-	$317,885
Issuance of 25,000 units for cash,
Reg S, December 22, 2004	25,000	25	18,725	-	-	-	-	$18,750
Net loss, for the twelve month
period ended, December 31, 2004	-	-	-	-	-	(2,965,185)	-	$(2,965,185)
Foreign currency translation adjustments	-	-	-	-	-	-	(1,186)	$(1,186)

The accompanying notes are an integral part of these financial statements.

BULLION RIVER GOLD CORP.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME (LOSS)
For the period from Inception June 29, 2001 to March 31, 2006
(continued)

	Common Stock Issued			Common Shares Subscribed		Deficit Accumulated	Accumulated Other Compre-
	Number		Additional	Number		During the	hensive
	of Shares	Amount	Paid in Capital	of Shares	Amount	Development Stage	Income (Loss)	Total
Balance, December 31, 2004	28,444,004	28,444	2,918,591	-	-	(3,110,748)	(1,186)	$(164,899)
Issuance of 290,000 units for cash
Reg D, Feb 2, 2005	290,000	290	217,210	-	-	-	-	$217,500
Issuance of 50,000 units for cash								$-
Reg S, February 16, 2005	50,000	50	37,450	-	-	-	-	$37,500
Issuance of 481,000 units for cash								$-
Reg S, March 22, 2005	481,000	481	360,269	-	-	-	-	$360,750
3,390,599 Units Subscribed during
February and March 2005	-	-	-	3,390,599	2,542,951	-	-	$2,542,951
Share issue costs incurred during
February and March 2005	-	-	(193,330)	-	-	-	-	$(193,330)
Common stock issued April 29, 2005	1,796,673	1,797	1,345,704	(1,796,673)	(1,347,501)	-	-	$-
Common stock issued May 2, 2005	1,437,236	1,437	1,076,488	(1,437,236)	(1,077,925)	-	-	$-
Common stock issued May 5, 2005	466,668	467	349,533	(156,690)	(117,525)	-	-	$232,475
Share Issue costs incurred during Q2			(7,600)					$(7,600)
Common stock issued October 18, 2005 for Cash	1,790,000	1,790	893,210	-	-	-	-	$895,000
Common stock issued October 20, 2005 for Cash	464,000	464	231,536	-	-	-	-	$232,000
Common stock subscribed October 31, 2005 for services rendered	-	-	-	75,000	37,500	-	-	$37,500
Common stock issued November 28, 2005 for Cash	1,244,000	1,244	620,756	-	-	-	-	$622,000
Common stock issued December 16, 2005 for Cash	2,780,000	2,780	1,387,220	-	-	-	-	$1,390,000
Common stock subscribed December 16, 2005 for Cash	-	-	-	400,000	200,000	-	-	$200,000
Common stock subscribed December 29, 2005 for Cash	-	-	-	50,000	25,000	-	-	$25,000
Common stock subscribed December 31, 2005 for services rendered	-	-	-	250,000	125,000	-	-	$125,000
Share Issue costs incurred during Q4	-	-	(411,458)	-	-	-	-	$(411,458)
Foreign currency translation adjustments							1,186	$1,186

Net Loss for the twelve month period ended, December 31, 2005						(5,420,051)		$(5,420,051)

The accompanying notes are an integral part of these financial statements.

BULLION RIVER GOLD CORP.
CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY AND COMPREHENSIVE INCOME (LOSS)
For the period from Inception June 29, 2001 to March 31, 2006
(continued)

	Common Stock Issued			Common Shares Subscribed		Deficit Accumulated	Accumulated Other Compre-
	Number		Additional	Number		During the	hensive
	of Shares	Amount	Paid in Capital	of Shares	Amount	Development Stage	Income (Loss)	Total
Balance December 31, 2005	39,243,581	39,244	8,825,579	775,000	387,500	(8,530,799)	-	$721,524
Common stock issued January 3, 2006 for cash (Unaudited)	450,000	450	224,550	-	-	-	-	$225,000
Common stock issued January 18, 2006 for cash (Unaudited)	50,000	50	24,950	-	-	-	-	$25,000
Common stock issued January 19, 2006 for cash (Unaudited)	50,000	50	24,950	-	-	-	-	$25,000
Common stock subscribed in January in exchange for property purchase option (Unaudited)	-	-	-	250,000	125,000	-	-	$125,000
Common stock issued January 23, 2006 for cash (Unaudited)	6,644,000	6,644	3,315,356	(775,000)	(387,500)	-	-	$2,934,500
Common stock issued January 23, 2006 for services rendered	325,000	325	162,175	-	-	-	-	$162,500
Common stock issued January 23, 2006 related to anti-dilution clauses in prior offerings (Unaudited)	2,091,294	2,091	(2,091)	-	-	-	-	$-
Common stock subscribed January 23, 2006 for cash (Unaudited)	-	-	-	90,000	45,000	-	-	$45,000
Common stock subscribed February 8, 2006 for cash (Unaudited)	-	-	-	100,000	50,000	-	-	$50,000
Common stock subscribed March 23, 2006 for cash (Unaudited)	-	-	-	100,000	50,000	-	-	$50,000
Share Issue costs incurred during Q1 (Unaudited)	-	-	(365,500)	-	-	-	-	$(365,500)
Warrants issued to satisfy finders' fee obligations (Unaudited)	-	-	98,808	-	-	-	-	$98,808
Net Loss for the three month period ended, March 31, 2006 (Unaudited)	-	-	-	-	-	(2,226,244)	-	$(2,226,244)
Balance March 31, 2006 (Unaudiated)	48,853,875	$48,854	$12,308,777	540,000	$270,000	$(10,757,043)	$-	$1,870,588

The accompanying notes are an integral part of these financial statements.

BULLION RIVER GOLD CORP.
(An Exploration Stage Company)
NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS
UNAUDITED
March 31, 2006

NOTE 1 - NATURE OF OPERATIONS AND BASIS OF PRESENTATION

NATURE OF OPERATIONS

Bullion River Gold Corporation (“Bullion River”, the “Company”) was incorporated under the laws of the State of Nevada on June 29, 2001 under the original name “Dynasty International Corporation”. The company was a specialty retailer of home water quality testing kits and water purification devices until December 9, 2003 when the business direction was changed to the exploration of gold and silver in the western United States.

The Company has six wholly owned subsidiaries, all incorporated in the State of Nevada.

•
On December 9, 2003, five of the six current subsidiaries were incorporated and sold to Bullion River. These subsidiaries are Antone Canyon Mining Corp., Cimarron Mining Corp., Corcoran Canyon Mining Corp., North Fork Mining Corp., and Thomas Creek Mining Corp. The Company changed the name of Thomas Creek Mining Corp. to Wenban Spring Mining Corp. on September 28, 2004. In 2004, the Company acquired seven separate option agreements and staked and registered its 100% interest in 41 unpatented mineral claims in the Painted Hills district in Humboldt County, Nevada.

•	On September 30, 2004, the Company acquired all of the issued and outstanding shares of French Gulch (Nevada) Mining Corporation, which was incorporated on September 30, 2004.

See “Management’s Discussion and Analysis” and “Plan of Operations” below for more information.

On January 20, 2004, the company changed its name to “Bullion River Gold Corp.” Bullion River has an authorized capital of 200,000,000 common shares with a par value of $0.001. As of March 31, 2006, there were 48,853,875 common shares issued and outstanding.

BASIS OF PRESENTATION

The accompanying unaudited consolidated financial statements included herein have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial information and with the instructions to Form 10-QSB and Item 310(b) of Regulation S-B. Accordingly, they do not include all the information and footnotes required by accounting principles generally accepted in the United States of America for complete financial statements. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three month periods ended March 31, 2006 and 2005 are not necessarily indicative of the results that may be expected for any interim period or the entire year. For further information, these consolidated financial statements and the related notes should be read in conjunction with the company’s audited financial statements for the year ended December 31, 2005 included in the company’s annual report on Form 10-KSB.

Certain balances in the 2006 consolidated financial statements have been reclassified to conform to the 2005 consolidated financial statement presentation.

NOTE 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

A summary of the Company’s significant accounting policies is included in the Company’s 2004 Annual Report. Additional significant accounting policies which affect the Company or which have been developed since December 31, 2004 are summarized below:

EXPLORATION STAGE ACTIVITIES

The Company has not commenced significant operations and, in accordance with SFAS No. 7, the Company was considered a development stage company until it changed business direction in December 2003 and became an exploration company.

PRINCIPLES OF CONSOLIDATION

The consolidated financial statements include the accounts of the Company and its subsidiaries.  All significant intercompany balances and transactions have been eliminated.

INVENTORIES

Materials and supplies related to underground mine development are stated at cost (first-in, first-out).

FIXED ASSETS

Office furniture, equipment, telephone system, computer hardware, and computer software are stated at cost. Depreciation is computed over the estimated useful life of the depreciable assets using the straight-line method.  The useful life for the fixed assets is estimated as follows with no salvage value:

Furniture	5 years
Equipment	2 to 7 years
Telephone System	5 years
Computer Hardware	3 years
Computer Software	2 years

The fixed assets are reviewed each year to determine whether any events or circumstances indicate that the carrying amount of the assets may not be recoverable.  Such review is performed based on estimated undiscounted cash flows compared with the carrying value of the assets.  If the future cash flows (undiscounted and without interest charges) are less than the carrying value, a write-down would be recorded to reduce the related asset to its estimated fair value.

COMPREHENSIVE INCOME

Comprehensive income reflects changes in equity that result from transactions and economic events from non-owner sources.  Comprehensive income for the current period represents foreign currency translation items associated with the Company’s accounts payable.

MINERAL PROPERTY OPTION PAYMENTS AND EXPLORATION COSTS

The Company will expense all operating costs related to the maintenance and exploration of mineral claims in which it has secured exploration rights prior to establishment of proven and probable reserves.

IMPAIRMENT OF LONG-LIVED ASSETS

Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable.  The Company recognizes impairment of long-lived assets in the event that the net book value of such assets exceeds the future undiscounted cash flows attributed to such assets.  No impairment of long-lived assets was recognized for the quarter ended March 31, 2006.

CLOSURE, RECLAMATION AND REMEDIATION COSTS

Current laws and regulations require certain closure, reclamation and remediation work to be done on mineral properties as a result of exploration, development and operating activities. The Company periodically reviews the activities performed on its mineral properties and makes estimates of closure, reclamation and remediation work that will need to be performed as required by those laws and regulations and makes estimates of amounts that are expected to be incurred when the closure, reclamation and remediation work is expected to be performed. Future closure, reclamation and environmental related expenditures are difficult to estimate in many circumstances due to the early stages of investigation, uncertainties associated with defining the nature an extent of environmental contamination, the uncertainties relating to specific reclamation and remediation methods and costs, application and changing of environmental laws, regulations and interpretation by regulatory authorities and the possible participation of other potentially responsible parties.

The Company has estimated costs associated with the closure, reclamation and related environmental expenditures of the French Gulch and North Fork properties, which have been reflected in its financial statements in accordance with the Financial Accounting Standards Board ("FASB") issued Statement of Financial Accounting Standards No. 143 ("SFAS 143"), "Accounting for Asset Retirement Obligations", which addresses financial accounting and reporting for obligations associated with the retirement of tangible long-lived assets and the associated asset retirement costs. See Note 4 for a related discussion.

STOCK OPTIONS

In December 2004, the Financial Accounting Standard Board (“FASB”) issued SFAS 123R, “Share-Based Payments” (“SFAS No. 123R”), a revision of SFAS No. 123, “Accounting for Stock-Based Compensation” (“SFAS No. 123”), which requires companies to measure all employee stock-based compensation awards using a fair value method and record such expense in their financial statements. The Company adopted this standard effective January 1, 2006 and elected the modified-prospective transition method. Under the modified-prospective transition method, awards that are granted, modified, repurchased or cancelled after the date of adoption should be measured and accounted for in accordance with SFAS No. 123R. Because the Company had no options outstanding as of March 31, 2006 there is no charge attributable to the periods ended March 31, 2006 and March 31, 2005.

NOTE 3 - CONTINGENCIES

As shown in the accompanying financial statements, the Company has incurred significant operating losses since inception, and as of March 31, 2006, the Company has limited financial resources to support it until such time that it is able to generate positive cash flow from operations. The Company’s ability to achieve and maintain profitability and positive cash flow is dependent upon its ability to locate a profitable mineral property, generate revenues from its planned business operations, and control exploration costs. The Company has been focusing on implementing its business plan and additional financing will be required by the Company to fund its exploration programs and to support operations. Management plans to fund its future operations through private placement offerings, private loans, and revenue derived from bulk sampling at French Gulch. Management plans to mitigate its losses by abandoning projects that do not meet management’s specification for mineralization or do not have large tonnage potential. However, there is no assurance that the Company will be able to obtain additional financing from investors or private lenders. There is no assurance that the Company will be able to generate revenues in the future. There is no assurance that they will be able to find projects meeting their specifications for mineralization or that the projects will have large tonnage potential. There is no assurance that the Company will commence commercial production should they find projects meeting their specification. The financial statements do not include any adjustments that might result from the outcome of those uncertainties.

NOTE 4 - RECLAMATION ASSET AND OBLIGATION

The Company became subject to and adopted SFAS No. 143, Accounting for Asset Retirement Obligations, which establishes a uniform methodology for accounting for estimated reclamation and abandonment costs. At December 31, 2005, the Company recognized a reclamation obligation for the estimated reclamation costs related to the French Gulch and North Fork properties. The related costs have been expensed since none of the Company properties were in production or had proven or probable mineral reserves.

The accretion of the reclamation obligation has been recorded as a separate operating expense in the Company's statement of operations with a corresponding increase in the reclamation liability. Below are the reclamation obligation and accretion entries as March 31, 2006.

French Gulch

In connection with the new reclamation permit obtained in December 2005, the Company estimated reclamation costs to be $71,200 based on the new operating plan for the French Gulch property. At an accretion rate of 6%, the Company expensed $1,089 for the quarter ended March 31, 2006. The total reclamation obligation as of March 31, 2006 is $72,289.

North Fork

The Company put the initial reclamation permit in place in March 2004 with a supplemental permit in May 2005 based on its updated operating plan. In connection with these permits, the Company estimated reclamation costs to be $31,841 as of December 31, 2005 for the North Fork property. At an accretion rate of 6%, the Company expensed $441 for the quarter ended March 31, 2006. Total reclamation obligation as of March 31, 2006 is $32,282.

The following is a description of the changes to the Company's reclamation liability and expenses as of March 31, 2006:

Estimated Reclamation Expense as December 31, 2005 (Exploration)

French Gulch	$71,200
North Fork	31,841
Reclamation Obligation subtotal before Accretion	$103,041

Reclamation Obligation		$(103,041)

March 2006 changes to Reclamation

French Gulch Accretion Expense	$1,089
North Fork Accretion Expense	$441
Increase to Reclamation Obligation		$(1,530)

Total Reclamation Obligation		$(104,571)

NOTE 5 - COMMON STOCK

In October 2005, Bullion River Gold authorized the issuance of up to 10,000,000 units at an offering price of $0.50 per unit. Each unit consisted of one restricted share of common stock and one restricted warrant. Each restricted warrant is convertible into one restricted share of common stock. The restricted warrant was exercisable for two years at an exercise price of $0.75 per warrant. The value of the units was arbitrarily set by Bullion River Gold and had no relationship to its assets, book value, revenues or other established criteria of value. All the restricted units issued in this offering were issued for investment purposes in a “private transaction”.

On January 3, 2006, the Company issued 400,000 restricted units to one subscriber from shares subscribed on December 16, 2005 in the amount of $200,000 as part of the $0.50 unit offering.

On January 3, 2006, the Company issued 50,000 restricted units to one subscriber from shares subscribed on December 29, 2005 in the amount of $25,000 as part of the $0.50 unit offering.

On January 18, 2006, the Company raised $25,000 in cash from the $0.50 unit offering and issued 50,000 restricted units to one subscriber.

On January 19, 2006, the Company raised $25,000 in cash from the $0.50 unit offering and issued 50,000 restricted units to one subscriber.

On January 19, 2006, the Company entered into an option agreement with Senator Minerals (“Senator”), a Vancouver based mineral exploration company (TSX-V: SNR) for two properties, the Cortez South and the Gold Valley property, located in Lander County. These two properties are directly adjacent to the south of Bullion River’s Wenban Spring property. The Cortez South property consists of 30 mineral claims and the Gold Valley property consists of 24 mineral claims. The Company paid $10,000 for each property option on January 20, 2006. Also, as part of this agreement, the Company will be issuing 125,000 shares of restricted common stock to Senator for each property option for a total of 250,000 shares.

On January 23, 2006, the Company raised $3,332,000 in cash from the $0.50 unit offering 6,644,000 restricted units to 23 subscribers.

On January 23, 2006, the Company issued 115,000 restricted units at $0.50 per unit under Reg S for investor communication services in Switzerland related to a 3rd party contract for a period of 12 months ending December 6, 2006. The value of these services is equal to $57,500, which will be expensed monthly in the amount of $4,792.

On January 23, 2006, the Company issued 135,000 restricted units at $0.50 per unit under Reg S for investor communication services related in Switzerland to a 3rd party contract for a period of 12 months ending December 6, 2006. The value of these services is equal to $67,500, which will be expensed monthly in the amount of $5,625.

On January 23, 2006, the Company issued 75,000 restricted units at $0.50 per unit under Reg D for investor communication services related to the terms of a 3rd party contract termination in December 2005.

On January 23, 2006, the Company issued 2,091,294 restricted units at $0.50 per unit under certain anti-dilution clauses from a prior private offering.

On January 23, 2006, the Company raised $45,000 for 90,000 shares subscribed at $0.50 per unit, but not issued.

On February 8, 2006, the Company raised $50,000 for 100,000 shares subscribed at $0.50 per unit, but not issued.

On March 23, 2006, the Company raised $50,000 for 100,000 shares subscribed at $0.50 per unit, but not issued.

The Company paid $365,500 in finder fees for monies raised during the 1st quarter 2006.

NOTE 6 - STOCK OPTIONS AND WARRANTS

At March 31, 2006, the Company had zero stock options outstanding. At March 31, 2006, the Company had the following warrants outstanding:

CONSOLIDATED WARRANTS OUTSTANDING
As of March 31, 2006

Warrant Date	Total Warrants	Expiry Date
15-Apr-04	850,000	15-Apr-07
30-Apr-04	125,000	30-Apr-07
20-Jul-04	50,000	20-Jul-07
29-Sep-04	1,293,335	29-Sep-07
16-Nov-04	368,333	16-Nov-07
10-Dec-04	368,666	10-Dec-07
16-Dec-04	126,934	16-Dec-07
30-Dec-04	1,002,666	30-Dec-07
5-Jan-05	25,000	5-Jan-08
2-Feb-05	490,000	2-Feb-08
16-Feb-05	50,000	16-Feb-08
22-Mar-05	481,000	22-Mar-08
14-Apr-05	310,560	14-Apr-08
29-Apr-05	3,417,613	29-Apr-08
2-May-05	2,309,393	2-May-08
5-May-05	933,336	5-May-08
18-Oct-05	1,790,000	18-Oct-07
20-Oct-05	464,000	20-Oct-07
28-Nov-05	1,244,000	28-Nov-07
16-Dec-05	2,780,000	16-Dec-07
3-Jan-06	450,000	3-Jan-08
18-Jan-06	50,000	18-Jan-08
19-Jan-06	50,000	19-Jan-08
23-Jan-06	8,000,300	23-Jan-08

Total	27,030,136

The Company was obligated under certain anti-dilution provisions set forth in the common stock purchase warrants issued in connection with a prior private offering to reduce the exercise price of the warrants issued in connection with that prior private offering and increase the number of warrant shares issuable to the purchasers accordingly:

•	The Company issued 3,986,689 warrants associated with Reg D subscriptions.
•	The Company issued 138,222 warrants associated with Reg S subscription.

A summary of the Company’s stock warrants as of March 31, 2006 and changes during the years of 2006, 2005, and 2004 are presented below:

				Weighted
				Average
	Original Shares	Anti-dilution Shares	Shares	Exercise Price
Outstanding, December 31, 2003	-	-	-	$-

Granted through equity financing.	3,367,468	817,466	4,184,934	$1.13
Outstanding, December 31, 2004	3,367,468	817,466	4,184,934	$1.13

Granted through equity financing.	11,612,757	2,682,145	14,294,902	$0.70
Outstanding, December 31, 2005	14,980,225	3,499,611	18,479,836	$0.83

Granted through equity financing.	8,550,300	-	8,550,300	$0.74
Outstanding, March 31, 2006	23,530,525	3,499,611	27,030,136	$0.80

NOTE 7 - MINERAL PROPERTY OPTIONS

Bullion River is a mineral exploration company. Bullion River, through the Subsidiaries, conducts gold and silver mineral exploration on properties in the western United States.

There is no assurance that a commercially viable ore body, a reserve, exists in any of the mineral claims until sufficient exploration work is done and an evaluation of that work concludes economic and legal feasibility. Bullion River’s current plans are strictly limited to research and exploration. Bullion River intends to try to remove any mineralized material, if economically viable. If mineralized material is found on any of Bullion River’s mineral exploration projects and removal is warranted, and Bullion River does not have the adequate working capital to do so, Bullion River will have to sell additional common shares or borrow money to finance the cost of removing the mineralized material. There is no assurance that Bullion River will have the working capital to remove the mineralized material from its mineral exploration projects, if warranted, and there is no assurance Bullion River will be able to raise additional working capital through equity or debt financing.

French Gulch (Nevada) Mining Corp. (“French Gulch”)

On June 23, 2004, the Company entered into a letter agreement whereby they proposed to acquire a 100% interest in the Washington Niagara Mining Partnership (the "WN Partnership") by acquiring all of the outstanding partnership units for an aggregate purchase price of $1,500,000. The property is located in Shasta County in California and consists of 28 patented and 27 unpatented lode mining claims ("Washington Niagara Property").

During 2004, the Company paid a non-refundable deposit of $10,000, which allowed them to perform due diligence and a comprehensive feasibility audit on the property until September 30, 2004.

On October 6, 2004 the Company entered into a formal exploration agreement, with option to purchase, whereby their exclusive right to explore the Washington Niagara Property was extended to September 30, 2005. Under the terms of this agreement, the Company is required to pay $15,000 in outstanding county taxes, option payments of $50,000 on each of June 1 and August 1, 2005, to pay all State and Federal claim and maintenance fees and to carry liability insurance of $1 million. The option to purchase can be exercised at any time up to October 1, 2005. If French Gulch exercises its option, it is required to make bimonthly option payments of $50,000 until production commences. Once production commences French Gulch will be required to make bimonthly payments of $175,000. Ownership of the Property will transfer to French Gulch once the aggregate amount of option payments totals $1,500,000.

French Gulch has rights to explore in accordance with practices customary in the industry, but not to mine the Property until the option is exercised. Upon exercise of the option French Gulch will have all rights incident to ownership of real property allowed by law, including the right to develop and mine the property.

The Company has staked an additional 66 (sixty-six) unpatented claims in the French Gulch district to properly secure and encompass areas of known gold mineralization. We have named these newly staked claims, along with the Washington -Niagara property, the “French Gulch" properties. The 66 claims staked by French Gulch are 100%-owned by French Gulch and are not subject to the agreement with the WN Partnership.

On May 19, 2005, the Company exercised it option with the Washington Niagara Mining Partnership to purchase the patented and unpatented mining claims, the mill, and other personal property. At that time, the first bi-monthly payment of $50,000 was made less credits of $36,438.07 for a total of $13,561.93.

At March 31, 2006, the Company had made all payments and complied with all of the terms of the option related to the Washington Niagara agreement. The Company has made purchase payments to date totaling $300,000.

On August 31, 2005, the Company entered an agreement with the Stump Family Trust (“Stump”) giving French Gulch the exclusive right to explore, develop, and mine the property. The property is located in Shasta County, California, adjacent to the French Gulch property, and consists of 1 patented lode mining claim ("Colorado Quartz Mine”). The option agreement is for an initial term of ten years and expires on July 21, 2015.

In order to maintain the Stump option in good standing, French Gulch is required to pay the owner annual payments starting July 21, 2006 in the following amounts: $2,500 per year until July 21, 2008, $3,500 per year until July 21, 2011, $4,500 per year until July 21, 2015. French Gulch is also required to make all maintenance and lease fees as required to keep the property in good standing, and must have a comprehensive general commercial liability insurance policy in place having limits of not less than $1 million per personal injury occurrence and $100,000 for property damage protecting owner against any claims for injury to persons or damage to property resulting from French Gulch’s operations.

North Fork Mining Corp.

On February 23, 2004, Bullion River's wholly owned subsidiary North Fork Mining Corp. ("North Fork") was assigned three options to acquire a 100% undivided right, title and interest in an aggregate 42 unpatented mineral claims located in Sierra County in the State of California. The option was assigned from a company controlled by the president of Bullion River for an assignment fee of $129,115. As additional consideration for the assignment of the option agreements, North Fork granted to a company controlled by the president, a net smelter royalty of 1.5% on the 42 unpatented mineral claims.

On February 18, 2004, all required payments under the original (3) option agreements dated July 1, 2002, July 3, 2002 and March 3, 2003 had been made and the owners of the mineral claims consented to the assignment of the option agreements to North Fork.

•
The required payments under the July 1 and July 3, 2002 option agreements were; $10,000 per agreement on the original signing dates of July 1 and 3, 2002 and $150 per month for each agreement for the year ending July 3, 2003 and $250 per month for each agreement for the period ended February 23, 2004.

•	The March 3, 2003 agreement required $10,000 to be paid upon signing of a final agreement.

The original option agreements dated July 1 and 3, 2002, were for terms of 5 years. To keep these option agreements in good standing North Fork is required to make minimum royalty payments, per agreement, of $250 per month until July 3, 2004, $500 per month until July 3, 2005, $1,000 per month until July 3, 2006, the greater of $5,000 per month or a 5% NSR until July 3, 2007. North Fork is also required to make all maintenance and lease payments to keep the mineral claims in good standing during the term of the option agreements. At the end of the five year term, after all of the royalty payments have been made, North Fork will have acquired a 100% undivided right, title and interest in 35 unpatented mineral claims subject to a 5% net smelter royalty payable, until a maximum of $750,000 in royalty payments have been made under each agreement.

The March 3, 2003 option agreement for seven unpatented claims had no term. North Fork can acquire an undivided 100% interest in these claims by paying $10,000 once North Fork has successfully completed its stage 1 drilling and exploration program, and decides to continue with exploration and by paying the owner $70,000 once North Fork had successfully completed its stage 2 drilling and exploration program and decided to continue with exploration.

At March 31, 2006, the Company was in compliance with all of the terms of the option agreement.

Antone Canyon Property

On January 9, 2004, Bullion River's wholly owned subsidiary Antone Canyon Mining Corp. ("Antone") was assigned an option to acquire a 100% undivided interest in 60 unpatented mineral claims located in Nye County in the State of Nevada. The option was assigned from a company controlled by the president of Bullion River for an assignment fee of $146,142.

The option agreement is for a term of ten years and expires on December 11, 2012. In order to maintain the option in good standing, Antone is required to pay the owner annual payments of $40,000 on or before December 12, commencing December 12, 2004, until the option expires or until Antone exercises the option in accordance with one of the following three exercise options, which are; payment to the owner of (1) $4,000,000, (2) $400,000 plus a 3% net smelter royalty ("NSR") granted to the owner, or (3) $2,500,000 plus a 1% NSR granted to the owner.

At March 31, 2006, the Company had made all required option payments and complied with all of the terms of the option agreement.

Corcoran Canyon Mining Corp.

On February 18, 2004, Bullion River's wholly owned subsidiary Corcoran Canyon Mining Corp. ("Corcoran") was assigned an option to acquire a 100% undivided interest in 41 unpatented mineral claims located in Nye County in the State of Nevada. The option was assigned from a company controlled by the president of Bullion River for an assignment fee of $43,596. In addition, a company controlled by the president of Bullion River has agreed to transfer all of its right, title and interest in 89 contiguous, recently staked, unpatented mineral claims to Corcoran.

The original option agreement is for a term of three years, expiring on February 28, 2006. In order to maintain the option in good standing Corcoran is required to spend; a minimum of $50,000 on exploration and development on or before each of February 28, 2005 and 2006, Corcoran must pay all annual claim and lease maintenance fees as required to keep the property in good standing and Corcoran must have a comprehensive general commercial liability insurance policy in place having limits of not less than $1 million per occurrence.

The option agreement allows Corcoran to perform limited testing on the property. Corcoran cannot commence mining activities on the property until the option has been exercised. Corcoran can exercise the option and acquire a 100% interest in the property by; paying $200,000 to the owner on the third anniversary of the option agreement and granting the owner a 2% NSR on the mineral claims. Corcoran can repurchase half of the 2% NSR by paying $1 million to the owner at any time after the granting of the 2% NSR.

The option agreement expired on February 28, 2006. At this time, the Company started negotiations with the owner to purchase the property as required by the terms set forth in the original agreement noted above. Two partial payments of $20,000 were made on February 28 and March 30, 2006. As soon as the negotiation is finalized, the company will make the final payment of $160,000.

Cimarron Mining Corp.

On February 19, 2004, Bullion River's wholly owned subsidiary Cimarron Mining Corp. ("Cimarron") was assigned an option to acquire a 100% undivided interest in 24 unpatented mineral claims located in Nye County in the State of Nevada. The option was assigned from a company controlled by the president of Bullion River for an assignment fee of $13,468.

The original option agreement is for a term of three years and expires on August 22, 2006. In order to maintain the option in good standing Cimarron is required to; spend a minimum of $50,000 on exploration and development annually on or before each of August 22, 2004, 2005 and 2006, Cimarron must pay all annual claim and lease maintenance fees as required to keep the property in good standing and Cimarron must have a comprehensive general commercial liability insurance policy in place having limits of not less than $1 million per occurrence.

The option agreement allows Cimarron to perform limited testing on the property. Cimarron cannot commence mining activities on the property until the option has been exercised. Cimarron can exercise the option and acquire a 100% interest in the property by; paying $200,000 to the owner on the third anniversary of the option agreement and granting the owner a 1% NSR on the mineral claims. Cimarron can repurchase half of the 1% NSR by paying $500,000 to the owner at any time after the granting of the 1% NSR.

At March 31, 2006, the Company and Brancote US, owner of the majority of the Cimarron claims, agreed not extend the contract beyond its present term of August 22, 2006 since both parties were unable to come to an agreement with the holder of the remaining claims in the middle of the claim block.

Wenban Spring Mining Corp.

On February 20, 2004, Bullion River’s wholly owned subsidiary Thomas Creek Mining Corp. ("Thomas Creek") was assigned an option to acquire a 100% undivided right, title and interest in 76 unpatented mineral claims located in Eureka County in the State of Nevada. The option was assigned from a company controlled by the president of Bullion River for an assignment fee of $53,740.

During the year ended December 31, 2004 the Company terminated their option on the Thomas Creek property and acquired a 100% interest in the Wenban property by staking claims covering approximately 7.25 square miles in the Cortez Hills region of Nevada. On September 28, 2004 the Company changed its name from Thomas Creek Mining Corp. to Wenban Spring Mining Corp.

As of March 31, 2006, the Company has made all claim maintenance fees to the BLM.

On January 19, 2006, the Company entered into an option agreement with Senator Minerals “Senator”, a Vancouver based mineral exploration company (TSX-V: SNR) for two properties, the Cortez South and the Gold Valley property, located in Lander County. These two properties are directly adjacent to the south of the Wenban Spring property. The Cortez South property consists of 30 mineral claims and the Gold Valley property consists of 24 mineral claims. The terms of the agreement include: $10,000 in cash for each property, which was paid on January 20, 2006 and 125,000 restricted shares of Bullion River common stock for each property. The Company issued these shares in April 2006. Bullion River is obliged to spend $150,000.00 in exploration including all maintenance fees over the next two years in order to obtain a 51 % ownership in the claims. By spending another $200,000.00, Bullion River can increase its ownership to 76%. After that, the partners have to spend on a $350,000 to $110,000 basis (Bullion River to Senator) or get diluted accordingly. Once a partner has less than 10% ownership, it can elect a three percent NSR. The properties are so-called ‘grassroots’ properties, no significant exploration has been done to this point.

Painted Hills Claims

During 2004 the Company acquired a 100% interest in 41 unpatented mineral claims in the Painted Hills district in Humboldt County, Nevada.

As of March 31, 2006, the Company has paid claim maintenance fees to the BLM on 10 of the 41 claims. We expect to do some minimal exploration in mid-2006 to determine the future on this property.

Mission Mine

On February 18, 2006, the Company entered into an exploration agreement with an option to purchase the “Mission Mine” from TKM Corporation. The property consists of 26 unpatented lode mining claims situated in Riverside County, California. In order to maintain this agreement, the Company shall make the following payments to TKM Corp.

1.	Non-refundable $10,000 payment on February 18, 2006 to enter into agreement.
2.	$40,000 payment on February 24, 2006 for the right to explore the property through August 31, 2006.
3.	$50,000 payment on September 1, 2006 for the right to explore the property from September 1, 2006 until September 1, 2009.

TKM grants Bullion River Gold the exclusive right and option to purchase the property as follows:

1.	Option executed up until August 31, 2007 - $1.5 million.
2.	Option executed from September 1, 2007 to August 31, 2008 - $2.0 million.
3.	Option executed from September 1, 2008 to August 31, 2009 - $2.5 million.

In addition to the dollar amount defined above, the purchase price shall include a 2 ½% Net Smelter Royalty for the first three years of production from property.

As of March 31, 2006, the Company is in compliance with all terms of this agreement.

Below is a summary of the mining claims:

Schedule of Mining Claims by Subsidiary
As of March 31, 2006

Nevada	# of Claims
Antone Canyon	60
Cimarron Mining	24
Corcorran Canyon	130
Painted Hills	10
Wenban Spring	292
Total Nevada Claims	516

California	# of Claims
French Gulch	121
North Fork	42
Mission Mine	26
Total California Claims	189

Total Claims	705

Note 8 - Contractual Obligations

Bullion River’s contractual obligations payable for the years ended March 31 are:

Bullion River Gold Corp.
Commitment Schedule
For years ending March 31:

Option Payments	2007	2008	2009	2010	2011	2012	2013	2014	2015
Antone Canyon	$40,000	$40,000	$40,000	$40,000	$40,000	$40,000	$-	$-	$-
Corcoran Canyon	160,000	-	-	-	-	-	-	-	-
Cimarron	94,556	-	-	-	-	-	-	-	-
North Fork	96,000	120,000	-	-	-	-	-	-	-
French Gulch	302,500	302,500	302,500	303,500	3,500	4,500	4,500	4,500	4,500
Wenban Spring	-	150,000	-	-	-	-	-	-	-
Mission Mine	50,000	-	-	-	-	-	-	-	-
	$743,056	$612,500	$342,500	$343,500	$43,500	$44,500	$4,500	$4,500	$4,500

Lease Obligations	2007	2008	2009	2010	2011	2012	2013	2014	2015
Corporate Office Lease	$88,695	$97,088	$100,000	$-	$-	$-	$-	$-	$-
North Fork Office / Housing	7,175	-	-	-	-	-	-	-	-
Equipment	164,051	164,051	112,331	-	-	-	-	-	-
	$259,921	$261,139	$212,331	$-	$-	$-	$-	$-	$-

Other Obligations	2007	2008	2009	2010	2011	2012	2013	2014	2015
Loan Obligations	$-	$-	$-	$-	$-	$-	$-	$-	$-
Consulting Obligations	66,988	-	-	-	-	-	-	-	-
	$66,988	$-	$-	$-	$-	$-	$-	$-	$-

Total Commitments	$1,069,965	$873,639	$554,831	$343,500	$43,500	$44,500	$4,500	$4,500	$4,500

Including new obligations after March 31, 2006.

Lease Obligations

On April 12, 2005, the Company entered into a lease agreement for a copier/printer for a 48-month term ending April 30, 2009. Payment under this agreement is $221 per month.

On April 19, 2005, the Company entered into a rental agreement for office/housing space for the North Fork property whereby the Company is committed to pay $995 per month until April 30, 2006. The Company extended this lease for 6 months through October 2006 at the monthly rate of $1,030.

On October 3, 2005, the Company entered into a third party agreement to lease (2) Caterpillar IT28G loaders for a period of 36 months in the amount of $5,736 per month. This lease ends on October 3, 2008. One loader is located at French Gulch and the other is at North Fork.

On December 21, 2005, the Company entered into a third party agreement to lease (1) Skid Loader for the North Fork property. The term is 36 months ending December 2008 with a monthly payment of $938.

On February 14, 2006, the Company entered into a third party agreement to lease office space commencing on April 1, 2006 and ending on March 31, 2009. This agreement was sought out to accommodate the growing support needs of the company and to reduce the rental cost per square foot. Payments under this agreement are:

•	$6,000 per month from April 1 to June 30, 2006
•	$7,855 per month from July 1, 2006 to March 31, 2007
•	$8,091 per month from April 1, 2007 to March 31, 2008
•	$8,333 per month from April 1, 2008 to March 31, 2009

On February 15, 2006, the Company entered into a third party agreement to lease an Elphinstone R-1300 loader for a period of 36 months ending in February 2009 in the amount of $6,776 per month. This equipment will be used at French Gulch.

Consulting Agreements

On August 25, 2005, the Company entered into a third party personal services agreement for investor communications and financial consulting for a 12-month term. Terms of this agreement include a fee of $5,000 per month, 75,000 shares of common stock on contract signing, plus an additional 225,000 shares after 3 months. This agreement was terminated on December 2, 2005. Per the termination agreement, Bullion River Gold issued 75,000 shares and paid a final severance fee of $6,300 in January 2006.

On October 3, 2005, the Company entered into a third party agreement for a period of 12 months to provide investor relations consulting from November 1, 2005 until October 31, 2006. Payment under this agreement is $3,000 per month and may be terminated at any time after 6 months.

On December 8, 2005, the Company entered into a third party agreement for investor relations services to present Bullion River in Germany and other European countries for disseminating investor relations information and creating awareness of Bullion River in Switzerland and other German-speaking areas of Europe. This contract is for 12 months and will continue from December 8, 2005 until December 7, 2006. Payments under this agreement are $5,000 per month, paid quarterly.

On March 1, 2006, the Company entered into an agreement with a third party to provide regular monthly Information Technology support to maintain system and data integrity. This is a 12-month agreement with payments of $499 per month. This will reduce hourly service rates.

NOTE 9 - RELATED PARTY TRANSACTIONS

As of March 31, 2006, there are no related party transactions.

As part of the option agreement between North Fork and a company controlled by the Bullion River president, North Fork granted a net smelter royalty of 1.5% on the 42 unpatented mineral claims to the company president. No transactions have resulted from this agreement.

NOTE 9 - RELATED PARTY TRANSACTIONS

As of March 31, 2006, there are no related party transactions.

As part of the option agreement between North Fork and a company controlled by the Bullion River president, North Fork granted a net smelter royalty of 1.5% on the 42 unpatented mineral claims to the company president. No transactions have resulted from this agreement.

NOTE 10 - SUBSEQUENT EVENTS

On April 28, the Company raised $1,000,000 in cash from the $0.50 per unit offering and issued 2,000,000 restricted units to one subscriber.

On May 2, the Company raised $133,334 in cash from the exercise of 266,667 warrants at $0.50 per unit from two subscribers.

On May 3, the Company raised $66,667 in cash from the exercise of 133,334 warrants at $0.50 per unit from one subscriber.

On May 4, the Company raised $20,000 in cash from 40,000 shares subscribed.

PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The only statute, chart provision, bylaw, contract, or other arrangement under which any controlling person, director, or officer of Bullion River or the Subsidiaries is insured or indemnified in any manner against any liability that he may incur in his capacity as such is as follows:

1.	Section 5 of the Bylaws of Bullion River, filed as Exhibit 3.2; and

2.	Nevada Revised Statutes Chapter 78 - Private Corporations.

The general effect of the foregoing is to indemnify a control person, officer or director from liability, thereby making Bullion River responsible for any expenses or damages incurred by such control person, officer or director in any action brought against them based on their conduct in such capacity, provided they did not engage in fraud or criminal activity.

Other Expenses of Issuance and Distribution

Bullion River will pay all expenses in connection with the registration and sale of the common stock by the selling stockholders. The estimated expenses of issuance and distribution are set forth below.

Expense	Cost
SEC registration fee	$4,000.00	estimated
Transfer Agent fee	$2,500.00	estimated
Printing expenses	$1,500.00	estimated
EDGAR filing fees	$3,000.00	estimated
Accounting fees and expenses	$10,000.00	estimated
Legal fees and expenses	$25,000.00	estimated
Total (estimate)	$46,000.00

RECENT SALE OF UNREGISTERED SECURITIES

In the past three fiscal years, Bullion River has sold the following securities that were not registered under the Securities Act of 1933.

On March 18, 2004, Bullion River issued 30,000 restricted common shares at $1.00 per share to KM Exploration Ltd. pursuant to Section 4(2) of the Securities Act of 1933. The 30,000 restricted common shares were issued as an option payment pursuant to the terms and conditions of the option agreement for the Thomas Creek Property. The offering was not a public offering and was not accompanied by any general advertisement or any general solicitation and no one was paid any commissions in connection with the sale of the restricted common shares.

Also, on March 18, 2004, Bullion River issued 30,000 restricted common shares at $1.00 to Jacob Margolis pursuant to Section 4(2) of the Securities Act of 1933. Jacob Margolis was in possession of all material information relating to Bullion River. The 30,000 restricted common shares were issued as a consultant fee pursuant to the terms and conditions of a consultant agreement between Bullion River and Jacob Margolis. See Exhibit 10.6 - Consulting Agreement for more details. The offering was not a public offering and was not accompanied by any general advertisement or any general solicitation and no one was paid any commissions in connection with the sale of the restricted common shares.

Also, on March 18, 2004, Bullion River issued 25,000 restricted common shares at $1.00 to Jacob Margolis pursuant to Section 4(2) of the Securities Act of 1933. Jacob Margolis was in possession of all material information relating to Bullion River. The 25,000 restricted common shares were issued as a finder’s fee for locating of the Painted Hills Property. The offering was not a public offering and was not accompanied by any general advertisement or any general solicitation and no one was paid any commissions in connection with the sale of the restricted common shares.

On July 20, 2004, Bullion River issued 30,000 restricted common shares at $1.00 to Glenn Blachford pursuant to Section 4(2) of the Securities Act of 1933. Glenn Blachford was in possession of all material information relating to Bullion River. The 30,000 restricted common shares were issued as a one time consultant fee in accordance with the terms and conditions of the consultant agreement, which was approved by the directors on June 1, 2004. The offering was not a public offering and was not accompanied by any general advertisement or any general solicitation and no one was paid any commissions in connection with the sale of the restricted shares.

PRIOR PRIVATE OFFERING

Class B1 Offering

On February 6, 2004, Bullion River authorized the issuance of up to 2,000,000 units at an offering price of $1.00 per unit (the “Class B1 Offering”). Each unit consists of one restricted common share and one restricted Class B1 warrant. Each restricted Class B1 warrant is convertible into one restricted common share. The restricted Class B1 warrant was initially exercisable for two years, and subsequently increased to three years, at an exercise price of $1.50 per Class B1 warrant. Bullion River raised $1,225,000 (1) from the Class B1 Offering, which had three closing between April 2004 and September 2004, and issued an aggregate 1,225,000 restricted common shares and restricted Class B1 warrants to the subscribers listed below.

Name of Subscriber	Number of Units		Consideration

Karno Capital Corp.	750,000		$750,000

Strategic Chance Limited	225,000		$225,000

James Ladner	50,000		$50,000

Craswell Financial Inc.	200,000	(1)	$200,000

Total	1,225,000		$1,225,000

(1) These units represent a settlement of debt with the lender in the amount of $200,000. See below for more information.

The 1,225,000 units were issued for investment purposes in a “private transaction”. Bullion River relied upon Section 4(2) of the Securities Act of 1933 and Rule 903 of Regulation S. Management is satisfied that the requirements of the exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 have been fully complied with, which exemption is specified by the provisions of Section 4(2) of that Act and Regulation S promulgated pursuant to that Act by the Securities and Exchange Commission. The offering was not a public offering and was not accompanied by any general advertisement or any general solicitation. Bullion River received from each subscriber a completed and signed subscription agreement containing certain representations and warranties, including, among others, that (a) the subscriber was not a U.S. person, (b) the subscriber subscribed for the shares for their own investment account and not on behalf of a U.S. person, and (c) there was no prearrangement for the sale of the shares with any buyer. No offer was made or accepted in the United States and the share certificates representing the shares and the warrant certificates representing the warrants have been legended with the applicable trading restrictions.

Also, as part of the Class B1 Offering, Bullion River converted a loan of $200,000 on September 29, 2004 and issued 200,000 restricted common shares and 200,000 restricted Class B1 warrants to the lender, Craswell Financial Inc. The loan was made from Apollo Holdings Limited initially. Subsequently, Bullion River was advised that the loan had been assigned to Craswell Financial Inc. and that Craswell Financial Inc. had agreed to settle the debt with units. However, Bullion River has yet to receive a signed assignment agreement from the parties. As a result, Bullion River will hold the units in trust on behalf of the lender until the signed assignment is delivered to Bullion River. Bullion River relied upon Section 4(2) of the Securities Act of 1933 and Rule 903 of Regulation S. Management is satisfied that the requirements of the exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 have been fully complied with, which exemption is specified by the provisions of Section 4(2) of that Act and Regulation S promulgated pursuant to that Act by the Securities and Exchange Commission. Bullion River received from the lender a completed and signed subscription agreement containing certain representations and warranties, including, among others, that (a) the subscriber was not a U.S. person, (b) the subscriber subscribed for the shares for their own investment account and not on behalf of a U.S. person, and (c) there was no prearrangement for the sale of the shares with any buyer. The offer to settle was not made or accepted in the United States and the share certificates representing the shares and the warrant certificates representing the warrants have been legended with the applicable trading restrictions.

Class B2 Offering

On September 8, 2004, Bullion River authorized the issuance of up to 5,000,000 units at an offering price of $0.75 per unit (the “Class B2 Offering”). Each unit consists of one restricted common share and one restricted Class B2 warrant. Each restricted Class B2 warrant is convertible into one restricted common share. The restricted Class B2 warrant was initially exercisable for two years, and subsequently increased to three years, at an exercise price of $1.00 per warrant. Bullion River raised $3,092,728 from the Class B2 Offering, which had 11 closings between September 29, 2004 and May 5, 2005, and issued an aggregate 4,123,637 restricted common shares and 4,123,637 restricted Class B2 warrants to the subscribers listed below.

Name of Reg S Subscriber (Class B2)	Number of Units		Consideration
	93,334	(1)	70,000
Undershot Overseas Limited

Kinnaman Trading Company Limited	200,000		150,000

Global Access Fund Limited	333,334		250,000

Undershot Overseas Limited	466,667		350,000

Antonia Hochwimmer	7,000		5,250

Hannah Hochwimmer	7,000		5,250

Heinz Hoefliger	27,000		20,250

Willy Huber	27,000		20,250

Susanne Schon	25,000		18,750

Gerhard Sparrer	14,000		10,500

Dr. Peter-Paul Stengel	33,500		25,125

Luitpold von Finck	33,500		25,125

4P Management Partners S.A.	50,000		37,500

Anfield Sujir Kennedy & Durno	56,000		42,000

Ursula S. Ulrich	50,000		37,500

Axino AG	50,000		37,500

Double U Master Fund, L.P.	133,333	100,000

SIBEX Capital Fund Inc.	368,000	276,000

Ralf Sommer	50,000	37,500

Timeless Precious Metal Fund Sicau P.L.C.	70,000	52,500

Wolfgang Seybold	100,000	75,000

Michael Wilhelm	25,000	18,750

daCosta Management Corp.	100,000	75,000

Michael Bunkherr	50,000	37,500

Andreas H’se	170,000	127,500

Sven Olsson	100,000	75,000

Antonia Hochwimmer	20,000	15,000

Hannah Hochwimmer	20,000	15,000

Martin Bartels	6,667	5,000

Karl-Heinz Illenseer	50,000	37,500

Attila John Gyorody	30,000	22,500

Rene Von Gunten	50,000	37,500

Beskivest Chart Ltd.	150,000	112,500

Dr. Frank W.A.A. Lucas	33,300	24,975

Marc A. Huber	60,000	45,000

Wolfgang Seybold	50,000	37,500

Scott Hunter	103,334	77,500

Imad Lakkis	14,000	10,500

Shires Ltd.	100,000	75,000

Toshio Chuman	30,000	22,500

Crescent International Ltd.	300,000	225,000

Blumfield Investments Inc.	133,334	100,000

Alpha Capital AG	333,334	250,000
	4,123,637	3,092,725
Total

(1) These units represent a settlement of debt with the lender in the amount of $70,000. See below for more information.

The 4,123,637 units were issued for investment purposes in a “private transaction”. Bullion River relied upon Section 4(2) of the Securities Act of 1933 and Rule 903 of Regulation S. The offering was not a public offering and was not accompanied by any general advertisement or any general solicitation. Bullion River received from each subscriber a completed and signed subscription agreement containing certain representations and warranties, including, among others, that (a) the subscriber was not a U.S. person, (b) the subscriber subscribed for the shares for their own investment account and not on behalf of a U.S. person, and (c) there was no prearrangement for the sale of the shares with any buyer. None of these restricted units were offered or accepted in the United States and the share certificates representing the shares and the warrant certificates representing the warrants have been legended with the applicable trading restrictions.

Also, as part of the Class B2 Offering, Bullion River raised $1,874,956 from the Class B2 Offering from U.S. subscribers. There were eight closings between December 10, 2004 and May 2, 2005, and issued an aggregate 2,499,941 restricted common shares and 2,499,941 restricted Class B2 warrants to the subscribers listed below.

Name of Subscriber	Number of Units	Consideration
Professional Traders Fund, LLC	133,333	$100,000
Abundance Partners LP	50,000	$37,500
Nite Capital L.P.	200,000	$150,000
Kenneth Richer	66,600	$49,950
Abundance Partners LP	50,000	$37,500
Montaheno Investment, LLC	133,334	$100,000
Magnus Capital NY	66,667	$50,000
Arthur deWitt Ackermann	66,667	$50,000
Edwin Barretto	133,334	$100,000
Wendy Ramsay	100,000	$75,000
Lyn Segal	20,000	$15,000
Basso Private Opportunity Holding Fund Ltd.	61,334	$46,000
Basso Multi-Strategy Holding Fund Ltd.	205,334	$154,000
First Mirage, Inc.	133,334	$100,000
Larry DiPriest	50,000	$37,500
Carolyn Troob	20,000	$15,000
Truk Opportunity Fund, LLC	313,334	$235,000
Truk International Fund, LP	20,000	$15,000
Puritan LLC	133,334	$100,000
AS Capital Partners, LLC	66,667	$50,000
Notzer Chesed	133,334	$100,000
Mordechai Vogel	66,667	$50,000
Simon Vogel	66,667	$50,000
Tower Paper Co. Inc. Retirement Plan	66,667	$50,000
William Newbauer	10,000	$7,500
TCMP[3] Partners	133,334	$100,000
Total	2,499,941	$1,874,956

The 2,499,941 units were issued for investment purposes in a “private transaction”. Management was satisfied that the requirements of the exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 were fully complied with, which exemption is specified by the provisions of Section 4(2) of that Act and Rule 506 Regulation D promulgated pursuant to that Act by the Securities and Exchange Commission. Specifically, the offer was made to only accredited investors, as that term is defined under applicable federal and state securities laws. The share certificates representing the shares and the warrant certificates representing the warrants have been legended with the applicable trading restrictions.

Bullion River paid the following amounts for finder’s fees for the Class B2 offering to U.S. subscribers:

Name of Subscriber	Commission		Cash		Number of Warrants

Professional Traders Fund, LLC	1.50%		$-	(1)	2,000

vFinance Investments, Inc.	8.00%		$58,115		63,467	(2)

Dunwoody Asset Management, LLC	8.00%		$22,000		22,000

DermaPlus, Inc.	7.11%	(3)	$133,280		133,280

Barry Downs	8.00%		$7,600		7,600

(1)  This finder also received 2,000 common shares as part of its finder’s fee valued at $1,500, but did not receive any cash.

(2) This number represents an aggregate number of warrants issued to six agents in their capacity as placement agents. See footnote #2 of the Class B2 Warrant table beginning on page 13 for more information.

(3) This number represents an average of the commissions received, which were 8% on $1 million, 9% on $350,000, 3% on $376,000, and 7% on $150,000.

Finally, as part of the Class B2 Offering, Bullion River converted a loan of $70,000 on September 29, 2004 and issued 93,334 restricted common shares and restricted Class B2 warrants to the lender, Undershot Overseas Limited. Bullion River relied upon Section 4(2) of the Securities Act of 1933 and Rule 903 of Regulation S. Management is satisfied that the requirements of the exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 have been fully complied with, which exemption is specified by the provisions of Section 4(2) of that Act and Regulation S promulgated pursuant to that Act by the Securities and Exchange Commission. Bullion River received from the lender a completed and signed subscription agreement containing certain representations and warranties, including, among others, that (a) the subscriber was not a U.S. person, (b) the subscriber subscribed for the shares for their own investment account and not on behalf of a U.S. person, and (c) there was no prearrangement for the sale of the shares with any buyer. The offer to settle was not made or accepted in the United States and the share certificates representing the shares and the warrant certificates representing the warrants have been legended with the applicable trading restrictions.

On November 17, 2004, the Board of Directors approved the amendment to all issued and outstanding warrants by changing the term of the warrants from two years to three years and changed the terms of the $0.75 unit offering so that each new warrant issued would be for a term of three years.

Subsequently, on February 28, 2005, the Board of Directors approved the increase of the $0.75 unit offering up to a maximum of 7 million units from 5 million units.

Pursuant to the terms of the Purchase Agreement (“Class B2 Shares”) granted to purchasers in the Prior Private Offering, Bullion River agreed to grant to such purchasers additional shares if in connection with a future financing the company issued any shares of its Common Stock at a purchase price lower than the share price for the Class B2 Shares. In light of the purchase price used in the New Private Offering, the company granted to the subject purchasers 1,717,293 additional shares of its common stock January 17, 2006. There were 166,667 shares issued as Class B Shares in error and the company has recalled those.

Pursuant to the terms of an oral agreement between the company and certain purchasers in the Prior Private Offering, Bullion River agreed to grant such purchasers additional shares if in connection with a future financing the company granted shares with a price lower than the price for the Class B2 Shares. In light of the exercise price for the Shares in the New Private Offering, the company granted to the subject purchasers 207,334 additional shares of its common stock on January 17, 2006.

NEW PRIVATE OFFERING

Bullion River authorized the issuance of up to 21,463,391 units at an offering prices of $0.50 and $0.75 per unit for the New Private Offering. Of these 21,463,391 units, 20,896,005 units consist of one restricted common share and one restricted share purchase warrant. Each restricted Warrant is convertible into one restricted common share. The restricted Warrant was exercisable for either eighteen months or two years. The exercise price is either $0.75 or $1.00 per warrant. Bullion River raised $11,120,255 from the New Private Offering, and issued an aggregate of 20,896,005 units to the subscribers listed below, each consisting of 20,896,005 restricted common shares and 20,896,005 restricted Warrants.

REG S ISSUANCES

Name of Subscriber (Reg S)	Number of Units	Consideration
Ursula Ulrich	50,000	$25,000
Roger Mulhaupt	764,000	$382,000
Ulex Holdings S.A.	480,000	$240,000
Silver Road Company	300,000	$150,000
Elton Participation Group	5,600,000	$2,800,000
Peter-Paul Stengel	350,000	$175,000
Gabriele Stengel	50,000	$25,000
Beskivest Chart Ltd.	200,000	$100,000
Joachim Lehnert	20,000	$10,000
Wolfgang Duewelhenke	20,000	$10,000
Antonia Hochwimmer	27,000	$13,500
Hannah Hochwimmer	27,000	$13,500
Haywood Securities, Inc.	50,000	$25,000
Susanne Schoen	50,000	$25,000
4P Management Partners	50,000	$25,000
Heinz Hoefliger	127,000	$63,500
Swiss First	300,000	$150,000
John Bradley Olding	100,000	$50,000
Oliver Bierhoff	100,000	$50,000
Glynn Fisher	100,000	$50,000
Willy Huber	27,000	$13,500
General Research	150,000	$75,000
Herbert Wyss	20,000	$10,000
Van Goethem & Partner AG	500,000	$250,000
Marcus Bernold	115,000	$57,500
Peter Bernold	10,000	$5,000
Andreas Pliakas	100,000	$50,000
Ernst Baer	80,000	$40,000
Kerstin Schuerch-Rupp	55,000	$27,500
Arvid Hinnen	50,000	$25,000
Martin Hitz	50,000	$25,000
Manfred Mauch	20,000	$10,000

	Tomasz Wagner	20,000	$10,000
	Global Business Partners	200,000	$100,000
	Aroma Patent & Licensing	410,000	$205,000
(1)	Roland Kesselring	115,000	$-
(1)	Tell Capital	135,000	$-
	Jasmin Kolar-Hoefliger	15,000	$7,500
	Elton Participation Group	2,000,000	$1,000,000
	Willy Huber	40,000	$20,000
	Susanne Schoen	100,000	$50,000
	Karsten Behrens	25,000	$12,500
	Swiss First	200,000	$100,000
	Arnd Kaltofen-Ehmann	15,000	$7,500
	Barbara Thurner	15,000	$7,500
	Gerd Weger	200,000	$100,000
	Rashid Ahmed	16,500	$8,250
	Shane Mortimer	8,500	$4,250
	Engelbert Hormannsdorfer	40,000	$20,000
	Angela Hochwimmer	50,000	$25,000
	Ingo Brehme	40,000	$20,000
	Lars Lindquist	20,000	$10,000
	Laguana Partners Ltd.	20,000	$10,000
	Christopher Paterson	100,000	$50,000
	Heinz Hoefliger	100,000	$50,000
	4P Management Partners SA	60,000	$30,000
	DKR Soundshore Oasis Holding Fund Ltd.	333,334	$250,001
	Roger Muelhaupt	140,000	$105,000
	Rodney Towers	25,000	$18,750
(1)	4P Management Partners SA	110,000
	Aroma Patent & Licensing - Finder Fees	200,000	$100,000
	AMG Trust	50,000	$37,500

		14,745,334	$7,329,751

(1)	For services rendered.

The 14,745,334 units were issued for investment purposes in a “private transaction”. Bullion River relied upon Section 4(2) of the Securities Act of 1933 and Rule 903 of Regulation S. Management is satisfied that the requirements of the exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 have been fully complied with, which exemption is specified by the provisions of Section 4(2) of that Act and Regulation S promulgated pursuant to that Act by the Securities and Exchange Commission. The offering was not a public offering and was not accompanied by any general advertisement or any general solicitation. Bullion River received from each subscriber a completed and signed subscription agreement containing certain representations and warranties, including, among others, that (a) the subscriber was not a U.S. person, (b) the subscriber subscribed for the shares for their own investment account and not on behalf of a U.S. person, and (c) there was no prearrangement for the sale of the shares with any buyer. No offer was made or accepted in the United States and the share certificates representing the shares and the warrant certificates representing the warrants have been legended with the applicable trading restrictions.

On January 18, 2006, Bullion River issued 250,000 restricted common shares at $0.50 to Tell Capital AG pursuant to Section 4(2) of the Securities Act of 1933. Tell Capital AG was in possession of all material information relating to Bullion River. The 250,000 restricted common shares were issued as a one time fee in consideration for services rendered in accordance with the terms and conditions of the consultant agreement, which was approved by the directors on December 12, 2005. The 250,000 restricted common shares were issued as follows: 115,000 shares to Roland Kesselring and 135,000 shares to Tell Capital AG. The offering was not a public offering and was not accompanied by any general advertisement or any general solicitation and no one was paid any commissions in connection with the sale of the restricted shares. There were no warrants associated with these units.

On July 24 2006, Bullion River issued 110,000 restricted common shares at $0.50 to 4P Management Partners, SA pursuant to Section 4(2) of the Securities Act of 1933. 4P Management Partners SA was in possession of all material information relating to Bullion River. The 110,000 restricted common shares were issued as a one time fee in consideration for services rendered in accordance with the terms and conditions of the consultant agreement, which was approved by the directors on July 24, 2006. The offering was not a public offering and was not accompanied by any general advertisement or any general solicitation and no one was paid any commissions in connection with the sale of the restricted shares. There were 110,000 warrants associated with these units with an exercise price of $.75 and an expiry date of July 24, 2008.

Bullion River paid the following amounts for finder’s fees for the New Private Offering to non-U.S. subscribers:

Name of Subscribers	Blended Commission	Compensation	Warrants
Axino AG	9.3%	70,950	138,400
Aroma Patent & Licensing	10.0%	405,000	540,003
Global Business Partners	3.1%	100,000	0
Tell Capital AG	10.0%	51,000	102,000
Robert Schnell	5.0%	5,250	7,000
Total		$632,200	787,403

Also, as part of the New Private Offering, Bullion River raised $3,790,504 from the New Private Offering from U.S. subscribers. The company issued an aggregate of 6,718,057 units to the subscribers listed below. Of these 6,718,057 restricted common shares, there were 6,510,671 restricted warrants issued.

REG D ISSUANCES

	Name of Subscriber (Reg D)	Number of Units	Consideration
	Schlumberger Master Pension	605,100	$302,550
	Alexander Dawson Foundation	183,600	91,800
	Conrad Hilton Foundation	447,300	223,650
	Dekko Foundation	147,000	73,500
	Hyde Park Foundry & Machine Pension	22,200	11,100
	Southside Hospital	94,800	47,400
	AES Capital Partners	150,000	75,000
	AU Capital LP	200,000	100,000
	Marjorie Gorelik	60,000	30,000
	Alfred Haber	180,000	90,000
	Sandra Proshan	100,000	50,000
	Abundance Partners LP	160,000	80,000
	PSH Management	250,000	125,000
	Alan Grayson	400,000	200,000
(1)	Chris Hanneman	75,000	-
	Alfred Haber	90,000	45,000

	Darryl Chen	100,000	50,000
(1)	Dan Graves	32,386
	PHS Management	1,000,000	500,000
	Alfred Haber	180,000	90,000
	AU Capital	100,000	75,000
	Goldberg Partners, LP	133,334	100,001
	AES Capital Partners, LP	66,667	50,000
	Abundance Partners LP	66,667	50,000
	Abundance Partners LP	133,334	100,001
	Dennis Shaya	133,334	100,001
	Majorie L Gorelik	26,667	20,000
	Andrew Williams	40,000	30,000
	David Geller	100,000	75,000
	Gordon Seto	33,334	25,001
	Washington Niagra Mining Partnership	234,000	175,500
	Robert Shaya	80,000	60,000
	Simon Vogel	40,000	30,000
	David Bloom	53,334	40,001
	Saul Kessler	66,667	50,000
	Mordechai Vogel	40,000	30,000
	Basu Biosciences, LP	133,334	100,001
	Alan Grayson	500,000	375,000
	AS Capital	26,667	20,000
(1)	Think Capital LLC	100,000
	Randy Saluck	133,334	100,000

	Total Reg D Issuance	6,718,057	$3,790,504

(1)	For services rendered.

The 6,718,057 units were issued for investment purposes in a “private transaction”. Management was satisfied that the requirements of the exemption from the registration and prospectus delivery requirements of the Securities Act of 1933 were fully complied with, which exemption is specified by the provisions of Section 4(2) of that Act and Rule 506 Regulation D promulgated pursuant to that Act by the Securities and Exchange Commission. Specifically, the offer was made to only accredited investors, as that term is defined under applicable federal and state securities laws. The share certificates representing the shares and the warrant certificates representing the warrants have been legended with the applicable trading restrictions.

On January 18, 2006, Bullion River issued 75,000 restricted common shares at $0.50 to Christine Hanneman pursuant to Section 4(2) of the Securities Act of 1933. Christine Hanneman was in possession of all material information relating to Bullion River. The 75,000 restricted common shares were issued as a settlement payment for services rendered in accordance with the terms and conditions of the settlement agreement, which was approved by the directors on January 12, 2006. The offering was not a public offering and was not accompanied by any general advertisement or any general solicitation and no one was paid any commissions in connection with the sale of the restricted shares. No warrants were issued with these shares.

On May 20, 2006, Bullion River issued 32,386 restricted common shares to Mr. Graves as a condition of his resignation effective May 31, 2006. No warrants were issued with these shares.

As part of this offering, Bullion River agreed to reduce the Property Purchase Price in its Agreement with the Washington-Niagra Mining Partnership by $175,500 and instead issue 234,000 units as a partial payment. Washington-Niagra Mining Partnership was in possession of all material information relating to Bullion River.

On July 18, 2006, Bullion River issued 100,000 restricted common shares at $0.75 to Think Capital LLC pursuant to Section 4(2) of the Securities Act of 1933. Think Capital was in possession of all material information relating to Bullion River. The 100,000 restricted common shares were issued as a payment for services rendered in accordance with the terms and conditions of a finder’s agreement, which was approved by the directors on July 18, 2006. The offering was not a public offering and was not accompanied by any general advertisement or any general solicitation and no one was paid any commissions in connection with the sale of the restricted shares. No warrants were issued with these shares.

Bullion River paid the following amounts for finder’s fees for the New Private Offering to U.S. subscribers:

Name of Subscribers	Blended Commission	Compensation	Warrants
Paul Haber	10.0%	$138,000	276,000
Think Capital LLC	1.6%	$18,450	36,900
M&S Equities	10.0%	$15,000	20,000
AMG Trust	10.0%	$37,500	50,000
Brighton Capital	10.0%	$2,000	2,000

Total		$210,950	384,900

EXHIBITS

The following Exhibits are filed as part of this Registration Statement, pursuant to Item 601 of Regulation S-B. All Exhibits have been included unless otherwise noted.

Exhibit	Description
3.1	Articles of Incorporation filed as an Exhibit to Bullion River Gold Corp’s registration statement on Form SB-2 filed on May 13, 2002, and incorporated herein by reference.	Filed
3.2	Bylaws filed as an Exhibit to Bullion River Gold Corp’s registration statement on Form SB-2 filed on May 13, 2002, and incorporated herein by reference.	Filed
3.3
Certificate of Amendment to Articles of Incorporation changing the registrant’s name to Bullion River Gold Corp. filed as an Exhibit to Bullion River’s Form 10-KSB filed on April 14, 2004, and incorporated herein by reference.

Filed
5.1	Opinion of Branden T. Burningham, Esq., regarding the legality of the securities being registered.	Included
10.1
Assignment Agreement dated January 9, 2004 between Antone Canyon Mining Corp. and Golden Spike Mining filed as an attached exhibit to Bullion River Gold Corp.’s Form 8-K (Current Report) filed on January 28, 2004, and incorporated herein by reference.

Filed
10.2
Assignment Agreement dated February 18, 2004 between Corcoran Canyon Mining Corp. and Golden Spike Mining filed as an attached exhibit to Bullion River Gold Corp.’s Form 8-K (Current Report) filed on March 2, 2004, and incorporated herein by reference.

Filed
10.3
Assignment Agreement dated February 19, 2004 between Cimarron Mining Corp. and Golden Spike Mining filed as an attached exhibit to Bullion River’s Form 8-K (Current Report) filed on March 3, 2004, and incorporated herein by reference.

Filed
10.4
Assignment Agreement dated February 20, 2004 between Thomas Creek Mining Corp. and Golden Spike Mining filed as an attached exhibit to Bullion River Gold Corp.’s Form 8-K (Current Report) filed on March 8, 2004, and incorporated herein by reference.

Filed
10.5
Assignment Agreement dated February 23, 2004 between North Fork Mining Corp. and Golden Spike Mining filed as an attached exhibit to Bullion River Gold Corp.’s Form 8-K (Current Report) filed on March 9, 2004, and incorporated herein by reference.

Filed
10.6
Consultant Agreement dated December 1, 2003 between Dynasty International Corporation and Jacob H. Margolis filed as an Exhibit to Bullion River’s Form 10-KSB filed on April 14, 2004, and incorporated herein by reference.

Filed
23.1	Consent of Hall & Company dated January 23, 2006.	Included
23.2	Consent of Branden T Burningham Esq (contained in Exhibit 5.1).	Included
23.3	Consent of HJ & Associates, LLC dated July 26, 2006	Included

UNDERTAKINGS

Regarding indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. If a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, Bullion River will, unless in the opinion of its counsel, the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act if 1933 and will be governed by the final adjudication of such issue.

The undersigned registrant undertakes:

1.	To file, during any period in which it offers or sells securities, a post-effective amendment to this registration statement to:

(i)	Include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)
Reflect in the prospectus any facts or events which, individually or together, represent a fundamental change in the information in the registration statement; and nothwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securiteis offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rle 424(b) if, in the aggregate, the changes in the volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

(iii)	Include any additional or changed material information on the plan of distribution.

2.
For determining liability under the Securities Act, treat each post-effective amendment as a new registration statement of the securities offered, and the offering of the securities at that time to be the initial bona fide offering.

3.	To file a post-effective amendment to remove from registration any of the securities that remain unsold at the end of the offering.

4.
For determining liability of the undersigned small business issuer under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned small business issuer undertakes that in a primary offering of securities of the undersigned small business issuer pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned small business issuer will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned small business issuer relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned small business issuer or used or referred to by the undersigned small business issuer;

(iii)
The portion of any other free writing prospectus relating to the offering containing material information about the undersigned small business issuer or its securities provided by or on behalf of the undersigned small business issuer; and

(iv)	Any other communication that is an offer in the offering made by the undersigned small business issuer to the purchaser.

5.
Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the small business issuer pursuant to the foregoing provisions, or otherwise, the small business issuer has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the small business issuer of expenses incurred or paid by a director, officer or controlling person of the small business issuer in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the small business issuer will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

6.
Each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing of this amended Form SB-2 Registration Statement and has duly caused this Form SB-2 Registration Statement to be signed on its behalf by the undersigned duly authorized person, in Reno, Nevada, on this 28th day of July 2006.

Bullion River Gold Corp.

By:	/s/ Nancy B. Huber
Nancy B. Huber Chief Financial Officer

Pursuant to the requirements of the Securities Act of 1933, the following persons in their capacities and on the dates indicated have signed this Form SB-2 Registration Statement:

Signature	Title	Date
/s/ Peter Kuhn Peter Kuhn	President, Treasurer, Corporate Secretary, and Director (Principal Executive Officer)	July , 2006
/s/ Nancy B. Huber Nancy B. Huber	Chief Financial Officer (Principal Financial and Accounting officer)	July , 2006